              As filed with the Securities and Exchange Commission.

                                                      '33 Act File No. 333-49112

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-1

                   REGISTRATION STATEMENT UNDER THE SECURITIES

                                   ACT OF 1933

                                 AMENDMENT NO. 2

                        NATIONWIDE LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                      OHIO

         (State or other jurisdiction of incorporation or organization)

                                       63

            (Primary Standard Industrial Classification Code Number)

                                   31-4156830

                      (IRS Employer Identification Number)

                   ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215

             (Principal Executive Offices of Registrant) (Zip Code)
    PATRICIA R. HATLER, SECRETARY, ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215

                            TELEPHONE: (614) 249-7111
        (Name, address, zip code, telephone number of agent for service)


          Approximate date of proposed sale to the public: May 1, 2001


If any securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         FLEXIBLE PURCHASE PAYMENT MODIFIED GUARANTEED ANNUITY CONTRACTS

                      Supporting Guaranteed Period Options

                                    Issued by

                        NATIONWIDE LIFE INSURANCE COMPANY

                              One Nationwide Plaza
                              Columbus, Ohio 43215
                            Telephone: 1-800-848-6331


                   The date of this prospectus is May 1, 2001.





THIS PROSPECTUS SHOULD BE READ CAREFULLY AND MAINTAINED FOR FUTURE REFERENCE.

SUMMARY INFORMATION

This prospectus describes Flexible Purchase Payment Modified Guaranteed Annuity Contracts supporting investment options referred to as Guaranteed Period Options, offered by Nationwide Life Insurance Company ("Nationwide").

Guaranteed Period Options provide for guaranteed interest rates to be credited over specified durations (referred to as "Guaranteed Periods"). Three (3), four
(4), five (5), six (6), seven (7), eight (8), nine (9), and ten (10) year Guaranteed Period Options are available. The minimum amount that may be allocated to a Guaranteed Period Option is $1,000. An interest rate determined by Nationwide ("Specified Interest Rate") is guaranteed to be credited for the duration of the Guaranteed Period on a daily basis, resulting in a guaranteed annual effective yield. Different interest rates apply to each Guaranteed Period Option and are determined and guaranteed by Nationwide in its sole discretion.

--------------------------------------------------------------------------------
GUARANTEED PERIOD OPTIONS WILL PRODUCE A GUARANTEED ANNUAL EFFECTIVE YIELD AT THE SPECIFIED INTEREST RATE SO LONG AS AMOUNTS INVESTED ARE NEITHER WITHDRAWN NOR TRANSFERRED PRIOR TO THE END OF THE GUARANTEED PERIOD. WITHDRAWALS FOR ANY REASON PRIOR TO THE EXPIRATION OF THE GUARANTEED PERIOD, EXCEPT FOR PAYMENT OF THE DEATH BENEFIT, ARE SUBJECT TO A MARKET VALUE ADJUSTMENT AND MAY BE SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE. TRANSFERS BETWEEN GUARANTEED PERIOD OPTIONS PRIOR TO THE EXPIRATION OF A GUARANTEED PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT, BUT ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE. HOWEVER, ANY AMOUNT TRANSFERRED TO A NEW GUARANTEED PERIOD PRIOR TO MATURITY WILL BE SUBJECT TO A NEW CONTINGENT DEFERRED SALES CHARGE SCHEDULE.

--------------------------------------------------------------------------------

Nationwide established the Nationwide Multiple Maturity Separate Account-2, pursuant to Ohio law, to aid in reserving and accounting for Guaranteed Period Option obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the Guaranteed Period Options. Amounts allocated to the Guaranteed Period Options are generally invested in fixed income investments purchased by Nationwide. Contract owners allocating amounts either to a Guaranteed Period Option or the Transition Account have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account-2.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE GUARANTEED PERIOD OPTIONS DESCRIBED IN THIS PROSPECTUS MAY NOT BE AVAILABLE IN ALL STATE JURISDICTIONS AND, ACCORDINGLY, REPRESENTATIONS MADE IN THIS PROSPECTUS DO NOT CONSTITUTE AN OFFERING IN SUCH JURISDICTIONS.

TABLE OF CONTENTS


Glossary....................................................
Synopsis of the Contracts...................................
     Minimum Initial and Subsequent
         Purchase Payments..................................
     Charges and Expenses...................................
     Annuity Payments.......................................
     Taxation...............................................
     Ten Day Free Look......................................
Types of Contracts .........................................
     Non-Qualified Contracts................................
     Individual Retirement Annuities (IRAs).................
     Simplified Employee Pension IRAs (SEP IRAs)............
     Simple IRAs............................................
     Roth IRAs..............................................
     Tax Sheltered Annuities................................
     Qualified Plans........................................
Investing in the Contract...................................
     Guaranteed Period Options..............................
         The Specified Interest Rate........................
         The Investment Period..............................
         Guaranteed Periods.................................
         Guaranteed Period Options at Maturity..............
     Transition Account.....................................
     Contingent Deferred Sales Charges......................
     Market Value Adjustment................................
         General Information Regarding the
              Market Value Adjustment.......................
         Interest Rate Swap.................................
         The Market Value Adjustment
              Formula.......................................
     Contract Ownership.....................................
         Joint Ownership....................................
         Contingent Ownership...............................
         Annuitant..........................................
         Contingent Annuitant...............................
         Beneficiary and
              Contingent Beneficiary........................
     Premium Taxes..........................................
     Right to Revoke........................................
     Transfers..............................................
     Surrenders (Redemptions)...............................
         Surrenders Under a Tax Sheltered
              Annuity.......................................
         Surrenders Under a Texas Optional
              Retirement Program or a Louisiana
              Optional Retirement Plan......................
     Assignment.............................................
     Annuitizing the Contract
         Annuitization......................................
         Annutization Date..................................
         Annuity Commencement Date..........................
         Fixed Payment Annuity..............................
         Frequency and Amount of
              Annuity Payments..............................
         Fixed Payment Annuity Options......................
Death Benefits..............................................
     Death of Contract Owner -
         Non-Qualified Contracts............................
     Death of Annuitant -
         Non-Qualified Contracts............................
     Death of Contract Owner/Annuitant......................
     Death Benefit Payment..................................
Required Distributions
     Required Distributions for
         Non-Qualified Contracts............................
     Required Distributions for
         Tax Sheltered Annuities............................
     Required Distributions for
         Individual Retirement Annuities, SEP IRAs, and
         Simple IRAs........................................
     Required Distributions for
         Roth IRAs..........................................
     New Minimum Required
         Distribution Rules.................................
Federal Tax Considerations
     Federal Income Taxes...................................
     Withholding............................................
     Non-Resident Aliens....................................
     Federal Estate, Gift, and Generation
         Skipping Transfer Taxes............................
     Charge for Tax.........................................
     Tax Changes............................................
Statements..................................................
Investments.................................................
Contracts and the Distribution (Marketing) of the
     Guaranteed Period Options..............................
Nationwide Life Insurance Company...........................
     Business...............................................
         Organization.......................................
         Business Segments..................................
         Ratings............................................
         Competition........................................
         Regulation.........................................
         Employees..........................................
     Properties.............................................
     Legal Proceedings......................................
     Submissions of Matters to a Vote of Security Holders... Market for Nationwide's Common Stock and
          Related Shareholder Matters.......................
     Selected Consolidated Financial Data...................
     Management's Narrative Analysis of the Results
          of Operations.....................................

         Results of Operations..............................
              Revenues......................................
              Benefits and Expenses.........................
              Sales Information.............................
         Business Segments..................................
              Individual Annuity............................
              Institutional Products........................
              Life Insurance................................
              Corporate.....................................
     Quantitative and Qualitative Disclosures About
         Market Risk........................................
         Market Risk Sensitive Financial Instruments........
             Interest Rate Risk.............................
             Asset/Liability Management Strategies to
                    Manage Interest Rate Risk...............
             Characteristics of Interest Rate Sensitive
                    Financial Instruments...................
             Equity Market Risk.............................
         Inflation..........................................
     Directors and Executive Officers.......................
     Executive Compensation.................................
         Compensation.......................................
         Performance Incentive Plan.........................
         Office of Investments Incentive Plan...............
         Executive Incentive Plan...........................
         Deferred Compensation Program......................
         Savings Plan.......................................
         Supplemental Defined Contribution Plan.............
         Nationwide Financial Services, Inc. 1996
             Long-Term Equity Compensation Plan.............
         Option/SAR Grants in Last Fiscal Year..............
         Aggregated Option/SAR Exercises in Last
             Fiscal Year and Fiscal Year-End
             Option/SAR Values..............................
         Aggregated Option/SAR Exercises in Last
             Fiscal Year and Fiscal Year-End Option/SAR
             Values for Villanova Capital, Inc.
             (a subsidiary of Nationwide Financial
             Services, Inc.)................................
         Pension Plans......................................
             Retirement Plan................................
             Excess and Supplemental Plans..................
     Compensation Committee Joint Report on
         Executive Compensation.............................
         Introduction.......................................
         Compensation Philosophy and Objectives.............
         Elements of 2000 Executive Compensation............
         Base Salaries......................................
         Annual Incentive Compensation......................
         Long-Term Incentive Compensation...................
         Nationwide Financial Services, Inc. 1996
              Long-Term Equity Compensation Plan ...........
              Compensation of the Chief Executive
                   Officers ................................
         Policy on Deductibility of Compensation............
              Nationwide Financial Services, Inc.'s
              Compensation Committee........................
              Nationwide Life Insurance Company
                   Compensation Committee...................
         Security Ownership of Certain Beneficial
              Owners and Management.........................
         Certain Relationships and Other Transactions.......
              Intercompany Agreement........................
              Federal Income Taxes..........................
              Lease.........................................
              Modified Coinsurance Agreements...............
              Cost Sharing Agreement........................
              Cash Management Agreements....................
              Repurchase Agreement..........................
              Transactions With Management And Others.......
      Exhibits, Financial Statement Schedules and Reports...
      Appendix..............................................

GLOSSARY

ANNUITIZATION DATE - The date the annuity payments begin.

ANNUITY COMMENCEMENT DATE - The date on which annuity payments are scheduled to begin. This date may be changed by the contract owner with Nationwide's consent.

CONTRACT VALUE - The sum of all amounts allocated to any of the Guaranteed Period Options plus any amount allocated to the Transition Account.

CONTRACT YEAR - Each year the Contract remains in force beginning with the date the Contract is issued.

GUARANTEED PERIOD - The period corresponding to a 3, 4, 5, 6, 7, 8, 9, or 10 year Guaranteed Period Option. Amounts allocated to a Guaranteed Period Option will be credited with a Specified Interest Rate over the corresponding guaranteed period, so long as such amounts are not withdrawn or transferred from the Guaranteed Period Option prior to the Maturity Date. The Guaranteed Period may last for up to 3 months beyond the 3, 4, 5, 6, 7, 8, 9, or 10 year anniversary of the allocation to the Guaranteed Period Option due to every Guaranteed Period ending on the final day of a calendar quarter.

GUARANTEED PERIOD OPTION YEAR - Each 12 month period beginning with the date a new allocation is made to a Guaranteed Period Option. New allocations include transfers from one Guaranteed Period Option to another, or new Purchase Payments allocated to a Guaranteed Period Option.

INDIVIDUAL RETIREMENT ANNUITY (IRA) - An annuity contract that qualifies for favorable tax treatment under Section 408(b) of the Internal Revenue Code, but does not include Roth IRAs.

INTEREST RATE SWAPS - Interest rate quotations for 1, 2, 3, 4, 5, 7 and 10 years published by the Federal Reserve Board on a regular basis. Nationwide uses interest rate swaps in its Market Value Adjustment (MVA) formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets.

INVESTMENT PERIOD - The period of time beginning with a declaration by the Company of new Guaranteed Period Option interest rates (the different Specified Interest Rates for each of the Guaranteed Period Options) and ending with the subsequent declaration of new Specified Interest Rates.

INVESTMENT-ONLY CONTRACT - A contract purchased by a Qualified Pension, Profit-Sharing or Stock Bonus Plan as defined by Section 401(a) of the Internal Revenue Code.

MARKET VALUE ADJUSTMENT - The upward or downward adjustment in value of amounts allocated to a Guaranteed Period Option which are withdrawn from the Guaranteed Period Option for any reason, other than payment of the death benefit, prior to the Maturity Date.

MATURITY DATE - The date on which a particular Guaranteed Period Option matures. Such date will be the last day of a calendar quarter in which the third, fourth, fifth, sixth, seventh, eighth, ninth or tenth anniversary of the date on which amounts are allocated to a 3, 4, 5, 6, 7, 8, 9 or 10 year Guaranteed Period Option, respectively.

NATIONWIDE - Nationwide Life Insurance Company.

NON-QUALIFIED CONTRACT - A contract which does not qualify for favorable tax treatment as a Qualified Plan, Individual Retirement Annuity, Roth IRA, SEP IRA, Simple IRA, or Tax Sheltered Annuity.


QUALIFIED PLAN - Retirement plans that receive favorable tax treatment under the provision of Section 401(a) of the Internal Revenue Code, including Investment-only Contracts. In this prospectus, all provisions applicable to Qualified Plans also apply to Investment-only Contracts unless specifically stated otherwise.


ROTH IRA - An individual retirement annuity which qualifies for favorable tax treatment under Section 408A of the Internal Revenue Code.

SEP IRA - An annuity contract which qualifies for favorable tax treatment under
Section 408(k) of the Internal Revenue Code.

SIMPLE IRA - An annuity contract which qualifies for favorable tax treatment under Section 408(p) of the Internal Revenue Code.

SPECIFIED INTEREST RATE - The interest rate guaranteed to be credited to amounts allocated under a selected Guaranteed Period Option so long as such allocations are not distributed for any reason from the Guaranteed Period Option prior to the Guaranteed Period Option Maturity Date.

SPECIFIED VALUE - The amount allocated to a Guaranteed Period Option minus withdrawals and transfers out of the Guaranteed Period Option, plus interest accrued at the Specified Interest Rate. The Specified Value is subject to a Market Value Adjustment, except for payment of the death benefit, at all times prior to the Maturity Date.

TAX SHELTERED ANNUITY - An annuity which qualifies for favorable tax treatment under Section 403(b) of the Internal Revenue Code.

TRANSITION ACCOUNT - An account with interest rates that are set monthly by Nationwide.








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




 SYNOPSIS OF THE CONTRACTS


The contracts described in this prospectus are flexible purchase payment contracts. The contracts may be issued as either individual or group contracts. In those states where contracts are issued as group contracts, references throughout this prospectus to "contract(s)" will also mean "certificate(s) and "contract owner" will mean "participant."


The contracts can be categorized as:


     o        Investment-only;
     o        Non-Qualified;
     o        Individual Retirement Annuities ("IRAs");
     o        Roth IRAs;
     o        Tax Sheltered Annuities;
     o        SEP IRAs; and
     o        Simple IRAs.


For more detailed information with regard to the differences in contract types, please see "Types of Contracts" later in this prospectus. MINIMUM INITIAL AND SUBSEQUENT PURCHASE PAYMENTS:

                                                 MINIMUM
CONTRACT                   MINIMUM INITIAL      SUBSEQUENT
TYPE                      PURCHASE PAYMENT       PAYMENTS
--------                  ----------------      ----------
Investment-only             $10,000              $ 1,000
Non-Qualified               $10,000              $ 1,000

IRA                         $ 2,000              $ 1,000

Roth IRA                    $ 2,000              $ 1,000

Tax Sheltered               $10,000              $ 1,000
Annuity

SEP IRA                     $ 2,000              $ 1,000

Simple IRA                  $ 2,000              $ 1,000


Each purchase payment may be allocated to any combination of Guarantee Period Options or the Transition Account. However, a minimum of $1,000 must be deposited into each Guarantee Period Option elected.

CHARGES AND EXPENSES

Nationwide does not deduct a sales charge from purchase payments upon deposit into the contract. However, if any amount of a Guaranteed Period Option is withdrawn prior to the Maturity Date for a particular Guarantee Period Option, the amount withdrawn is subject to a Market Value Adjustment in addition to any applicable contingent deferred sales charges ("CDSC").

This CDSC reimburses Nationwide for sales expenses. The amount of the CDSC will not exceed 5% of the amount withdrawn.

The CDSC for the 10 year Guaranteed Period Option applies as follows:

 NUMBER OF COMPLETED YEARS IN
 GUARANTEED PERIOD OPTION FROM            CDSC
   DATE OF PURCHASE PAYMENT            PERCENTAGE
 -----------------------------         ----------
             0                             5%

             1                             5%

             2                             4%

             3                             4%

             4                             3%

             5                             3%

             6                             2%

             7                             2%

             8                             1%

             9                             1%

            10                             0%


For Guarantee Period Options less than 10 years, the CDSC is not assessed once the Guarantee Period Option reaches the Maturity Date. For instance, if the 5 year Guarantee Period Option is elected, the CDSC schedule is as follows:

 NUMBER OF COMPLETED YEARS IN
 GUARANTEED PERIOD OPTION FROM            CDSC
   DATE OF PURCHASE PAYMENT            PERCENTAGE
 -----------------------------         ----------
            0                              5%

            1                              5%

            2                              4%

            3                              4%

            4                              3%

            5                              0%

Each contract year, the contract owner may withdraw without a CDSC the greater of:

(1)  10% of the Contract Value; or

(2) any amount withdrawn to meet minimum distribution requirements under the Internal Revenue Code.

A Market Value Adjustment will apply to any free amounts withdrawn prior to the Maturity Date (see "Market Value Adjustment"). The free withdrawal privilege is non-cumulative. Free amounts not taken during any given contract year cannot be taken as free amounts in a subsequent contract year (see "Contingent Deferred Sales Charge").

The Internal Revenue Code may impose restrictions on withdrawals for contracts issued as Tax Sheltered Annuities or contracts issued to Qualified Plans.


ANNUITY PAYMENTS


Annuity payments begin on the annuitization date. Annuity payments will be based on the annuity payment option chosen prior to annuitization (see "Fixed Payment Annuity Payment Options").


TAXATION

How a contract is taxed depends on the type of contract issued and the purpose for which the contract is purchased. Nationwide will charge against the contract any premium taxes levied by any governmental authority (see "Federal Tax Considerations" and "Premium Taxes").

TEN DAY FREE LOOK

Contract owners may return the contract for any reason within ten days of receipt and Nationwide will refund the contract value, including any applicable market value adjustment or other amounts required by law (see "Right to Revoke").

TYPES OF CONTRACTS

The contracts described in this prospectus are classified according to the tax treatment they are subject to under the Internal Revenue Code. The following is a general description of the various types of contracts. Eligibility requirements, tax benefits (if any), limitations, and other features of the contracts will differ depending on the type of contract.

NON-QUALIFIED CONTRACTS

A Non-Qualified Contract is a contract that does not qualify for certain tax benefits under the Internal Revenue Code, and which is not an IRA, a Roth IRA, a SEP IRA, a Simple IRA, or a Tax Sheltered Annuity.

Upon the death of the owner of a Non-Qualified Contract, mandatory distribution requirements are imposed to ensure distribution of the entire balance in the contract within a required statutory period.

Non-Qualified Contracts that are owned by natural persons allow for the deferral of taxation on the income earned in the contract until it is distributed or deemed to be distributed.

INDIVIDUAL RETIREMENT ANNUITIES (IRAS)

Individual Retirement Annuities are contracts that satisfy the following requirements:

     o    the contract is not transferable by the owner;

     o    the premiums are not fixed;

     o the annual premium cannot exceed $2,000 (although rollovers of greater amounts from qualified plans, tax-sheltered annuities and other IRAs can be received);

     o certain minimum distribution requirements must be satisfied after the owner attains the age of 70 1/2;

     o    the entire interest of the owner in the contract is nonforfeitable;
          and

     o after the death of the owner, additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

Depending on the circumstance of the owner, all or a portion of the contributions made to the account may be deducted for federal income tax purposes.

Failure to make the mandatory distributions can result in an additional penalty tax of 50% of the excess of the amount required to be distributed over the amount that was actually distributed.


IRAs may receive rollover contributions from other Individual Retirement Accounts, other Individual Retirement Annuities, Tax Sheltered Annuities, and from qualified retirement plans, including 401(k) plans.


For further details regarding IRAs, please refer to the disclosure statement provided when the IRA was established.

SIMPLIFIED EMPLOYEE PENSION IRAS (SEP IRAS)

A SEP IRA is a written plan established by an employer for the benefit of employees which permits the employer to make contributions to an IRA established for the benefit of each employee.

An employee may make deductible contributions to a SEP IRA in the same way, and with the same restrictions and limitations, as for an IRA. In addition, the employer may make contributions to the SEP IRA, subject to dollar and percentage limitations imposed by both the Internal Revenue Code and the written plan.

A SEP IRA plan must satisfy:

     o    minimum participation rules;

     o    top-heavy contribution rules;

     o    nondiscriminatory allocation rules; and

     o    requirements regarding a written allocation formula.

In addition, the plan cannot restrict withdrawals of non-elective contributions, and must restrict withdrawals of elective contributions before March 15th of the following year.

SIMPLE IRAS


A Simple IRA is an individual retirement annuity that satisfies the following requirements:


     o    vesting requirements;

     o    participation requirements; and

     o    administrative requirements.

The funds contributed to a Simple IRA cannot be commingled with funds in IRAs or SEP IRAs.

A Simple IRA cannot receive rollover distributions except from another Simple
IRA.

ROTH IRAS

Roth IRA contracts are contracts that satisfy the following requirements:

     o    the contract is not transferable by the owner;

     o    the premiums are not fixed;

     o the annual premium cannot exceed $2,000 (although rollovers of greater amounts from other Roth IRAs and IRAs can be received);

     o    the entire interest of the owner in the contract is nonforfeitable;
          and

     o after the death of the owner, certain distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

A Roth IRA can receive a rollover from an IRA; however, the amount rolled over from the IRA to the Roth IRA is required to be included in the owner's federal gross income at the time of the rollover, and will be subject to federal income tax.

There are income limitations on eligibility to participate in a Roth IRA and additional income limitations for eligibility to roll over amounts from an IRA to a Roth IRA. For further details regarding Roth IRAs, please refer to the disclosure statement provided when the Roth IRA was established.

TAX SHELTERED ANNUITIES

Certain tax-exempt organizations (described in section 501(c)(3) of the Internal Revenue Code) and public school systems may establish a plan under which annuity contracts can be purchased for their employees. These annuity contracts are often referred to as Tax Sheltered Annuities.

Purchase payments made to Tax Sheltered Annuities are excludable from the income of the employee, up to statutory maximum amounts. These amounts should be set forth in the plan adopted by the employer. The owner's interest in the contract is nonforfeitable (except for failure to pay premiums) and cannot be transferred. Certain minimum distribution requirements must be satisfied after the owner attains the age of 70 1/2, and after the death of the owner. Additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the required period of time.

QUALIFIED PLANS

Contracts that are owned by Qualified Plans are not intended to confer tax benefits on the beneficiaries of the plan; they are used as investment vehicles for the plan. The income tax consequences to the beneficiary of a Qualified Plan are controlled by the operation of the plan, not by operation of the assets in which the plan invests.


Beneficiaries of Qualified Plans should contact their employer and/or trustee of the plan to obtain and review the plan, trust, summary plan description and other documents for the tax and other consequences of being a participant in a Qualified Plan.


INVESTING IN THE CONTRACT

There are eight different Guaranteed Period Options available: a 3 year Guaranteed Period Option; a 4 year Guaranteed Period Option; a 5 year Guaranteed Period Option; a 6 year Guaranteed Period Option; a 7 year Guaranteed Period Option; an 8 year Guaranteed Period Option; a 9 year Guaranteed Period Option; and a 10 year Guaranteed Period Option. Contract owners may elect to have Purchase Payments allocated among the Guaranteed Period Options and the Transition Account. The minimum amount of any allocation to a Guaranteed Period Option is $1,000. If a contract owner does not specify how the Purchase Payment is to be allocated, the entire Purchase Payment will be allocated to the Transition Account.

The guarantees associated with the Guaranteed Period Options are borne exclusively by, and are legal obligations of, Nationwide. A separate account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the Guaranteed Period Options. The assets of the separate account are owned by Nationwide. Contract owners have no claim against the assets of the separate account, maintain no interest in the separate account and do not participate in the investment experience of the separate account.

The cumulative total of all purchase payments under contracts issued by Nationwide on the life of any one annuitant cannot exceed $1,500,000 without Nationwide's prior consent.

GUARANTEED PERIOD OPTIONS

Guaranteed Period Options provide for a guaranteed interest rate (the "Specified Interest Rate"), to be credited as long as any amount allocated to the Guaranteed Period Option is not distributed for any reason, prior to the Maturity Date of the Guaranteed Period Option. Each Guaranteed Period Option has a Guarantee Period. Generally, a 3 year Guaranteed Period Option offers guaranteed interest at a Specified Interest Rate over 3 years, a 4 year Guaranteed Period Option offers guaranteed interest at a Specified Interest Rate over 4 years, and so on. Because every Guaranteed Period Option will mature on the last day of a calendar quarter, the Guaranteed Period of a Guaranteed Period Option may extend for up to 3 months beyond the 3, 4, 5, 6, 7, 8, 9, or 10 year anniversary of allocations made to 3, 4, 5 , 6, 7, 8, 9, or 10 year Guaranteed Period Option, respectively.

Amounts allocated to a Guaranteed Period Option will be credited at the Specified Interest Rate for the duration of the Guaranteed Period associated with the Guaranteed Period Option. Specified Interest Rates for each Guaranteed Period Option are declared periodically at the sole discretion of Nationwide. The Investment Period is the period of time during which declared Specified Interest Rates will be effective for new allocations. Investment Periods will typically last for two weeks, but may be longer or shorter depending on interest rate fluctuations in financial markets. During any particular Investment Period, any transfer allocation or new purchase payment allocation to a Guaranteed Period Option will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Period of the Guaranteed Period Option (see "Specified Interest Rates and Guaranteed Periods").

The Specified Interest Rate will be credited daily to amounts allocated to a Guaranteed Period Option, providing an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations receiving that rate remain in the Guaranteed Period Option until the Maturity Date. However, any surrenders, transfers or withdrawals for any reason, except to pay the death benefit, prior to the Maturity Date will be subject to a Market Value Adjustment (see "Market Value Adjustment").

THE SPECIFIED INTEREST RATE

The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to allocations made to the Guaranteed Period Options for the corresponding Guaranteed Period, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date. Different Specified Interest Rates may be established for the 8 different Guaranteed Period Options.

Generally, Nationwide will declare new Specified Interest Rates bi-weekly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Periods of the Guaranteed Period Options. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. Nationwide has no way of predicting what Specified Interest Rates may be declared in the future and there is no minimum Specified Interest Rate for any of the Guaranteed Period Options.

THE INVESTMENT PERIOD

The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the various Guaranteed Period Options. All allocations made to a Guaranteed Period Option during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable Guaranteed Period Option is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Guaranteed Period Options during prior Investment Periods. Prior allocations to the Guaranteed Period Option will be credited with the Specified Interest Rate in effect when the allocation was made.

The Specified Interest Rate is credited to allocations made to Guaranteed Period Options on a daily basis, resulting in an annual effective yield, guaranteed by Nationwide, unless amounts are withdrawn or transferred from the Guaranteed Period Option for any reason prior to the Maturity Date. The Specified Interest Rate will be credited for the entire Guaranteed Period associated with the Guaranteed Period Option. If amounts are withdrawn or transferred from the Guaranteed Period Option for any reason, except payment of the death benefit, prior to the Maturity Date, a Market Value Adjustment will be applied to the amount withdrawn or transferred.

Information concerning the Specified Interest Rates in effect for the various Guaranteed Period Options can be obtained by calling the following toll free phone number: 1-800-848-6331.

GUARANTEED PERIODS

The Guaranteed Period is the period of time corresponding with the selected Guaranteed Period Option for which the Specified Interest Rate is guaranteed to be in effect, so long as the amounts allocated remain in the Guaranteed Period Option until the Maturity Date. A Guaranteed Period always expires on a Maturity Date which will be the last day of a calendar quarter, which may last up to 3 months past the anniversary date of the allocation to the Guaranteed Period Option.

For example, if an allocation is made to a 10 year Guaranteed Period Option on February 1, 2001, the Specified Interest Rate for that Guaranteed Period Option will be credited until March 31, 2011; the Guaranteed Period will begin on February 1, 2001 and end on March 31, 2011.

Guaranteed Periods will be exactly 3, 4, 5, 6, 7, 8, 9, or 10 years only when an allocation to a Guaranteed Period Option occurs on the last day of a calendar quarter.

GUARANTEED PERIOD OPTIONS AT MATURITY

Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 90 days prior to the end of a Guaranteed Period. The notice will include the projected value of the Guaranteed Period Option on the Maturity Date.

Once the Guaranteed Period Option matures, contract owners may:


     (1) surrender the Guaranteed Period Option, in part or in whole, without a Market Value Adjustment and/or a contingent deferred sales charge;

     (2) wholly transfer the Guaranteed Period Option to another Guaranteed Period Option of the same or different duration without a Market Value Adjustment and/or a contingent deferred sales charge. A confirmation of any such transfer will be sent immediately after the transfer is processed; or


     (3) partially transfer amounts of the Guaranteed Period Option to various Guaranteed Period Options of different durations without a Market Value Adjustment or a contingent deferred sales charge. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

     (4) elect not to transfer or surrender all or a portion of the Guaranteed Period Option, in which case, the remaining portion of the Guaranteed Period Option will be automatically transferred to the Transition Account following the Maturity Date. A confirmation will be sent immediately after the automatic transfer is executed.

If no direction is received by Nationwide prior to the Maturity Date of a Guaranteed Period Option all amounts in that Guaranteed Period Option will automatically be transferred to the Transition Account.

TRANSITION ACCOUNT

Amounts not allocated to a Guaranteed Period Option are held in the Transition Account. The Transition Account is a short-term liquid investment account. THE TRANSITION ACCOUNT IS NOT DESIGNED FOR LONG TERM INVESTING.

Nationwide will declare a new interest rate each month which will apply to all funds in the Transition Account.

Transfers or surrenders from the Transition Account may be made at any time without application of a Market Value Adjustment or contingent deferred sales charge.

CONTINGENT DEFERRED SALES CHARGES

No sales charge deduction is made from the purchase payments when amounts are deposited into the contracts. However, if any amount is withdrawn from a Guaranteed Period Option prior to its Maturity Date, Nationwide will deduct a contingent deferred sales charge ("CDSC").

The CDSC will not exceed 5% of the amount withdrawn. The CDSC is calculated by multiplying the applicable CDSC percentage (noted below) by the amount surrendered.

For purposes of calculating the CDSC surrenders are considered to come first from the Transition Account until it is exhausted and then from each Guaranteed Period Option in proportion to the total remaining contract value, unless the contract owner specifies otherwise. (For tax purposes, a surrender is usually treated as a withdrawal of earnings first.)

The CDSC for the 10 year Guaranteed Period Option applies as follows:

 NUMBER OF COMPLETED YEARS IN
 GUARANTEED PERIOD OPTION FROM            CDSC
   DATE OF PURCHASE PAYMENT            PERCENTAGE
 -----------------------------         ----------

               0                           5%

               1                           5%

               2                           4%

               3                           4%

               4                           3%

               5                           3%

               6                           2%

               7                           2%

               8                           1%

               9                           1%

              10                           0%

For Guaranteed Period Options less than 10 years, the CDSC is not assessed once the Guaranteed Period Option reaches the Maturity Date. For instance, if the 5 year Guaranteed Period Option is elected, the CDSC schedule is as follows:

 NUMBER OF COMPLETED YEARS IN
 GUARANTEED PERIOD OPTION FROM            CDSC
   DATE OF PURCHASE PAYMENT            PERCENTAGE
 -----------------------------         ----------

               0                           5%

               1                           5%

               2                           4%

               3                           4%

               4                           3%

               5                           0%

The CDSC is used to cover sales expenses, including commissions (maximum of 5% of each allocation to a Guaranteed Period), production of sales material, and other promotional expenses. If expenses are greater than the CDSC, the shortfall will be made up from Nationwide's general assets.

All or a portion of any withdrawal may be subject to federal income taxes. Contract owners taking withdrawals before age 59 1/2 may be subject to a 10% penalty tax.

Waiver of Contingent Deferred Sales Charge

Each contract year, the contract owner may withdraw without a CDSC the greater of:

     (a)   10% of the Contract Value; or

     (b) any amount withdrawn to meet minimum distribution requirements under the Internal Revenue Code.

A Market Value Adjustment will apply to any free amounts withdrawn prior to the Maturity Date. The CDSC-free privilege is non-cumulative. Free amounts not taken during any given contract year cannot be taken as free amounts in a subsequent contract year.

In addition, no CDSC will be deducted:

     (1) upon the annuitization of contracts which have been in force for at least two years;

     (2) for amounts withdrawn from the Transition Account or transferred from the Transition Account to any Guaranteed Period Option;

     (3) for amounts transferred prior to maturity from a Guaranteed Period Option to a new Guaranteed Period Option within the contract;

     (4) upon payment of the death benefit payment prior to the Annuitization Date;

     (5) from any values which have been held under a Guarantee Period Option for the applicable Guaranteed Period.

Further, a CDSC will not apply if the contract owner is confined to a Long Term Care Facility or Hospital for a continuous 180 day period commencing while the Contract is in-force. In the case of joint ownership, the waiver will apply if either joint owner is confined. Request for waiver must be received by Nationwide during the period of confinement or no later than 90 days after the confinement period ends. If the withdrawal request is received later than 90 days after the confinement period ends, the surrender charge, if applicable, will be assessed. Written notice and proof of confinement must be received in a form satisfactory to Nationwide and be recorded at Nationwide's home office prior to the waiver of surrender charges.

The CDSC will not be eliminated if to do so would be unfairly discriminatory or prohibited by state law.

MARKET VALUE ADJUSTMENT

GENERAL INFORMATION REGARDING THE MARKET VALUE ADJUSTMENT

Guaranteed Period Options which are surrendered, transferred or distributed for any reason, except to pay the death benefit, prior to the Maturity Date for the Guaranteed Period Option will be subject to a Market Value Adjustment. The Market Value Adjustment is determined by the multiplication of a Market Value Adjustment factor (arrived at by calculation of the Market Value Adjustment formula) by the specified value, or the portion of the specified value being withdrawn. The specified value is the amount of the allocation to the Guaranteed Period Option, plus interest accrued at the specified interest rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution.

The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals or transfers, or when the operation of the Contract requires a distribution, such as a death benefit. When liquidating assets, Nationwide may realize either a gain or a loss.

If prevailing interest rates are higher than the specified interest rate in effect at the time of the Guaranteed Period Option allocation, Nationwide is likely to realize a loss when it liquidates assets in order to process a surrender or transfer; and therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the distribution.

Conversely, if prevailing interest rates are lower than the specified interest rate in effect at the time of the Guaranteed Period Option allocation, Nationwide is likely to realize a gain when it liquidates assets in order to process a surrender or transfer; therefore, application of the Market Value Adjustment under such circumstances will likely increase the amount of the distribution.

Nationwide measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the Market Value Adjustment formula, and relies on the interest rate swap yields to represent both prevailing interest rates and specified interest rates. The Market Value Adjustment formula and the interest rate swap are described more fully below.

INTEREST RATE SWAP

The Market Value Adjustment formula for deriving the Market Value Adjustment factor is based on interest rate swaps which are published by the Federal Reserve Board on a regular basis. Nationwide utilizes interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between specified interest rates declared by Nationwide and the prospective interest rate fluctuations.

Interest rate swap quotations for 1, 2, 3, 4, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 5 year rate is 6% and the published 7 year rate is 6.50%, the 6 year rate will be calculated as 6.25%.

THE MARKET VALUE ADJUSTMENT FORMULA

The Market Value Adjustment formula is utilized when a distribution is made from a Guaranteed Period Option during the Guaranteed Period. The Market Value Adjustment is a calculation expressing the relationship between three factors:

     (1) the interest rate swap yield for the period of time coinciding with the Guaranteed Period of the Guaranteed Period Option;

     (2) the interest rate swap yield for a period coinciding with the time remaining in the Guaranteed Period of a Guaranteed Period Option when a distribution giving rise to a Market Value Adjustment occurs; and

     (3) the number of days remaining in the Guaranteed Period of the Guaranteed Period Option.

 The formula for determining the Market Value Adjustment factor is:

                                                    t
                                   [ (1 + a) ]
                            ------------------------
                               [ (1 + b + .0025) ]


Where:

a = the Interest Rate Swap for a period equivalent to the Guaranteed Period at the time of deposit in the Guaranteed Period Option;

b = the Interest Rate Swap at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Period. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Period; and

t  = the number of days until the Maturity Date, divided by 365.25.

   In the case of "a" above, the Interest Rate Swap utilized will be the rate published by the Federal Reserve Board on the day prior to the date of an allocation to the Guaranteed Period Option was made. If no rate is published one day prior to the date of an allocation to the Guaranteed Period Option, then the most recent published rate available will be utilized.

   In the case of "b" above, the Interest Rate Swap utilized will be the rate published by the Federal Reserve Board on the day prior to the date of withdrawal, transfer or distribution. If no rate is published one day prior to the date of withdrawal, transfer or distribution, then the most recent published rate available will be utilized.

The Market Value Adjustment factor will be equal to 1 during the investment period.

The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of .0025 in the Market Value Adjustment formula.

The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is the market value multiplied by the specified value, or that portion of the specified value being distributed from a Guaranteed Period Option in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater, less than or equal to 1 and will be multiplied by the specified value or that portion of the specified value being withdrawn, from the Guaranteed Period Option for any reason except payment of the death benefit. If the result is greater than 1, a gain will be realized by the contract owner; if less than 1, a loss will be realized. If the Market Value Adjustment factor is exactly 1, no gain or loss will be realized.

If the Federal Reserve Board halts publication of interest rate swaps, or if, for any other reason, interest rate swaps are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

Examples of how to calculate Market Value Adjustments are provided in the Appendix.

CONTRACT OWNERSHIP

The contract owner has all rights under the contract. Purchasers who name someone other than themselves as the contract owner will have no rights under the contract.

Contract owners of Non-Qualified Contracts may name a new contract owner at any time before the annuitization date. Any change of contract owner automatically revokes any prior contract owner designation. Changes in contract ownership may result in federal income taxation and may be subject to state and federal gift taxes.


A change in contract ownership must be submitted in writing and recorded at Nationwide's home office. Once recorded, the change will be effective as of the date signed. However, the change will not affect any payments made or actions taken by Nationwide before the change was recorded.


The contract owner may also request a change in the annuitant, contingent annuitant, contingent owner, beneficiary, or contingent beneficiary before the annuitization date. These changes must be:

     o    on a Nationwide form;

     o    signed by the contract owner; and

     o    received at Nationwide's home office before the annuitization date.

Nationwide must review and approve any change requests. For Non-Qualified Contracts, if any contract owner is not a natural person, the change of the annuitant will be treated as the death of the contract owner and will result in a distribution, regardless of whether a contingent annuitant is also named. Such distribution will be made as if the contract owner died at the date of such change.

On the annuitization date, the annuitant will become the contract owner.

JOINT OWNERSHIP

Joint owners each own an undivided interest in the contract.

Contract owners can name a joint owner at any time before annuitization subject to the following conditions:

     o    joint owners can only be named for Non-Qualified Contracts;

     o joint owners must be spouses at the time joint ownership is requested, unless state law requires Nationwide to allow non-spousal joint owners;

     o the exercise of any ownership right in the contract will generally require a written request signed by both joint owners;

     o an election in writing signed by both contract owners must be made to authorize Nationwide to allow the exercise of ownership rights independently by either joint owner; and

     o Nationwide will not be liable for any loss, liability, cost, or expense for acting in accordance with the instructions of either joint owner.

CONTINGENT OWNERSHIP

The contingent owner is entitled to certain benefits under the contract if a contract owner who is NOT the annuitant dies before the annuitization date, and there is no surviving joint owner.


The contract owner may name or change a contingent owner at any time before the annuitization date. To change the contingent owner, a written request must be submitted to Nationwide. Once Nationwide has recorded the change, it will be effective as of the date it was signed, whether or not the contract owner was living at the time the change was recorded. The change will not affect any action taken by Nationwide before the change was recorded.


ANNUITANT

The annuitant is the person who will receive annuity payments and upon whose continuation of life any annuity payment involving life contingencies depends. This person must be age 85 or younger at the time of contract issuance, unless Nationwide approves a request for an annuitant of greater age. The annuitant may be changed before the annuitization date with Nationwide's consent.

CONTINGENT ANNUITANT

If the annuitant dies before the annuitization date, the contingent annuitant becomes the annuitant. The contingent annuitant must be age 85 or younger at the time of contract issuance unless Nationwide has approved a request for a contingent annuitant of greater age. All provisions of the contract which are based on the death of the annuitant prior to the annuitization date will be based on the death of the last survivor of the annuitant and contingent annuitant.

A contingent annuitant may be selected only for a contract issued as a Non-Qualified Contract.

BENEFICIARY AND CONTINGENT BENEFICIARY


The beneficiary is the person who is entitled to the death benefit if the annuitant dies before the annuitization date and there is no joint owner or contingent annuitant. The contract owner can name more than one beneficiary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified.


The contract owner may change the beneficiary or contingent beneficiary during the annuitant's lifetime by submitting a written request to Nationwide. Once recorded by Nationwide, the change will be effective as of the date it was signed, whether or not the annuitant was living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded.

PREMIUM TAXES

Nationwide will charge against the contract value any premium taxes levied by a state or other government entity. Premium tax rates currently range from 0% to 5.0%. This range is subject to change. The method used to assess premium tax will be determined by Nationwide at its sole discretion in compliance with state law.

If applicable, Nationwide will deduct premium taxes from the contract either at:

(1)   the time the contract is surrendered;

(2)   annuitization; or

(3)   such earlier date as Nationwide becomes subject to premium taxes.

Premium taxes may be deducted from death benefit proceeds.

RIGHT TO REVOKE

Contract owners have a ten day "free look" to examine the contract. The contract may be returned to Nationwide's home office for any reason within ten days of receipt and Nationwide will refund the contract value or another amount required by law. The refunded contract value will reflect the deduction of any contract charges, including any applicable market value adjustment, unless otherwise required by law. All Individual Retirement Annuity, SEP IRA, Simple IRA and Roth IRA refunds will be a return of purchase payments. State and/or federal law may provide additional free look privileges.

TRANSFERS

Transfers among the Guaranteed Period Options and the Transition Account must be made prior to the annuitization date.

Transfers from a Guaranteed Period Option to another Guaranteed Period Option prior to its Maturity Date are subject to a Market Value Adjustment. Transfers from a Guaranteed Period Option to the Transition Account are not permitted prior to its Maturity Date. Transfers from the Transition Account may be made at anytime without the assessment of a contingent deferred sales charge or a Market Value Adjustment.

The minimum amount that may be transferred either from or to any Guaranteed Period Option is $1,000.

SURRENDERS (REDEMPTIONS)

Contract owners may surrender some or all of their contract value before the earlier of the annuitization date or the annuitant's death. Surrender requests must be in writing and Nationwide may require additional information. When taking a full surrender, the contract must accompany the written request. Nationwide may require a signature guarantee.

Nationwide will surrender any amount from any Guaranteed Period Option(s) and any amount from the Transition Account needed to equal: (a) the dollar amount requested; less (b) any contingent deferred sales charges, premium taxes and Market Value Adjustment that may apply.

If a partial surrender is requested, amounts will first be surrendered from the Transition Account (if any), unless otherwise instructed by the contract owner. Amounts surrendered in excess of amounts in the Transition Account will be surrendered from each of the Guaranteed Period Options. The amounts surrendered from each Guaranteed Period Option will be in the same proportion that the contract owner's interest in each Guaranteed Period Option bears to the total remaining contract value.

Payment from the Guaranteed Period Options will be made within seven days of receipt of both proper written application and proof of interest satisfactory to Nationwide. However, Nationwide may be required, pursuant to state law, to reserve the right to postpone any payments up to 6 months.

A CDSC may apply.  The contract owner may take the CDSC from either:

     (a)  the amount requested; or

     (b) the contract value remaining after the contract owner has received the amount requested.

If the contract owner does not make a specific election, any applicable CDSC will be taken from the contract value remaining after the contract owner has received the amount requested.

The CDSC deducted is a percentage of the amount requested by the contract owner. Amounts deducted for CDSC are not subject to subsequent CDSC.

SURRENDERS UNDER A TAX SHELTERED ANNUITY

Contract owners of a Tax Sheltered Annuity may surrender part or all of their contract value before the earlier of the annuitization date or the annuitant's death, except as provided below:

(A) Contract value attributable to contributions made under a qualified cash or deferred arrangement (within the meaning of Internal Revenue Code Section 402(g)(3)(A)), a salary reduction agreement (within the meaning of Internal Revenue Code Section 402(g)(3)(C)), or transfers from a Custodial Account (described in Section 403(b)(7) of the Internal Revenue Code), may be surrendered only:

     (1) when the contract owner reaches age 59 1/2, separates from service, dies, or becomes disabled (within the meaning of Internal Revenue Code
          Section 72(m)(7)); or

     (2) in the case of hardship (as defined for purposes of Internal Revenue Code Section 401(k)), provided that any such hardship surrender may NOT include any income earned on salary reduction contributions.

(B)  The surrender limitations described in Section A also apply to:

     (1) salary reduction contributions to Tax Sheltered Annuities made for plan years beginning after December 31, 1988;

     (2) earnings credited to such contracts after the last plan year beginning before January 1, 1989, on amounts attributable to salary reduction contributions; and

     (3) all amounts transferred from 403(b)(7) Custodial Accounts (except that earnings and employer contributions as of December 31, 1988 in such Custodial Accounts may be withdrawn in the case of hardship).

(C) Any distribution other than the above, including a ten day free look cancellation of the contract (when available) may result in taxes, penalties, and/or retroactive disqualification of a Tax Sheltered Annuity.

In order to prevent disqualification of a Tax Sheltered Annuity after a ten day free look cancellation, Nationwide will transfer the proceeds to another Tax Sheltered Annuity upon proper direction by the contract owner.

These provisions explain Nationwide's understanding of current withdrawal restrictions. These restrictions may change.

Distributions pursuant to Qualified Domestic Relations Orders will not violate the restrictions stated above.

SURRENDERS UNDER A TEXAS OPTIONAL RETIREMENT PROGRAM OR A LOUISIANA OPTIONAL RETIREMENT PLAN

Redemption restrictions apply to contracts issued under the Texas Optional Retirement Program or the Louisiana Optional Retirement Plan.

The Texas Attorney General has ruled that participants in contracts issued under the Texas Optional Retirement Program may only take withdrawals if:

o    the participant dies;

o    the participant retires;

o    the participant terminates employment due to total disability; or

o the participant that works in a Texas public institution of higher education terminates employment.

A participant under a contract issued under the Louisiana Optional Retirement Plan may only take distributions from the contract upon retirement or termination of employment. All retirement benefits under this type of plan must be paid as lifetime income; lump sum cash payments are not permitted, except for death benefits.

Due to the restrictions described above, a participant under either of these plans will not be able to withdraw cash values from the contract unless one of the applicable conditions is met. However, contract value may be transferred to other carriers, subject to any CDSC.

Nationwide issues this contract to participants in the Texas Optional Retirement Program in reliance upon and in compliance with Rule 6c-7 of the Investment Company Act of 1940. Nationwide issues this contract to participants in the Louisiana Optional Retirement Plan in reliance upon and in compliance with an exemptive order that Nationwide received from the SEC on August 22, 1990.

ASSIGNMENT

Contract rights are personal to the contract owner(s) and may not be assigned without Nationwide's consent.

Investment-only Contracts, Individual Retirement Annuities, Roth IRAs, SEP IRAs, Simple IRAs, and Tax Sheltered Annuities may not be assigned, pledged or otherwise transferred except where allowed by law.

A Non-Qualified Contract owner may assign some or all rights under the contract. An assignment must occur before annuitization while the annuitant is alive. The assignment will become effective once it is recorded by Nationwide at its home office. The assignment will not be recorded until Nationwide has received sufficient direction from the contract owner and assignee as to the proper allocation of contract rights under the assignment.

Nationwide is not responsible for the validity or tax consequences of any assignment. Nationwide is not liable for any payment or settlement made before the assignment is recorded. Assignments will not be recorded until Nationwide receives sufficient direction from the contract owner and the assignee regarding the proper allocation of contract rights.

Amounts pledged or assigned will be treated as distributions and will be included in gross income to the extent that the cash value exceeds the investment in the contract for the taxable year in which it was pledged or assigned. Amounts assigned may be subject to a tax penalty equal to 10% of the amount included in gross income.

Assignment of the entire contract value may cause the portion of the contract value exceeding the total investment in the contract and previously taxed amounts to be included in gross income for federal income tax purposes each year that the assignment is in effect.

ANNUITIZING THE CONTRACT

ANNUITIZATION


Annuitization is the period during which annuity payments are received. Annuitization is irrevocable once payments have begun. Amounts allocated to a Guaranteed Period Option that are annuitized prior to the Maturity Date are subject to a Market Value Adjustment. Upon arrival of the annuitization date, the annuitant must choose one of the fixed payment annuity options available.


Nationwide guarantees that each payment under the fixed payment annuity will be the same throughout annuitization.

ANNUITIZATION DATE


The annuitization date is the date that annuity payments begin. Annuitization will be the first day of a calendar month unless otherwise agreed, and must be at least 2 years after the contract is issued. If the contract is issued to fund a Tax Sheltered Annuity, annuitization may occur during the first 2 years subject to Nationwide's approval.


ANNUITY COMMENCEMENT DATE

The annuity commencement date is the date on which annuity payments are scheduled to begin. If a contract owner does not choose an annuity commencement date, a date will be established for the contract by Nationwide. For Qualified Plans, Individual Retirement Annuities and Tax Sheltered Annuities, if the contract owner does not choose the annuity commencement date then the annuity commencement date established on the date of contract issuance will be the date on which the contract owner reaches 70 1/2. For Non-Qualified contracts, if the contract owner does not choose the annuity commencement date then the annuity commencement date established on the date of contract issuance will be the date on which the contract owner reaches 90. The contract owner may change the annuity commencement date before annuitization. This change must be in writing and approved by Nationwide.

FIXED PAYMENT ANNUITY

A fixed payment annuity is an annuity where the amount of the annuity payments remains level.


The first payment under a fixed payment annuity is determined on the annuitization date based on the annuitant's age (in accordance with the contract) by:


     (1)  deducting applicable premium taxes from the total contract value; then

     (2) applying the contract value amount specified by the contract owner to the fixed payment annuity table for the annuity payment option elected.

Subsequent payments will remain level unless the annuity payment option elected provides otherwise. Nationwide does not credit discretionary interest during annuitization.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS

Payments are made based on the annuity payment option selected, unless:

o the amount to be distributed is less than $5,000, in which case Nationwide may make one lump sum payment of the contract value; or

o an annuity payment would be less than $50, in which case Nationwide can change the frequency of payments to intervals that will result in payments of at least $50. Payments will be made at least annually.

FIXED PAYMENT ANNUITY OPTIONS

Contract owners must elect an annuity payment option before the annuitization date. The annuity payment options are:

(1) LIFE ANNUITY - An annuity payable periodically, but at least annually, for the lifetime of the annuitant. Payments will end upon the annuitant's death. For example, if the annuitant dies before the second annuity payment date, the annuitant will receive only one annuity payment. The annuitant will only receive two annuity payments if he or she dies before the third annuity payment date, and so on.

(2) JOINT AND LAST SURVIVOR ANNUITY - An annuity payable periodically, but at least annually, during the joint lifetimes of the annuitant and a designated second individual. If one of these parties dies, payments will continue for the lifetime of the survivor. As is the case under option 1, there is no guaranteed number of payments. Payments end upon the death of the last surviving party, regardless of the number of payments received.

(3) LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED - An annuity payable monthly during the lifetime of the annuitant. If the annuitant dies before all of the guaranteed payments have been made, payments will continue to the end of the guaranteed period and will be paid to a designee chosen by the annuitant at the time the annuity payment option was elected.

     The designee may elect to receive the present value of the remaining guaranteed payments in a lump sum. The present value will be computed as of the date Nationwide receives the notice of the annuitant's death.

Not all of the annuity payment options may be available in all states. Contract owners may request other options before the annuitization date. These options are subject to Nationwide's approval.

If an annuity payment option is not elected by the contract owner prior to the annuity commencement date then a fixed payment life annuity with a guarantee period of 240 months will be the automatic form of payment. Contracts issued under Qualified Plans, Individual Retirement Annuities and Tax Sheltered Annuities are subject to the "minimum distribution" requirements set forth in the plan, contract, and the Internal Revenue Code.

DEATH BENEFITS

DEATH OF CONTRACT OWNER - NON-QUALIFIED CONTRACTS

If the contract owner who is not the annuitant dies before the annuitization date, the joint owner becomes the contract owner. If no joint owner is named, the contingent owner becomes the contract owner. If no contingent owner is named, the last surviving contract owner's estate becomes the contract owner.

If the contract owner and annuitant are the same, and the contract owner/annuitant dies before the annuitization date, the contingent owner will not have any rights in the contract unless the contingent owner is also the beneficiary and there is no joint owner.

Distributions under Non-Qualified Contracts will be made pursuant to the "Required Distributions for Non-Qualified Contracts" provision.

DEATH OF ANNUITANT - NON-QUALIFIED CONTRACTS

If the annuitant who is not a contract owner dies before the annuitization date, a death benefit is payable to the beneficiary unless a contingent annuitant is named. If a contingent annuitant is named, the contingent annuitant becomes the annuitant and no death benefit is payable.

The beneficiary may elect to receive the death benefit:

     (1)  in a lump sum;

     (2)  as an annuity; or

     (3)  in any other manner permitted by law and approved by Nationwide.

The beneficiary must notify Nationwide of this election within 60 days of the annuitant's death.

If no beneficiary survives the annuitant, the contingent beneficiary receives the death benefit. Contingent beneficiaries will share the death benefit equally, unless otherwise specified.

If no beneficiaries or contingent beneficiaries survive the annuitant, the contract owner or the last surviving contract owner's estate will receive the death benefit.

If the annuitant dies after the annuitization date, any benefit that may be payable will be paid according to the selected annuity payment option.

DEATH OF CONTRACT OWNER/ANNUITANT

If a contract owner who is also the annuitant dies before the annuitization date, a death benefit is payable according to the "Death of the Annuitant -- Non-Qualified Contracts" provision.

A joint owner will receive a death benefit if a contract owner/annuitant dies before the annuitization date.

If the contract owner/annuitant dies after the annuitization date, any benefit that may be payable will be paid according to the selected annuity payment option.

DEATH BENEFIT PAYMENT

The death benefit is equal to the contract value but is not subject to a Market Value Adjustment or contingent deferred sales charge. The value of the death benefit will be determined as of the date Nationwide receives in writing at its home office the following three items:

     (1)  proper proof of the annuitant's death;

     (2)  an election specifying distribution method; and

     (3)  any applicable state required form(s).

Proof of death is either:

     (1)  a copy of a certified death certificate;

     (2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death;

     (3)  a written statement by a medical doctor who attended the deceased; or

     (4)  any other proof satisfactory to Nationwide.

The beneficiary must elect a method of distribution which complies with the "Distribution Provisions" of this contract. The beneficiary may elect to receive such death benefits in the form of:

     (1)  a lump sum distribution;

     (2)  an annuity payout; or

     (3) any distribution that is permitted under state and federal regulations and is acceptable by Nationwide.

If such election is not received by the Nationwide within 60 days of the annuitant's death, the beneficiary will be deemed to have elected a cash payment as of the last day of the 60 day period.

Payment of the death benefit will be made or will commence within 30 days after receipt of proof of death and notification of the election.

REQUIRED DISTRIBUTIONS


Any distribution paid that is NOT due to payment of the death benefit may be subject to a CDSC and will be subject to an MVA if the distribution is taken before the expiration of the Guarantee Period.


REQUIRED DISTRIBUTIONS FOR NON-QUALIFIED CONTRACTS


Internal Revenue Code Section 72(s) requires Nationwide to make certain distributions when a contract owner dies. The following distributions will be made in accordance with the following requirements:


     (1) If any contract owner dies on or after the annuitization date and before the entire interest in the contract has been distributed, then the remaining interest must be distributed at least as rapidly as the distribution method in effect on the contract owner's death.

     (2) If any contract owner dies before the annuitization date, then the entire interest in the contract (consisting of either the death benefit or the contract value reduced by charges set forth elsewhere in the contract) will be distributed within 5 years of the contract owner's death, provided however:

          (a) any interest payable to or for the benefit of a natural person (referred to herein as a "designated beneficiary"), may be distributed over the life of the designated beneficiary or over a period not longer than the life expectancy of the designated beneficiary. Payments must begin within one year of the contract owner's death unless otherwise permitted by federal income tax regulations;

          (b) if the designated beneficiary is the surviving spouse of the deceased contract owner, the spouse can choose to become the contract owner instead of receiving a death benefit. Any distributions required under these distribution rules will be made upon that spouse's death.

In the event that the contract owner is not a natural person (e.g., a trust or corporation), then, for purposes of these distribution provisions:

     (a) the death of the annuitant will be treated as the death of a contract owner;

     (b) any change of annuitant will be treated as the death of a contract owner; and

     (c) in either case, the appropriate distribution will be made upon the death or change, as the case may be.

These distribution provisions do not apply to any contract exempt from Section 72(s) of the Internal Revenue Code by reason of Section 72(s)(5) or any other law or rule.

The designated beneficiary must elect a method of distribution and notify Nationwide of this election within 60 days of the contract owner's death.

REQUIRED DISTRIBUTIONS FOR TAX SHELTERED ANNUITIES


Distributions from Tax Sheltered Annuities will be made according to the Minimum Distribution and the Minimum Distribution and Incidental Benefit ("MDIB") provisions of Section 401(a)(9) of the Internal Revenue Code. Distributions will be made to the annuitant according to the selected annuity payment option over a period not longer than:


     (a) the life of the annuitant or the joint lives of the annuitant and the annuitant's designated beneficiary; or

     (b) a period not longer than the life expectancy of the annuitant or the joint life expectancies of the annuitant and the annuitant's designated beneficiary.

Required distributions do not have to be withdrawn from this contract if they are being withdrawn from another Tax Sheltered Annuity of the annuitant.

If the annuitant's entire interest in a Tax Sheltered Annuity will be distributed in equal or substantially equal payments over a period described in
a) or b), the payments will begin on the required beginning date. The required beginning date is the later of:

     (a) April 1 of the calendar year following the calendar year in which the annuitant reaches age 70 1/2; or

     (b)  the annuitant's retirement date.

Provision (b) does not apply to any employee who is a 5% owner (as defined in Section 416 of the Internal Revenue Code) with respect to the plan year ending in the calendar year when the employee attains the age of 70 1/2.


Distribution commencing on the required distribution date must satisfy MDIB provisions set forth in the Internal Revenue Code. Those provisions require that distributions cannot be less than the amount determined by dividing the annuitant's interest in the Tax Sheltered Annuity determined by the end of the previous calendar year by:


     (a)  the annuitant's life expectancy; or if applicable,

     (b) the joint and survivor life expectancy of the annuitant and the annuitant's beneficiary.

The life expectancies and joint life expectancies are determined by reference to Treasury Regulation 1.72-9.

If the annuitant dies before distributions begin, the interest in the Tax Sheltered Annuity must be distributed by December 31 of the calendar year in which the fifth anniversary of the annuitant's death occurs unless:

     (a) the annuitant names his or her surviving spouse as the beneficiary and the spouse chooses to receive distribution of the contract in substantially equal payments over his or her life (or a period not longer than his or her life expectancy) and beginning no later than December 31 of the year in which the annuitant would have attained age 70 1/2; or

     (b) the annuitant names a beneficiary other than his or her surviving spouse and the beneficiary elects to receive distribution of the contract in substantially equal payments over his or her life (or a period not longer than his or her life expectancy) beginning no later than December 31 of the year following the year in which the annuitant dies.

If the annuitant dies after distributions have begun, distributions must continue at least as rapidly as under the schedule used before the annuitant's death.

If distribution requirements are not met, a penalty tax of 50% is levied on the difference between the amount that should have been distributed for that year and the amount that actually was distributed for that year.

REQUIRED DISTRIBUTIONS FOR INDIVIDUAL RETIREMENT ANNUITIES, SEP IRAS AND SIMPLE IRAS

Distributions from an Individual Retirement Annuity, SEP IRA or Simple IRA must begin no later than April 1 of the calendar year following the calendar year in which the contract owner reaches age 70 1/2. Distributions may be paid in a lump sum or in substantially equal payments over:

     (a) the contract owner's life or the lives of the contract owner and his or her spouse or designated beneficiary; or

     (b) a period not longer than the life expectancy of the contract owner or the joint life expectancy of the contract owner and the contract owner's designated beneficiary.

If the contract owner dies before distributions begin, the interest in the Individual Retirement Annuity, SEP IRA or Simple IRA must be distributed by December 31 of the calendar year in which the fifth anniversary of the contract owner's death occurs, unless:

     (a) the contract owner names his or her surviving spouse as the beneficiary and such spouse chooses to:

          (1) treat the contract as an Individual Retirement Annuity, SEP IRA or Simple IRA established for his or her benefit; or

          (2) receive distribution of the contract in substantially equal payments over his or her life (or a period not longer than his or her life expectancy) and beginning no later than December 31 of the year in which the contract owner would have reached age 70 1/2; or

     (b) the contract owner names a beneficiary other than his or her surviving spouse and such beneficiary elects to receive a distribution of the contract in substantially equal payments over his or her life (or a period not longer than his or her life expectancy) beginning no later than December 31 of the year following the year of the contract owner's death.

Required distributions do not have to be withdrawn from this contract if they are being withdrawn from another Individual Retirement Annuity, SEP IRA or Simple IRA of the contract owner.

If the contract owner dies after distributions have begun, distributions must continue at least as rapidly as under the schedule being used before the contract owner's death. However, a surviving spouse who is the beneficiary under the annuity payment option may treat the contract as his or her own, in the same manner as is described in section (a)(1) of this provision.

If distribution requirements are not met, a penalty tax of 50% is levied on the difference between the amount that should have been distributed for that year and the amount that actually was distributed for that year.

A portion of each distribution will be included in the recipient's gross income and taxed at ordinary income tax rates. The portion of a distribution which is taxable is based on the ratio between the amount by which non-deductible purchase payments exceed prior non taxable distributions and total account balances at the time of the distribution. The owner of an Individual Retirement Annuity, SEP IRA or Simple IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non deductible purchase payments for all years exceed non taxable distributions for all years, and the total balance of all Individual Retirement Annuities, SEP IRA or Simple IRA.

If the contract owner dies before the entire interest in the contract has been distributed, the balance will also be included in his or her gross estate.

REQUIRED DISTRIBUTIONS FOR ROTH IRAS

The rules for Roth IRAs do not require distributions to begin during the contract owner's lifetime.

When the contract owner dies, the interest in the Roth IRA must be distributed by December 31 of the calendar year in which the fifth anniversary of his or her death occurs, unless:

     (a) the contract owner names his or her surviving spouse as the beneficiary and the spouse chooses to:

          (1) treat the contract as a Roth IRA established for his or her benefit; or

          (2) receive distribution of the contract in substantially equal payments over his or her life (or a period not longer than his or her life expectancy) and beginning no later than December 31 of the year following the year in which the contract owner would have reached age 70 1/2; or

     (b) the contract owner names a beneficiary other than his or her surviving spouse and the beneficiary chooses to receive distribution of the contract in substantially equal payments over his or her life (or a period not longer than his or her life expectancy) beginning no later than December 31 of the year following the year in which the contract owner dies.

Distributions from Roth IRAs may be either taxable or nontaxable, depending upon whether they are "qualified distributions" or "non-qualified distributions" (see "Federal Tax Considerations").


NEW MINIMUM REQUIRED DISTRIBUTION RULES

In January 2001, the Department of the Treasury promulgated new Minimum Required Distribution rules, which are to be applicable to Qualified Plans, Tax Sheltered Annuities, and IRAs. These rules are proposed to be effective for 2002 and subsequent years.

The new Minimum Required Distribution rules have substantially simplified the calculation of the required distributions. Under the proposed regulations:

     (a) a uniform table is used to determine the contract owner/participant's life expectancy and uses the joint life expectancy of the contract owner/participant and a person 10 years younger recalculated annually; and

     (b) if the contract owner/participant's spouse is the sole designated beneficiary and is more than 10 years younger than the contract owner/beneficiary, then their joint life expectancy, recalculated annually, may be used instead.

These life expectancies will generally be longer than the life expectancies that are available under the previous proposed regulations, thereby permitting the distribution to be spread out over a longer period of time.

In addition, the designated beneficiary's identity does not have to be determined until December 31 of the year following the contract owner/participant's death. Under the previous proposed regulations, the designated beneficiary had to be determined not later than the required beginning date (generally, when the contract owner/participant attained age 70 1/2).


FEDERAL TAX CONSIDERATIONS

FEDERAL INCOME TAXES

The tax consequences of purchasing a contract described in this prospectus will depend on:

o    the type of contract purchased;

o    the purposes for which the contract is purchased; and

o the personal circumstances of individual investors having interests in the contracts.

See "Synopsis of the Contracts" for a brief description of the various types of contracts and the different purposes for which the contracts may be purchased.

Existing tax rules are subject to change, and may affect individuals differently depending on their situation. Nationwide does not guarantee the tax status of any contracts or any transactions involving the contracts.


If the contract is purchased as an investment of certain retirement plans (such as qualified retirement plans, Individual Retirement Accounts, and custodial accounts as described in Sections 401, 408(a), and 403(b)(7) of the Internal Revenue Code), the tax advantages enjoyed by the contract owner and/or annuitant may relate to participation in the plan rather than ownership of the annuity contract. Such plans are permitted to purchase investments other than annuities and retain tax-deferred status.

The following is a brief summary of some of the federal income tax considerations related to the contracts. In addition to the federal income tax, distributions from annuity contracts may be subject to state and local income taxes. The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Nothing in this prospectus should be considered to be tax advice. Contract owners and prospective contract owners should consult a financial consultant, tax advisor or legal counsel to discuss the taxation and use of the contracts.


The Internal Revenue Code sets forth different income tax rules for the following types of annuity contracts:

o    Individual Retirement Annuities;

o    SEP IRAs;

o    Simple IRAs;

o    Roth IRAs;

o    Tax Sheltered Annuities; and

o    "Non-Qualified Annuities."

Individual Retirement Annuities, SEP IRAs and Simple IRAs


Distributions from Individual Retirement Annuities, SEP IRAs and Simple IRAs are generally taxed when received. If any of the amount contributed to the Individual Retirement Annuity was nondeductible for federal income tax purposes, then a portion of each distribution is excludable from income.

If distributions of income from an Individual Retirement Annuity are made prior to the date that the owner attains the age of 59 1/2 years, the income is subject to both the regular income tax and an additional penalty tax of 10% is generally applicable. (For Simple IRAs, the 10% penalty is increased to 25% if the distribution is made during the 2 year period beginning on the date that the individual first participated in the Simple IRA.) The 10% penalty tax can be avoided if the distribution is:


o    made to a beneficiary on or after the death of the owner;

o attributable to the owner becoming disabled (as defined in the Internal Revenue Code);

o part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;

o    used for qualified higher education expenses; or

o used for expenses attributable to the purchase of a home for a qualified first-time buyer.

Roth IRAs

Distributions of earnings from Roth IRAs are taxable or non-taxable depending upon whether they are "qualified distributions" or "nonqualified distributions." A "qualified distribution" is one that satisfies the five-year rule and meets one of the following requirements:

o    it is made on or after the date on which the contract owner attains age 59
     1/2;

o it is made to a beneficiary (or the contract owner's estate) on or after the death of the contract owner;

o    it is attributable to the contract owner's disability; or

o it is used for expenses attributable to the purchase of a home for a qualified first-time buyer.

The five year rule generally is satisfied if the distribution is not made within the five taxable year period beginning with the first taxable year in which a contribution is made to any Roth IRA established for the owner.

A qualified distribution is not included in gross income for federal income tax purposes.


A non-qualified distribution is not includable in gross income to the extent that the distribution, when added to all previous distributions, does not exceed the total amount of contributions made to the Roth IRA. Any non-qualified distribution in excess of the total contributions is includable in the contract owner's gross income in the year that is distributed to the contract owner.


Special rules apply for Roth IRAs that have proceeds received from an IRA prior to January 1, 1999 if the owner elected the special 4-year income averaging provisions that were in effect for 1998.

If non-qualified distributions of income from a Roth IRA are made prior to the date that the owner attains the age of 59 1/2 years, the income is subject to both the regular income tax and an additional penalty tax of 10%. The penalty tax can be avoided if the distribution is:

o    made to a beneficiary on or after the death of the owner;

o attributable to the owner becoming disabled (as defined in the Internal Revenue Code);

o part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;

o    for qualified higher education expenses; or

o used for expenses attributable to the purchase of a home for a qualified first-time buyer.


If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for tax purposes.


Tax Sheltered Annuities

Distributions from Tax Sheltered Annuities are generally taxed when received. A portion of each distribution is excludable from income based on a formula established pursuant to the Internal Revenue Code. The formula excludes from income the amount invested in the contract divided by the number of anticipated payments until the full investment in the contract is recovered. Thereafter all distributions are fully taxable.

If a distribution of income is made from a Tax Sheltered Annuity prior to the date that the owner attains the age of 59 1/2 years, the income is subject to both the regular income tax and an additional penalty tax of 10%. The penalty tax can be avoided if the distribution is:

o    made to a beneficiary on or after the death of the owner;

o attributable to the owner becoming disabled (as defined in the Internal Revenue Code);

o part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;

o    for qualified higher education expenses;

o used for expenses attributable to the purchase of a home for a qualified first-time buyer; or

o made to the owner after separation from service with his or her employer after age 55.

Non-Qualified Contracts - Natural Persons as Contract Owners

Generally, the income earned inside a Non-Qualified Annuity Contract that is owned by a natural person is not taxable until it is distributed from the contract.

Distributions before the annuitization date are taxable to the contract owner to the extent that the cash value of the contract exceeds the contract owner's investment at the time of the distribution. Distributions, for this purpose, include partial surrenders, any portion of the contract that is assigned or pledged; or any portion of the contract that is transferred by gift. For these purposes, a transfer by gift may occur upon annuitization if the contract owner and the annuitant are not the same individual.

With respect to annuity distributions on or after the annuitization date, a portion of each annuity payment is excludable from taxable income. The amount excludable is based on the ratio between the contract owner's investment in the contract and the expected return on the contract. Once the entire investment in the contract is recovered, all distributions are fully includable in income. The maximum amount excludable from income is the investment in the contract. If the annuitant dies before the entire investment in the contract has been excluded from income, and as a result of the annuitant's death no more payments are due under the contract, then the unrecovered investment in the contract may be deducted on his or her final tax return.

In determining the taxable amount of a distribution, all annuity contracts issued after October 21, 1988 by the same company to the same contract owner during the same calendar year will be treated as one annuity contract.

A special rule applies to distributions from contracts that have investments that were made prior to August 14, 1982. For those contracts, distributions that are made prior to the annuitization date are treated first as a recovery of the investment in the contract as of that date. A distribution in excess of the amount of the investment in the contract as of August 14, 1982, will be treated as taxable income.

The Internal Revenue Code imposes a penalty tax if a distribution is made before the contract owner reaches age 59 1/2. The amount of the penalty is 10% of the portion of any distribution that is includable in gross income. The penalty tax does not apply if the distribution is:

o    the result of a contract owner's death;

o the result of a contract owner's disability (as defined in the Internal Revenue Code);

o one of a series of substantially equal periodic payments made over the life (or life expectancy) of the contract owner or the joint lives (or joint life expectancies) of the contract owner and the beneficiary selected by the contract owner to receive payment under the annuity payment option selected by the contract owner; or

o    is allocable to an investment in the contract before August 14, 1982.

Non-Qualified Contracts - Non-Natural Persons as Contract Owners

The previous discussion related to the taxation of Non-Qualified Contracts owned by individuals. Different rules (the so-called "non-natural persons" rules) apply if the contract owner is not a natural person.

Generally, contracts owned by corporations, partnerships, trusts, and similar entities are not treated as annuity contracts under the Internal Revenue Code. Therefore, income earned under a Non-Qualified Contract that is owned by a non-natural person is taxed as ordinary income during the taxable year that it is earned. Taxation is not deferred, even if the income is not distributed out of the contract. The income is taxable as ordinary income, not capital gain.

The non-natural persons rules do not apply to all entity-owned contracts. A contract that is owned by a non-natural person as an agent of an individual is treated as owned by the individual. This would cause the contract to be treated as an annuity under the Internal Revenue Code, allowing tax deferral. However, this exception does not apply when the non-natural person is an employer that holds the contract under a non-qualified deferred compensation arrangement for one or more employees.

The non-natural persons rules also do not apply to contracts that are:

o acquired by the estate of a decedent by reason of the death of the decedent;

o issued in connection with certain qualified retirement plans and individual retirement plans;

o purchased by an employer upon the termination of certain qualified retirement plans.

WITHHOLDING

Pre-death distributions from the contracts are subject to federal income tax. Nationwide will withhold the tax from the distributions unless the contract owner requests otherwise. If the distribution is from a Tax Sheltered Annuity, it will be subject to mandatory 20% withholding that cannot be waived, unless:

o    the distribution is made directly to another Tax Sheltered Annuity or IRA;
     or

o the distribution satisfies the minimum distribution requirements imposed by the Internal Revenue Code.


In addition, under some circumstances, the Internal Revenue Code will not permit contract owners to waive withholding. Such circumstances include:

o if the payee does not provide Nationwide with a taxpayer identification number; or

o if Nationwide receives notice from the Internal Revenue Service that the taxpayer identification number furnished by the payee is incorrect.

If a contract owner is prohibited from waiving withholding, as described above, the distribution will be subject to mandatory back-up withholding. Mandatory back-up withholding rates are 31% of income that is distributed.


NON-RESIDENT ALIENS

Generally, a pre-death distribution from a contract to a non-resident alien is subject to federal income tax at a rate of 30% of the amount of income that is distributed. Nationwide is required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:

     (1) provide Nationwide with proof of residency and citizenship (in accordance with Internal Revenue Service requirements); and

     (2)  provide Nationwide with an individual taxpayer identification number.

If the non-resident alien does not meet the above conditions, Nationwide will withhold 30% of income from the distribution.

Another way to avoid the 30% withholding is for the non-resident alien to provide Nationwide with sufficient evidence that:

     (1) the distribution is connected to the non-resident alien's conduct of business in the United States; and

     (2) the distribution is includable in the non-resident alien's gross income for United States federal income tax purposes.

Note that these distributions may be subject to back-up withholding, currently 31%, if a correct taxpayer identification number is not provided.

FEDERAL ESTATE, GIFT, AND GENERATION SKIPPING TRANSFER TAXES

The following transfers may be considered a gift for federal gift tax purposes:

     o    a transfer of the contract from one contract owner to another; or

     o    a distribution to someone other than a contract owner.

Upon the contract owner's death, the value of the contract may subject to estate taxes, even if all or a portion of the value is also subject to federal income taxes.

Section 2612 of the Internal Revenue Code may require Nationwide to determine whether a death benefit or other distribution is a "direct skip" and the amount of the resulting generation skipping transfer tax, if any. A direct skip is when property is transferred to, or a death benefit or other distribution is made to:

     (a) an individual who is two or more generations younger than the contract owner; or

     (b) certain trusts, as described in Section 2613 of the Internal Revenue Code (generally, trusts that have no beneficiaries who are not 2 or more generations younger than the contract owner).

If the contract owner is not an individual, then for this purpose ONLY, "contract owner" refers to any person:

o who would be required to include the contract, death benefit, distribution, or other payment in his or her federal gross estate at his or her death; or

o who is required to report the transfer of the contract, death benefit, distribution, or other payment for federal gift tax purposes.

If a transfer is a direct skip, Nationwide will deduct the amount of the transfer tax from the death benefit, distribution or other payment, and remit it directly to the Internal Revenue Service.

CHARGE FOR TAX

Nationwide is not required to maintain a capital gain reserve liability on Non-Qualified Contracts. If tax laws change requiring a reserve, Nationwide may implement and adjust a tax charge.

TAX CHANGES

The foregoing tax information is based on Nationwide's understanding of federal tax laws. It is NOT intended as tax advice. All information is subject to change without notice. You should consult with your tax and/or financial adviser for more information.

STATEMENTS

Nationwide will mail contract owners statements and reports. Therefore, contract owners should promptly notify Nationwide of any address change.

These mailings will contain:

o    statements showing the contract's quarterly activity;

o confirmation statements showing transactions that affect the contract's value. Confirmation statements will not be sent for recurring transactions. Instead, confirmation of recurring transactions will appear in the contract's quarterly statements;

Contract owners should review statements and confirmations carefully. All errors or corrections must be reported to Nationwide immediately to assure proper crediting to the contract. Unless Nationwide is notified within 30 days of receipt of the statement, Nationwide will assume statements and confirmation statements are correct.

INVESTMENTS

Nationwide intends to invest Guaranteed Period Option allocations received in fixed interest investments (bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the Guaranteed Period Options (3, 4, 5, 6, 7, 8, 9, and 10 years) and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest Guaranteed Period Option allocations in accordance with any particular investment objective, but will generally adhere to the overall investing philosophy of Nationwide. The Specified Interest Rates declared by Nationwide for the various Guaranteed Period Options will not necessarily correspond to the performance of the nonunitized separate account.

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GUARANTEED PERIOD OPTIONS

Nationwide Investment Services Corporation ("NISC"), acts as the national distributor of the contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. NISC's address is Two Nationwide Plaza, Columbus, Ohio 43215. NISC is a wholly-owned subsidiary of Nationwide.

Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of NASD broker-dealer firms. Nationwide pays broker-dealers compensation for promoting, marketing and selling the variable life and variable annuity contracts it sponsors. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Nationwide does not expect the compensation paid to such broker-dealers (including NISC) to exceed 5.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, Nationwide may pay additional compensation to broker-dealers as part of special sales promotions. Nationwide offers these contracts on a continuous basis, however no broker dealer is obligated to sell any particular amount of contracts.

NATIONWIDE LIFE INSURANCE COMPANY

BUSINESS

      ORGANIZATION


      Nationwide Life Insurance Company ("Nationwide") was incorporated in 1929 and is an Ohio stock legal reserve life insurance company. Nationwide offers a variety of forms of individual annuities, private and public sector pension plans and life insurance on a participating and a non-participating basis.

      Prior to January 27, 1997, Nationwide was wholly owned by Nationwide Corporation ("Nationwide Corp."). On that date, Nationwide Corp. contributed the outstanding shares of Nationwide's common stock to Nationwide Financial Services, Inc. ("NFS"), a holding company formed by Nationwide Corp. in November 1996 for Nationwide and other companies within the Nationwide group of companies that offer or distribute long-term savings and retirement products. On March 6, 1997, NFS completed an initial public offering of its Class A common stock.

      During 1996 and 1997, Nationwide Corp. and NFS completed certain transactions in anticipation of the initial public offering that focused the business of NFS on long-term savings and retirement products. On September 24, 1996, Nationwide declared a dividend payable to Nationwide Corp. on January 1, 1997 consisting of the outstanding shares of common stock of certain subsidiaries that do not offer or distribute long-term savings and retirement products. In addition, during 1996,

      Nationwide entered into two reinsurance agreements whereby all of Nationwide's accident and health and group life insurance business was ceded to two affiliates effective January 1, 1996. Additionally, Nationwide paid $900.0 million of dividends, $50.0 million to Nationwide Corp. on December 31, 1996 and $850.0 million to NFS, which then made an equivalent dividend to Nationwide Corp., on February 24, 1997.

      NFS contributed $836.8 million to the capital of Nationwide during March 1997.

      Wholly owned subsidiaries of Nationwide as of December 31, 2000 include Nationwide Life and Annuity Insurance Company, Nationwide Advisory Services, Inc. and Nationwide Investment Services Corporation.

      Nationwide is a member of the Nationwide group of companies, which consists of Nationwide Mutual Insurance Company and all of its subsidiaries and affiliates.

      Nationwide Life and Annuity Insurance Company offers universal life insurance, variable universal life insurance, corporate-owned life insurance and individual annuity contracts on a non-participating basis. Nationwide Advisory Services, Inc. and Nationwide Investment Services Corporation are registered broker/dealers.

      Nationwide, along with its affiliates (collectively, the "Company"), is a leading provider of long-term savings and retirement products in the United States (U.S.). Nationwide develops and sells a diverse range of products including individual annuities, private and public sector pension plans, and life insurance. By developing and offering a wide variety of products, the Company believes that it has positioned itself to compete effectively in various stock market and interest rate environments. The Company markets its products through a broad spectrum of distribution channels, including independent broker/dealers, brokerage firms, pension plan administrators, life insurance specialists, financial institutions, Nationwide agents and Nationwide Retirement Solutions.

      The Company is one of the leaders in the development and sale of variable annuities. As of December 31, 2000, the Company was the third largest writer of individual variable annuity contracts in the U.S., according to The Variable Annuity Research & Data Service.

      The Company has grown substantially in recent years as a result of its long-term investment in developing the distribution channels necessary to reach its target customers and the products required to meet the demands of these customers. The Company believes its growth has been further enhanced by favorable demographic trends, the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products offered by the Company, and the performance of the financial markets, particularly the U.S. stock markets, in recent years.


      BUSINESS SEGMENTS


      The Company has redefined its business segments in order to align this disclosure with the way management currently views its core operations. This updated view better reflects the different economics of the Company's various businesses and also aligns well with the Company's current market focus. As a result, the Company now reports three product segments:
      Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports corporate revenues and expenses, investments and related investment income supporting capital not specifically allocated to its product segments and revenues and expenses of its broker/dealer subsidiaries in a Corporate segment.

      The Individual Annuity segment, which accounted for $281.7 million (40%) of the Company's operating income before federal income tax expense for 2000, consists of both variable and fixed annuity contracts. Individual annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for a prescribed period. The Company's individual annuity products consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities.

      The Institutional Products segment, which accounted for $230.7 million (33%) of the

      Company's operating income before federal income tax expense for 2000, is comprised of the Company's group and payroll deduction business, both public and private sectors, and medium-term note program. The public sector includes the 457 business in the form of fixed and variable annuities. The private sector includes the 401(k) business generated through fixed and variable annuities.

      The Life Insurance segment, which accounted for $152.9 million (22%) of the Company's operating income before federal income tax expense for 2000, is composed of a wide range of insurance products including universal life insurance, corporate-owned life insurance ("COLI") and bank-owned life insurance ("BOLI"), which provide a death benefit and also allow the customer to build cash value on a tax-advantaged basis.

      The Corporate segment accounted for $37.1 million (5%) of the Company's operating income (which excludes net realized gains and losses on investments) before federal income tax expense for 2000.


      RATINGS


      Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in the Company and its ability to market its annuity and life insurance products. Rating organizations continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company's ratings could have a material adverse effect on the Company's ability to market its products and could increase the surrender of the Company's annuity products. Both of these consequences could, depending upon the extent thereof, have a material adverse effect on the Company's liquidity and, under certain circumstances, net income. The Company is rated "A+" (Superior) by A.M. Best Company, Inc. and its claims-paying ability/financial strength is rated "Aa3" (Excellent) by Moody's Investor Services, Inc. ("Moody's"), "AA" (Very Strong) by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("S&P") and "AA+" (Very Strong) by Fitch.


      The foregoing ratings reflect each rating agency's opinion of Nationwide's financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed toward the protection of investors. Such factors are of concern to policyholders, agents and intermediaries.


      The Company's financial strength is also reflected in the ratings of commercial paper. The commercial paper is rated "A-1+" by S&P and "P-1" by Moody's.


      COMPETITION


      The Company competes with a large number of other insurers as well as non-insurance financial services companies, such as banks, broker/dealers and mutual funds, some of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than the Company. The Company believes that competition in the Company's lines of business is based on price, product features, commission structure, perceived financial strength, claims-paying ratings, service and name recognition.

      On November 12, 1999, the Gramm-Leach-Bliley Act (the "Act"), was signed into law. The Act modernizes the regulatory framework for financial services in the U. S. and allows banks, securities firms and insurance companies to affiliate more directly than they have been permitted to do in the past. While the Act facilitates these affiliations, to date no significant competitors of the Company have acquired, or have been acquired by, a banking entity under authority of the Act. Nevertheless, it is not possible to anticipate whether such affiliations might occur in the future.


      REGULATION

      Nationwide and Nationwide Life and Annuity Insurance Company, as with other insurance companies, are subject to extensive regulation and supervision in the jurisdictions in which they do business. Such regulations limit the amount of dividends and other payments that can be paid by insurance companies without prior approval and impose restrictions on the amount and type of investments insurance companies may hold. These regulations also affect many other aspects of insurance companies' businesses, including licensing of insurers and their products and agents, risk-based capital requirements and the type and amount of required asset valuation reserve accounts. These regulations are primarily intended to protect policyholders rather than shareholders. The Company cannot predict the effect that any proposed or future legislation may have on the financial condition or results of operations of the Company.


      Insurance companies are required to file detailed annual and quarterly financial statements with state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such agencies at any time. In addition, insurance regulators periodically examine an insurer's financial condition, adherence to statutory accounting practices and compliance with insurance department rules and regulations. Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or the restructuring of insurance companies.


      As part of their routine regulatory oversight process, state insurance departments conduct detailed examinations periodically (generally once every three to four years) of the books, records and accounts of insurance companies domiciled in their states. Such examinations are generally conducted in cooperation with the departments of two or three other states under guidelines promulgated by the National Association of Insurance Commissioners. The most recently completed examination of the Company's insurance subsidiaries was conducted by the Ohio and Delaware insurance departments for the four-year period ended December 31, 1996. The final reports of these examinations did not result in any significant issues or adjustments.


      The payment of dividends by Nationwide is subject to restrictions set forth in the insurance laws and regulations of Ohio, its domiciliary state. The Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of:

      (i) 10% of statutory-basis policyholders' surplus as of the prior December 31; or

      (ii) the statutory-basis net income of the insurer for the 12-month period ending as of the prior December 31.


      The Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus. Earned surplus is defined under the Ohio insurance laws as the amount equal to the Company 's unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer's policyholder surplus must be reasonable in relation to the insurer's outstanding liabilities and adequate for its financial needs. The payment of dividends by Nationwide may also be subject to restrictions set forth in the insurance laws of New York that limit the amount of statutory profits on Nationwide's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders. The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends in the future.


     EMPLOYEES


     As of December 31, 2000, the Company had approximately 4,100 employees. None of the employees of the Company are covered by a collective bargaining agreement and the Company believes that its employee relations are satisfactory.


PROPERTIES


Pursuant to an arrangement between Nationwide Mutual Insurance Company and certain of its subsidiaries, during 2000 the Company leased on average approximately 734,000 square feet of office space primarily in the four building home office complex in Columbus, Ohio. the Company believes that its present facilities are adequate for the anticipated needs of the Company.


LEGAL PROCEEDINGS


The Company is a party to litigation and arbitration proceedings in the ordinary course of its business, none of which is expected to have a material adverse effect on the Company.


In recent years, life insurance companies have been named as defendants in lawsuits, including class action lawsuits relating to life insurance and annuity pricing and sales practices. A number of these lawsuits have resulted in substantial jury awards or settlements.

On October 29, 1998, Nationwide was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes

Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by Nationwide and the other named Nationwide affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. No class has been certified. On June 11, 1999, Nationwide and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied a motion to dismiss the amended complaint filed by Nationwide and other name defendants. Nationwide intends to defend this lawsuit vigorously.


There can be no assurance that any litigation relating to pricing or sales practices will not have a material adverse effect on the Company in the future.


SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS


During the fourth quarter of 2000, no matters were submitted to a vote of security holders, through the solicitation of proxies or otherwise.


MARKET FOR NATIONWIDE'S COMMON STOCK AND RELATED SHAREHOLDER MATTERS


There is no established public trading market for Nationwide's shares of common stock. All of the 3,814,779 shares of Nationwide's common stock issued and outstanding are owned by NFS.

Nationwide declared $50.0 million and $61.0 million in dividends to NFS during 2000 and 1999, respectively. In addition, Nationwide sought and obtained prior regulatory approval from the Ohio Department of Insurance to return $120.0 million and $175.0 million of capital to NFS during 2000 and 1999, respectively.


Nationwide currently does not have a formal dividend policy.

SELECTED CONSOLIDATED FINANCIAL DATA

FIVE-YEAR SUMMARY
RESULTS OF OPERATIONS(1)



                                                                                Years ended December 31,
                                                      ---------------------------------------------------------------------------
(in millions, except per share amounts)                   2000            1999            1998           1997             1996
---------------------------------------                   ----            ----            ----           ----             ----
Policy charges                                        $   1,092.2     $     895.6     $     698.9     $     545.2     $     400.9
Life insurance premiums                                     240.0           220.8           200.0           205.4           198.6
Net investment income                                     1,668.4         1,530.5         1,486.8         1,413.9         1,357.8
Realized gains (losses) on investments                      (24.9)          (11.0)           17.9            11.1            (0.2)
Other                                                       194.6           167.4           108.1            62.8            59.5
                                                      -----------     -----------     -----------     -----------     -----------
   Total revenues                                         3,170.3         2,803.3         2,511.7         2,238.4         2,016.6
                                                      -----------     -----------     -----------     -----------     -----------
Interest credited and other benefits                      1,470.0         1,349.2         1,284.4         1,235.4         1,201.6
Interest expense on debt and trust securities                48.5            47.2            35.1            26.1          --
Other expenses                                            1,027.9           834.1           686.7           569.9           486.9
                                                      -----------     -----------     -----------     -----------     -----------
   Total benefits and expenses                            2,546.4         2,230.5         2,006.2         1,831.4         1,688.5
                                                      -----------     -----------     -----------     -----------     -----------
Income from continuing operations before federal
   income tax expense                                       623.9           572.8           505.5           407.0           328.1
Federal income tax expense                                  189.0           191.5           173.1           141.8           115.8
                                                      -----------     -----------     -----------     -----------     -----------
   Income from continuing operations                  $     434.9     $     381.3     $     332.4     $     265.2     $     212.3
                                                      -----------     -----------     -----------     -----------     -----------
   Net income                                         $     434.9     $     381.3     $     332.4     $     265.2     $     223.6
                                                      -----------     -----------     -----------     -----------     -----------
Basic and diluted net income per common share(2)      $       3.38    $       2.96    $       2.58    $       2.14         --
Cash dividends declared                               $       0.46    $       0.38    $       0.30    $       0.18         --
Diluted average shares outstanding                          128.9           128.6           128.6           124.1          --
                                                      -----------     -----------     -----------     -----------     -----------

RECONCILIATION OF NET INCOME TO NET OPERATING
   INCOME(1)

Net income                                            $     434.9     $     381.3     $     332.4     $     265.2     $     223.6
Less: Realized (gains) losses on investments, net
   of tax                                                    16.1             7.0           (11.7)           (7.9)           (1.0)
Less: Income from discontinued operations, net of
   tax                                                     --              --              --              --               (11.3)
                                                      -----------     -----------     -----------     -----------     -----------
   Net operating income                                     451.0           388.3           320.7           257.3           211.3
Pro forma adjustments                                      --              --              --                (2.9)          (26.2)
                                                      -----------     -----------     -----------     -----------     -----------
   Pro forma net operating income                     $     451.0     $     388.3     $     320.7     $     254.4     $     185.1
                                                      -----------     -----------     -----------     -----------     -----------
Pro forma net operating income per common share       $       3.50    $       3.02    $       2.49    $       1.98    $       1.44
Net operating return on average realized equity(3)           16.7%           16.6%           15.8%           14.5%         --
                                                      -----------     -----------     -----------     -----------     -----------



(1) Comparisons between 2000, 1999 and 1998 results of operations and those of prior years are affected by the Company's initial public offering in March 1997 and companion offerings of senior notes and capital securities as well as the payment of certain special dividends. Pro forma amounts adjust for these transactions.

(2) Actual earnings and book value per common share amounts have not been presented for 1996, because such amounts are not meaningful due to the effects of initial public offering and the $900.0 million of dividends paid prior to the initial public offering.

(3) Based on net operating income and excluding accumulated other comprehensive income.

(4) During 2000, Nationwide Financial Services, Inc. began reporting new product segments.

SUMMARY OF FINANCIAL POSITION(1)



                                                                                       As of December 31,
                                                     -----------------------------------------------------------------------------
(in millions, except per share amounts)                     2000             1999            1998            1997           1996
---------------------------------------                     ----             ----            ----            ----           ----
Total invested assets                                $    25,359.2    $    22,587.9    $   20,940.5    $   19,673.2    $  18,317.3
Deferred policy acquisition costs                          2,872.7          2,555.8         2,022.3         1,665.4        1,366.5
Separate account assets                                   65,968.8         67,155.3        50,935.8        37,724.4       26,926.7
Other assets                                                 977.9            755.0           772.6           829.9        1,159.7
                                                     -------------    -------------    ------------    ------------    -----------
   Total assets                                      $    93,178.6    $    93,054.0    $   74,671.2    $   59,892.9    $  47,770.2
                                                     -------------    -------------    ------------    ------------    -----------
Policy reserves                                      $    22,243.3    $    21,868.3    $   19,772.2    $   18,702.8    $  17,600.6
Separate account liabilities                              65,968.8         67,155.3        50,935.8        37,724.4       26,926.7
Other liabilities                                          1,370.6            944.9           917.3           943.1        1,111.2
Long-term debt                                               298.4            298.4           298.4           298.4         --
                                                     -------------    -------------    ------------    ------------    -----------
   Total liabilities                                      89,881.1         90,266.9        71,923.7        57,668.7       45,638.5
                                                     -------------    -------------    ------------    ------------    -----------
NFS-obligated mandatorily redeemable capital and             300.0            300.0           300.0           100.0         --
   preferred securities of subsidiary trusts
Shareholders' equity                                       2,997.5          2,487.1         2,447.5         2,124.2        2,131.7
                                                     -------------    -------------    ------------    ------------    -----------
   Total liabilities and shareholders' equity        $    93,178.6    $    93,054.0    $   74,671.2    $   59,892.9    $  47,770.2
                                                     -------------    -------------    ------------    ------------    -----------
Book value per common share(2)                       $        23.29   $        19.35   $       19.04   $       16.53        --
                                                     -------------    -------------    ------------    ------------    -----------

CUSTOMER FUNDS MANAGED AND ADMINISTERED

Individual annuity                                   $    43,694.9    $    44,023.7    $   35,315.2    $   28,156.4    $  21,153.4
Institutional products                                    47,154.0         48,321.7        38,582.0        25,812.4       19,939.0
Life insurance                                             7,225.5          5,913.8         4,613.4         3,487.0        2,938.9
   Asset management, gross                                22,953.4         22,866.7        19,825.5         7,840.0        5,969.0
   Less intercompany eliminations                        (10,031.7)        (9,978.5)       (8,154.4)       (5,285.0)      (3,832.8)
                                                     -------------    -------------    ------------    ------------    -----------
   Asset management, net                                  12,921.7         12,888.2        11,670.8         2,555.0        2,136.2
                                                     -------------    -------------    ------------    ------------    -----------
                                                     $   110,996.1    $   111,147.4    $   90,181.4    $   60,010.8    $  46,167.5
                                                     =============    =============    ============    ============    ===========




                                                                              Years ended December 31,
                                                        -----------------------------------------------------------------
(in millions)                                               2000          1999          1998          1997         1996
-------------                                               ----          ----          ----          ----         ----
OPERATING INCOME BEFORE FEDERAL INCOME TAX EXPENSES
   BY BUSINESS SEGMENT(1),(4)
Individual annuity                                      $    276.3    $    254.4    $    230.2    $    186.9   $    100.9
Institutional products                                       224.6         201.5         164.8         126.2        117.3
Life insurance                                               161.1         122.7          88.8          66.7         67.2
Asset management                                               4.5          22.9          14.0          11.7          8.4
Corporate                                                    (17.7)        (17.7)        (10.2)          4.4         34.5
                                                        ----------    ----------    ----------    ----------   ----------
                                                        $    648.8    $    583.8    $    487.6    $    395.9   $    328.3
                                                        ----------    ----------    ----------    ----------   ----------

SALES BY BUSINESS SEGMENT(4)

Individual annuity                                      $  7,338.7    $  6,392.3    $  6,140.2    $  5,636.1   $  4,815.9
Institutional products                                     7,392.2       6,645.6       5,461.8       3,981.9      3,085.7
Life insurance                                             1,530.2       1,095.9         653.2         468.7        419.3
                                                        ----------    ----------    ----------    ----------   ----------



(1) Comparisons between 2000, 1999 and 1998 results of operations and those of prior years are affected by the Company's initial public offering in March 1997 and companion offerings of senior notes and capital securities as well as the payment of certain special dividends. Pro forma amounts adjust for these transactions.

(2) Actual earnings and book value per common share amounts have not been presented for 1996, because such amounts are not meaningful due to the effects of initial public offering and the $900.0 million of dividends paid prior to the initial public offering.

(3) Based on net operating income and excluding accumulated other comprehensive income.

(4) During 2000, Nationwide Financial Services, Inc. began reporting new product segments.

MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS


Management's narrative analysis and results of operations of Nationwide and subsidiaries for the three years ended December 31, 2000 follows. This discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this report.



Management's discussion and analysis contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:

     (i) the potential impact on the Company's reported net income that could result from the adoption of certain accounting standards issued by the Financial Accounting Standards Board;


     (ii) tax law changes impacting the tax treatment of life insurance and investment products;

     (iii) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

     (iv) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements;

     (v) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;


     (vi) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market;

     (vii) changes in interest rates and the capital markets causing a reduction of investment income and/or asset fees, reduction in the value of Nationwide's investment portfolio or a reduction in the demand for the Company's products;


     (viii) general economic and business conditions which are less favorable than expected;


     (ix) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; and


     (x) inaccuracies in assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts.

      RESULTS OF OPERATIONS


      In addition to net income, the Company reports net operating income, which excludes realized investment gains and losses. Net operating income is commonly used in the insurance industry as a measure of on-going earnings performance.

      The following table reconciles the Company's reported net income to net operating income for each of the last three years.



     (in millions)                  2000        1999        1998
     -------------                  ----        ----        ----
     Net income                  $   475.3   $   405.1   $   366.7
     Net realized losses              12.6         7.6       (18.5)
     (gains) on investments,
     net of tax
                                 ---------   ---------   ---------
       Net operating income      $   487.9   $   412.7   $   348.2
                                 =========   =========   =========


     (i)    Revenues


           Total operating revenues, which exclude net realized gains and losses on investments, increased to $3.00 billion in 2000 compared to $2.70 billion for 1999 and $2.45 billion for 1998. The growth in operating revenues over the past two years has primarily been driven by increases in policy charges and net investment income.

           Policy charges include asset fees, which are primarily earned from separate account assets generated from sales of individual and group variable annuities and investment life insurance products; cost of insurance charges earned on universal life insurance products; administration fees, which include fees charged per contract on a variety of the Company 's products and premium loads on universal life insurance products; and surrender fees, which are charged as a percentage of premiums withdrawn during a specified period of annuity and certain life insurance contracts.


           Policy charges for each of the last three years were as follows:



     (in millions)                  2000        1999        1998
     -------------                  ----        ----        ----
     Asset fees                 $    714.6   $   616.5   $   494.7
                                ----------   ---------   ---------
     Cost of insurance               156.5       117.0        88.8
     charges                    ----------   ---------   ---------
     Administrative fees             134.2       102.4        73.8
                                ----------   ---------   ---------
     Surrender fees                   86.1        59.6        41.6
                                ----------   ---------   ---------
       Total policy charges     $  1,091.4   $   895.5   $   698.9
                                ==========   =========   =========

           The growth in asset fees reflects increases in total average separate account assets of $11.99 billion (21%) in 2000 and $13.26 billion (30%) in 1999. Net flows into variable annuity and investment life insurance products as well as market appreciation, as measured on a daily average basis, in each of the last three years have resulted in the increase in average separate account balances.

           Cost of insurance charges are assessed on the net amount at risk on universal life insurance policies. The net amount at risk is equal to a policy's death benefit minus the related policyholder account value. The amount charged is based on the insured's age and other underwriting factors. The increase in cost of insurance charges is due primarily to growth in the net amount at risk related to individual investment life insurance reflecting expanded distribution and increased acceptance by producers and consumers. The net amount at risk related to individual investment life insurance grew to $24.69 billion at the end of 2000 compared to $19.76 billion and $14.95 billion at the end of 1999 and 1998, respectively.

           The growth in administrative fees is attributable to a significant increase in premiums on investment life policies and certain corporate-owned life policies where the company collects a premium load. The substantial majority of the increase in surrender charges over the past two years is attributable to policyholder withdrawals in the Individual Annuity segment, and is driven by an overall increase in individual variable annuity policy reserves and a heightened competitive environment in the individual annuity marketplace.

           Net investment income includes the investment income earned on investments supporting fixed annuities and certain life insurance products as well as the yield on the Company's general account invested assets which are not allocated to product segments, net of related investment expenses. General account assets supporting insurance products are closely correlated to the underlying reserves on these products. Net investment income grew from $1.48 billion and $1.52 billion in 1998 and 1999, respectively, to $1.65 billion in 2000 primarily due to increased invested assets to support growth in individual fixed annuity, institutional products and life insurance policy reserves. General account reserves supporting these products grew by $322.0 million and $2.09 billion in 2000 and 1999, respectively and were $22.18 billion at December 31, 2000. The change in net investment income was also impacted by average yields on investments, which increased by 24 basis points in 2000 and declined by 24 basis points in 1999 following market interest rate trends.

           Realized gains and losses on investments are not considered by the Company to be recurring components of earnings. Nationwide makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors.

           Other income includes fees earned by the Company's broker/dealers in 1999 and 1998, fees for investment management services, as well as commissions and other income for marketing, distribution and administration services.


     (ii)   Benefits and Expenses


           Interest credited to policyholder account balances totaled $1.18 billion in 2000 compared to $1.10 billion in 1999 and $1.07 billion in 1998 and principally relates to fixed annuities, both individual and institutional, and investment life insurance products. The growth in interest credited reflects the increase in policy reserves previously discussed and an overall increase in average crediting rates during 2000. The average crediting rate on fixed annuity policy reserves in the Individual Annuity and Institutional Products segments was 5.64% and 5.98% in 2000 compared to 5.72% and 5.72% in 1999 and 5.89% and 6.16% in 1998,
           respectively.

           Amortization of deferred policy acquisition costs (DAC) increased $79.5 million in 2000 and $58.1 million in 1999 principally due to the Individual Annuity segment as a result of growth in the number of policies in-force in each of the last two years coupled with increased surrender activity during 2000. Amortization of DAC increased in the Life Insurance segment as a result of growth in policies in-force.

           Operating expenses were $478.9 million in 2000, a 3% increase from 1999 operating expenses of $463.4 million. Operating expenses were $419.7 million in 1998. The increase reflects the growth in the number of annuity and life insurance contracts in-force and the related increase in administrative processing costs. 1999 and 1998 also include costs associated with investment management activities which were assigned to an affiliate in mid-1999.

           Federal income tax expense was $207.7 million representing an effective tax rate of 30.4% for 2000. Federal income tax expense in 1999 and 1998 was $201.4 million and $190.4 million, respectively, representing effective rates of 33.2% and 34.2%. An increase in tax exempt income and investment tax credits resulted in the decrease in effective rates.


     (iii)  Sales Information


           Sales are comprised of annuities, pension plans and life insurance products sold to a wide variety of customer bases. The 1999 and 1998 sales information has been restated to conform to the 2000 presentation, which better reflects multi-product sales across all distribution channels.

           Sales are stated net of internal replacements, which in the Company's opinion provides a more meaningful disclosure of sales. In addition, sales exclude: funding agreements issued to secure notes issued to foreign investors through an unrelated third party trust under the Company's $2 billion medium-term note program; bank-owned life insurance (BOLI); large case pension plan acquisitions; and deposits into Nationwide employee and agent benefit plans. Although these products contribute to asset and earnings growth, they do not produce steady production flow that lends itself to meaningful comparisons and are therefore excluded from sales.

           The Company sells its products through a broad distribution network. Unaffiliated entities that sell the Company's products to their own customer base include independent broker/dealers, brokerage firms, financial institutions, pension plan administrators, life insurance specialists and Nationwide agents. Representatives of the Company who market products directly to a customer base identified by the Company include Nationwide Retirement Solutions.


           Sales by distribution channel for each of the last three years are summarized as follows:


     (in millions)                  2000         1999         1998
     -------------                  ----         ----         ----
     Independent
       broker/dealers           $  5,933.4   $  5,097.8   $  4,841.8
     Brokerage firms               1,183.8        900.2        601.3
     Financial institutions        2,868.0      2,431.2      2,005.5
     Pension plan
       administrators              1,044.2      1,165.7      1,015.8
     Nationwide  Retirement
       Solutions                   2,328.6      2,470.3      2,445.9
     Nationwide agents               815.8        787.9        731.8
     Life insurance
       specialists                   711.4        420.0         91.1

           The competitive environment for individual annuity sales through the independent broker/dealer channel has become very challenging; however, total sales through this channel (including retirement plans and life insurance) were up 16% in 2000 reflecting the strength of the Company's multiple product strategy, appointment of new distributors, introduction of new products and features and a broad distribution network. Sales through financial institutions grew 18% during 2000 and 21% during 1999 driven mainly by the appointment of new distributors in the bank channel and increased fixed annuity sales.

           The increase in sales through life insurance specialists reflects $711.4 million of COLI sales in 2000 compared to $409.2 million in 1999. Nationwide entered the COLI market in 1998 and has quickly become a market leader through a focus on mid-sized cases. The Company's flagship products are marketed under The BEST of AMERICA(R) brand, and include individual and group variable annuities and variable life insurance.

           The BEST of AMERICA products allow customers to choose from investment options managed by premier mutual fund managers. The Company has also developed private label variable and fixed annuity products in conjunction with other financial services providers which allow those providers to sell products to their own customer bases under their own brand name.

           The Company also markets group deferred compensation retirement plans to employees of state and local governments for use under Internal Revenue Code ("IRC") Section 457. The Company utilizes its sponsorship by the National Association of Counties and The United States Conference of Mayors when marketing IRC Section 457 products.


Sales by product and segment for each of the last three years are as follows:



 (in millions of dollars)                             2000          1999          1998
 ------------------------                             ----          ----          ----

The BEST of AMERICA products                      $  5,475.4    $  4,639.2    $  4,656.1
Private label annuities                                998.7         947.8         778.1
Other                                                   90.9         382.5         332.9
     Total individual variable annuity sales         6,565.0       5,969.5       5,767.1
Deferred fixed annuities                               534.8         332.5         315.2
Immediate fixed annuities                              127.7          64.2          52.9
                                                  ----------    ----------    ----------
     Total individual fixed annuity sales              662.5         396.7         368.1
                                                  ----------    ----------    ----------
         Total individual annuity sales           $  7,227.5    $  6,366.2    $  3,135.2
                                                  ==========    ==========    ==========

The BEST of AMERICA products                      $  3,931.4    $  3,537.7    $  2,760.0
Other                                                   47.3          83.1          41.8
     Total private sector pension plan sales         3,978.7       3,620.8       2,801.8
IRC Section 457 annuities                            2,148.8       2,190.3       2,143.0
                                                  ----------    ----------    ----------
     Total public sector pension plan sales          2,148.8       2,190.3       2,143.0
                                                  ----------    ----------    ----------
         Total institutional products sales       $  6,127.5    $  5,811.1    $  4,944.8
                                                  ==========    ==========    ==========

The BEST of AMERICA variable life series          $    573.4    $    425.9    $    316.0
Corporate-owned life insurance                         711.4         409.2          91.1
Traditional/Universal life insurance                   245.4         260.8         246.1
                                                  ----------    ----------    ----------
         Total life insurance sales               $  1,530.2    $  1,095.9    $    653.2
                                                  ==========    ==========    ==========




      BUSINESS SEGMENTS


      The Company has redefined its business segments in order to align this disclosure with the way management currently views its core operations. This updated view better reflects the different economics of the Company's various businesses and also aligns well with the current market focus. The Company has three product segments: Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports certain other revenues and expenses in a Corporate segment. All 1999 and 1998 amounts have been restated to reflect the new business segments.

      The following table summarizes operating income before federal income tax expense for the Company's business segments for each of the last three years.



(in millions)                     2000         1999         1998
-------------                     ----         ----         ----
Individual Annuity             $   281.7    $   259.2    $   231.5
Institutional Products             230.7        217.8        180.4
Life Insurance                     152.9        120.8         88.8
Corporate                           37.1         20.3         28.0
                               =========    =========    =========

  Operating income before
  federal income tax expense   $   702.4    $   618.1    $   528.7

     (i)    Individual Annuity

           The Individual Annuity segment consists of both variable and fixed annuity contracts. Individual annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for a prescribed period. The Company's individual annuity products consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities.


The following table summarizes certain selected financial data for Nationwide's Individual Annuity segment for the years indicated.



(in millions)                                                        2000             1999             1998
-------------                                                        ----             ----             ----
INCOME STATEMENT DATA
Revenues:

   Policy charges                                              $      573.2     $      484.6     $      389.5
   Net investment income                                              483.2            458.9            431.7
   Premiums on immediate annuities                                     52.7             26.8             23.1
                                                               ------------     ------------     ------------
                                                                    1,109.1            970.3            844.3
Benefits and expenses:
   Interest credited to policyholder account balances                 396.4            384.9            357.9
   Amortization of DAC                                                238.7            170.9            129.2
   Other benefits                                                      54.0             23.8             22.5
   Other operating expenses                                           138.3            131.5            103.2
                                                               ------------     ------------     ------------
                                                                      827.4            711.1            612.8
                                                               ------------     ------------     ------------
       Operating income before federal income tax expense      $      281.7     $      259.2     $      231.5
                                                               ============     ============     ============

OTHER DATA
Sales:

   Individual variable annuities                               $    6,565.0     $    5,969.5     $    5,767.1
   Individual fixed annuities                                         662.5            396.7            368.1
                                                               ------------     ------------     ------------
       Total individual annuity sales                          $    7,227.5     $    6,366.2     $    6,135.2
                                                               ============     ============     ============

Average account balances:
   Separate account                                            $   37,934.0     $   31,929.2     $   25,563.9
   General account                                                  6,942.9          6,712.5          6,072.8
                                                               ------------     ------------     ------------
       Total average account balances                          $   44,876.9     $   38,641.7     $   31,636.7
                                                               ============     ============     ============

Account balances as of year end:

   Individual variable annuities                               $   39,621.9     $   40,274.7     $   32,029.2
   Individual fixed annuities                                       3,941.8          3,722.2          3,280.9
                                                               ------------     ------------     ------------
       Total account balances                                  $   43,563.7     $   43,996.9     $   35,310.1
                                                               ============     ============     ============

Return on average equity                                               20.4%            19.7%            20.2%
Pre-tax operating income to average account balances                    0.63%            0.67%            0.73%

           Pre-tax operating earnings reached $281.7 million in 2000, up 9% compared to 1999 earnings of $259.2 million, which were up 12% from 1998. Improved segment results are primarily due to growth in asset fees partially offset by increased DAC amortization.

           Asset fees were $478.5 million in 2000 up 15% from $415.0 million in 1999 and totaled $337.8 million in 1998. Asset fees are calculated daily and charged as a percentage of separate account reserves. Average separate account assets have increased substantially in the past three years as a result of net market appreciation and net flows of $675.2 million, $1.28 billion and $3.08 billion in 2000, 1999 and 1998, respectively. While separate account assets reflect market depreciation in 2000, there was substantial market appreciation in the first half of the year, which contributed to the growth in average separate account assets.

           Amortization of DAC increased 40% to $238.7 million in 2000 compared to $170.9 million and $129.2 million in 1999 and 1998, respectively. The growth in DAC amortization is consistent with the overall growth in the individual annuity business and the increase in surrender activity.

           The following table depicts the interest spread on average general account reserves in the Individual Annuity segment for each of the last three years.



                                      2000          1999          1998
                                      ----          ----          ----
     Net investment income            7.88%         7.58%         7.77%
     Interest credited                5.64          5.72          5.89
        Interest spread               2.24%         1.86%         1.88%


           During 1998 and 1999 the Company experienced an increase in mortgage loan and bond prepayment fees and such income accounted for approximately 4 basis points of the interest spread in 2000 compared to 7 basis points and 11 basis points in 1999 and 1998, respectively. Increases in interest rates in early 2000 generated higher net investment income and slowed prepayment activity.

           The Company is able to mitigate the effects of changes in investment yields by periodically resetting the rates credited on fixed features of individual annuity contracts. As of December 31, 2000, individual fixed annuity policy reserves and fixed option of variable annuity reserves of $2.42 billion and $2.50 billion, respectively, are in contracts that adjust the crediting rate periodically with portions resetting in each calendar quarter. The Company also has $398.7 million of fixed option of variable annuity policy reserves related to private label annuities that call for the crediting rate to be reset annually on each January 1 and $1.52 billion of individual fixed annuity policy reserves that are in payout status where the Company has guaranteed periodic, typically monthly, payments.

           Led by variable product deposits of $8.20 billion and withdrawals and surrenders of $5.98 billion, Individual Annuity segment deposits in 2000 of $8.87 billion offset by withdrawals and surrenders totaling $6.47 billion generated net flows of $2.40 billion compared to the $2.83 billion and $3.63 billion achieved in 1999 and 1998, respectively. Despite the competitive nature of the individual annuity market, the Company has demonstrated the ability to generate positive net flows by leveraging its broad distribution network and innovative product development resources. The Company successfully introduced new products, features and retention strategies during 2000.

           Changes in the Company's products, including the introduction of new products with reduced policy charges have slightly decreased the ratio of asset fees to average separate account assets within the segment. This ratio was 1.26% in 2000 compared to 1.29% and 1.30% in 1999 and 1998, respectively.

           The decrease in pre-tax operating income to average assets in 2000 and 1999 is primarily driven by the mix of products, which is demonstrated by average separate account assets accounting for 84.4%, 82.6% and 80.8% of total average account balances in 2000, 1999 and 1998, respectively. Higher sales of trail commission individual variable annuities and increased amortization of policy acquisition costs are also impacting margins.

           Individual Annuity sales, which exclude internal replacements, during 2000 were $7.23 billion compared to sales of $6.37 billion in 1999 and $6.14 billion in 1998. Sales growth in 2000 was driven by The BEST of AMERICA variable annuities and reflects the successful introduction of the Extra Value rider, which accounted for $2.65 billion of sales. In addition, sales of deferred fixed annuities increased 61% to $534.8 million driven by additional bank distribution.

     (ii)   Institutional Products

           The Institutional Products segment is comprised of the Company's group pension and payroll deduction business, both public and private sectors, and medium-term note program. The public sector includes the 457 business in the form of fixed and variable annuities. The private sector includes the 401(k) business generated through fixed and variable annuities. The sales figures do not include business generated through the Company's medium-term note program, large case pension plan acquisitions and Nationwide employee and agent benefit plans, however the income statement data does reflect this business.



The following table summarizes certain selected financial data for the Company's Institutional Products segment for the years indicated.



(in millions)                                                          2000             1999             1998
-------------                                                          ----             ----             ----
INCOME STATEMENT DATA
Revenues:

     Asset fees                                                  $      220.2     $      190.3     $      149.0
     Net investment income                                              827.4            771.2            784.7
     Other                                                               31.4             21.6             18.8
                                                                      1,079.0            983.1            952.5
Benefits and expenses:
     Interest credited to policyholder account balances                 628.8            580.9            595.7
     Other benefits and expenses                                        219.5            184.4            176.4
                                                                 ------------     ------------     ------------
                                                                        848.3            765.3            772.1
                                                                 ------------     ------------     ------------
         Operating income before federal income tax expense      $      230.7     $      217.8     $      180.4
                                                                 ============     ============     ============

OTHER DATA
Sales:

     Private sector pension plans                                $    3,978.7     $    3,620.8     $    2,801.8
     Public sector pension plans                                      2,148.8          2,190.3          2,143.0
                                                                 ------------     ------------     ------------
         Total individual institutional products sales           $    6,127.5     $    5,811.1     $    4,944.8
                                                                 ============     ============     ============

Average account balances:
     Separate account                                            $   27,806.7     $   22,350.3     $   16,995.4
     General account                                                 10,521.2         10,147.7          9,667.4
                                                                 ------------     ------------     ------------
         Total average account balances                          $   38,327.9     $   32,498.0     $   26,662.8
                                                                 ============     ============     ============

Account balances as of year end:

     Private sector pension plans                                $   18,001.4     $   19,246.2     $   14,568.8
     Public sector pension plans                                     17,294.5         18,949.2         15,801.4
     Medium-term notes                                                1,627.7            574.5           --
                                                                 ------------     ------------     ------------
         Total account balances                                  $   36,923.6     $   38,769.9     $   30,370.2
                                                                 ============     ============     ============

Return on average equity                                                 24.2%            24.5%            22.0%
Pre-tax operating income to average account balances                     0.59%            0.65%            0.66%

           Institutional Products segment earnings growth in 2000 and 1999 was driven by higher asset fees from 24% and 32% increases in average separate account assets in 2000 and 1999, respectively. Net investment income increased $56.2 million in 2000 to $827.4 million, following a decline in 1999 of $13.5 million to $771.2 million. The change in net investment income was driven by higher average general account assets in each year and an increase in average investment yields in 2000 and a decrease in average investment yields in 1999. The increase in interest credited in 2000 is primarily the result of a 4% increase in average general account reserves and an increase in the average crediting rate of 26 basis points. The decrease in interest credited in 1999 is primarily the result of a 44 basis point decrease in the average interest-crediting rate reflecting lower market rates, offset by a 5% increase in average general account reserves. Higher operating expenses in 2000 reflect the significant technology investments made as part of the new business model in the public sector business.

           The following table depicts the interest spread on average general account reserves in the Institutional Products segment for each of the last three years.



                              2000          1999          1998
                              ----          ----          ----
Net investment                7.86%         7.60%         8.12%
income
Interest credited             5.98          5.72          6.16
   Interest spread            1.88%         1.88%         1.96%


           During 1998 and 1999 the Company experienced an increase in mortgage loan and bond prepayment fees and such income accounted for approximately 4 basis points of the interest spread in 2000 compared to 8 basis points and 22 basis points in 1999 and 1998, respectively. Increases in interest rates in early 2000 generated higher net investment income and slowed prepayment activity.

           The Company is able to mitigate the effects of changes in investment yields by periodically resetting the rates credited on fixed features sold through group annuity contracts. Fixed annuity policy reserves in the Institutional Products segment as of December 31, 2000, included $7.03 billion in contracts where the guaranteed interest rate is reestablished each quarter and $545.9 million in contracts that adjust the crediting rate periodically with portions resetting in each calendar quarter. In this segment, the Company also has $809.4 million of fixed option of variable annuity policy reserves that call for the crediting rate to be reset annually on January 1. The remaining $1.63 billion of fixed annuity policy reserves relate to funding agreements issued in conjunction with the Company's medium-term note program where the crediting rate is either fixed for the term of the contract or variable, based on an underlying index.

           Institutional Products segment deposits in 2000 of $6.33 billion offset by participant withdrawals and surrenders totaling $5.59 billion generated net flows from participant activity of $738.9 million. Net flows in 2000 are down from the $1.55 billion and $2.00 billion achieved in 1999 and 1998, respectively. Net case (terminations) acquisitions were ($1.32) billion in 2000, $810.8 million in 1999 and none in 1998. The increase in net terminations in 2000 reflects the increasingly competitive environment particularly in the public sector market.

           Changes in the Company's products, including the introduction of new institutional products with reduced policy charges, and the mix of business have slightly decreased the ratio of asset fees to average separate account assets within the segment. This ratio was 0.79% in 2000 compared to 0.83% and 0.86% in 1999 and 1998, respectively.

           The Company has recently experienced decreases in pre-tax operating income to average account balances, which reached 0.59% in 2000, compared to 0.65% in 1999 and to 0.66% in 1998. The decreases were primarily driven by a change in the mix of products, including new products with reduced policy charges and the growth in separate account products.

           Institutional Products sales during 2000 reached $6.13 billion compared to sales of $5.81 billion in 1999 and $4.94 billion in

           1998. The growth in each year is primarily attributable to private sector plans. The independent broker/dealer, brokerage firms and financial institutions channels all reported sales growth in excess of 10 percent each year.


     (iii)  Life Insurance


           The Life Insurance segment consists of insurance products, including universal life insurance, COLI and BOLI products, which provide a death benefit and also allow the customer to build cash value on a tax-advantaged basis.


The following table summarizes certain selected financial data for the Company's Life Insurance segment for the years indicated.



(in millions)                                                        2000           1999           1998
-------------                                                        ----           ----           ----
INCOME STATEMENT DATA
Revenues:

     Total policy charges                                        $    266.6     $    199.0     $    141.6
     Other                                                            476.5          447.1          402.5
                                                                      743.1          646.1          544.1
Benefits                                                              389.3          359.5          308.3
Operating expenses                                                    200.9          165.8          147.0
                                                                 ----------     ----------     ----------
                                                                      590.2          525.3          455.3
                                                                 ----------     ----------     ----------
         Operating income before federal income tax expense      $    152.9     $    120.8     $     88.8
                                                                 ==========     ==========     ==========

OTHER DATA
Sales:

     The BEST of AMERICA variable life series                    $    573.4     $    425.9     $    316.0
     Corporate-owned life insurance                                   711.4          409.2           91.1
     Traditional/Universal life insurance                             245.4          260.8          246.1
                                                                 ----------     ----------     ----------
         Total life insurance sales                              $  1,530.2     $  1,095.9     $    653.2
                                                                 ==========     ==========     ==========

Policy reserves as of year end:

     Individual investment life insurance                        $  2,092.0     $  1,832.3     $  1,270.1
     Corporate investment life insurance                            2,552.3        1,498.6          903.6
     Traditional life insurance                                     1,813.0        1,787.0        1,689.4
     Universal life insurance                                         768.2          795.9          750.3
                                                                 ----------     ----------     ----------
         Total policy reserves                                   $  7,225.5     $  5,913.8     $  4,613.4
                                                                 ==========     ==========     ==========

Return on average equity                                              11.5%          11.0%           8.9%


           Life Insurance segment earnings in 2000 increased 27% to $152.9 million, up from $120.8 million a year ago and $88.8 million in 1998. Continued strong sales and reserve growth from both individual and corporate investment life insurance products contributed to the sharp earnings increases.

           Driven primarily by increased policy charges, revenues from investment life products increased to $322.4 million in 2000 compared to $226.5 million in 1999 and $145.4 million in 1998. The revenue growth reflects significantly increased policy reserve levels as individual investment life reserves increased 14% in 2000 to $2.09 billion compared to $1.83 billion a year ago and $1.27 billion at the end of 1998. Corporate investment life reserves, which include both COLI and BOLI products, reached $2.55 billion, up from $1.50 billion and $903.6 million at the end of 1999 and 1998, respectively.

           Pre-tax earnings from investment life products reached $85.3 million in 2000 compared to $53.4 million a year ago and $29.6 million in 1998. The strong revenue growth discussed previously more than offset increased operating expenses associated with the growth in business.

           Traditional/Universal life pre-tax earnings slightly increased to $67.6 million in 2000 compared to $67.4 million in 1999 and were

           $59.2 million in 1998. The 1998 results reflect additional expenses related to the installation of a new policy administration system.

           Total life insurance sales, excluding all BOLI and Nationwide employee and agent benefit plan sales increased 40% to $1.53 billion in 2000 compared to $1.10 billion during 1999 and $653.2 million in 1998. Sales in 2000 include record levels of production for individual investment life insurance and COLI, reflecting the Company's efforts to sell through multiple channels and growing producer and consumer acceptance of these product offerings.

     (iv)   Corporate

           The Corporate segment includes net investment income not allocated to the three product segments, unallocated expenses and interest expense on short-term borrowings. 1999 and 1998 results also include investment management activities associated with Nationwide mutual funds. During 1999, these investment management activities were assigned to an affiliate. In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments in the Corporate segment.


           The following table summarizes certain selected financial data for the Company's Corporate segment for the years indicated.


(in millions)                     2000         1999         1998
-------------                     ----         ----         ----
INCOME STATEMENT DATA
Operating revenues             $    72.1    $   103.7    $   106.4
Operating expenses                  35.0         83.4         78.4
  Operating income             $    37.1    $    20.3    $    28.0
  before federal income
  tax expense1

1  Excludes net realized gains (losses) on investments


       In addition to the operating revenues presented in the table above, the Company also reports net realized gains and losses on investments in the Corporate segment. The Company realized net investment (losses) gains of ($19.4) million, ($11.6) million and $28.4 million during 2000, 1999 and 1998, respectively. During 2000 the Company recognized a total of $19.4 million of realized losses on three fixed maturity security holdings.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    MARKET RISK SENSITIVE FINANCIAL INSTRUMENTS


    The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all the risks Nationwide is exposed to.


   (i)  Interest Rate Risk


        Fluctuations in interest rates can potentially impact the Company's earnings, cash flows, and the fair value of its assets and liabilities. Generally, in a declining interest rate environment, the Company may be required to reinvest the proceeds from matured and prepaid investments at rates lower than the overall yield of the portfolio, which could reduce interest spread income. In addition, minimum guaranteed crediting rates (typically 3.0% or 3.5%) on certain annuity contracts could result in a reduction of the Company's interest spread income in the event of a significant and prolonged decline in interest rates from market rates at the end of 2000. The average crediting rate of fixed annuity products during 2000 was 5.64% and 5.98% for the Individual Annuity and Institutional Products segments, respectively, well in excess of the guaranteed rates. The Company mitigates this risk by investing in assets with maturities and durations that match the expected characteristics of the liabilities and by investing in mortgage- and asset-backed securities with limited prepayment exposure.

        Conversely, a rising interest rate environment could result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities generally have a weighted average maturity of approximately 4.5 years as of December 31, 2000 and therefore, the change in yield of the portfolio will lag changes in market interest rates. This lag is increased if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If the Company could not fund the surrenders with its cash flow from operations, the Company may be required to sell investments, which likely would have declined in value due to the increase in interest rates. The Company mitigates this risk by offering products that assess surrender charges or market value adjustments at the time of surrender, by investing in assets with maturities and durations that match the expected characteristics of the liabilities, and by investing in mortgage- and asset-backed securities with limited prepayment exposure.


 (ii)   Asset/Liability Management Strategies to Manage Interest Rate Risk


        The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each product line has an investment strategy based on its specific characteristics. The strategy establishes asset maturity and duration, quality and other guidelines. For fixed maturity securities and mortgages, the weighted average maturity is based on repayments, which are scheduled to occur under the terms of the asset. For mortgage- and asset-backed securities, repayments are determined using the current rate of repayment of the underlying mortgages or assets and the terms of the securities.

        For individual immediate annuities having future benefits which cannot be changed at the option of the policyholder, the underlying assets are managed in a separate pool. The duration of assets and liabilities in this pool are kept as close together as possible. For assets, the repayment cash flows, plus anticipated coupon payments, are used in calculating asset duration. Future benefits and expenses are used for liabilities. As of December 31, 2000, the average duration of assets in this pool was 7.40 years and the average duration of the liabilities was
        7.51 years. Individual immediate annuity policy reserves on this business were $1.52 billion as of December 31, 2000.

        Because the timing of the payment of future benefits on the majority of the Company's business can be changed by the policyholder, the Company employs cash flow testing techniques in its asset/liability management process. In addition, each year the Company's annuity and insurance business is analyzed to determine the adequacy of the reserves supporting such business. This analysis is accomplished by projecting the anticipated cash flows from such business and the assets required to support such business under a number of possible future interest rate scenarios. The first 7 of these scenarios are required by state insurance regulation. Projections are also made using 11 additional scenarios, which involve more extreme fluctuations in future interest rates and equity markets. Finally, to get a statistical analysis of possible results and to minimize any bias in the 18 predetermined scenarios, additional projections are made using 50 randomly generated interest rate scenarios. For the Company's 2000 cash flow testing process, interest rates for 90-day treasury bills ranged from 1.02% to 12.99% under the 18 predetermined scenarios and 0.39% to 28.48% under the 50 random scenarios. Interest rates for longer maturity treasury securities had comparable ranges. The values produced by each projection are used to determine future gains or losses from the Company's annuity and insurance business, which, in turn, are used to quantify the adequacy of the Company's reserves over the entire projection period. The results of the Company's cash flow testing indicated that the Company's reserves were adequate as of December 31, 2000.

 (iii)  Characteristics of Interest Rate Sensitive Financial Instruments


        The following table provides information about the Company's financial instruments as of December 31, 2000 that are sensitive to changes in interest rates. Insurance contracts that subject the Company to significant mortality risk, including life insurance contracts and life-contingent immediate annuities, do not meet the definition of a financial instrument and are not included in the table.



                                                                                                                           1999
(in millions of dollars)          2001        2002      2003       2004       2005   Thereafter     Total    Fair Value  Fair Value
------------------------          ----        ----      ----       ----       ----   ----------     -----    ----------  ----------
ASSETS
Fixed maturity securities:
  Corporate bonds:
   Principal                    $1,578.1   $1,565.5   $1,169.1   $1,018.9   $1,313.1   $3,388.1   $10,032.8   $ 9,858.2   $ 9,536.5
   Average interest rate             7.4%       7.4%       7.2%       7.4%       7.6%       8.2%        7.7%
  Mortgage and other
   asset-backed securities:
   Principal                    $1,193.7   $  991.3   $  725.7   $  555.5   $  431.1   $1,295.5   $ 5,192.8   $ 5,169.7   $ 5,196.9
   Average interest rate             7.3%       7.4%       7.5%       7.6%       7.8%       7.8%        7.8%
  Other fixed maturity
   securities:
   Principal                    $   56.0   $    8.8   $   26.1   $   49.0   $   12.3   $  346.4   $   498.6   $   415.1   $   560.6
   Average interest rate             7.0%      10.9%       8.3%       7.9%       7.6%       8.0%        7.9%
Mortgage loans on real estate:
   Principal                    $  253.6   $  393.8   $  487.5   $  488.2   $  776.9   $3,812.4   $ 6,212.4   $ 6,327.8   $ 5,745.5
   Average interest rate             8.7%       8.6%       8.1%       7.9%       8.2%       7.9%        8.0%
LIABILITIES
Deferred fixed annuities:
   Principal                    $2,239.0   $1,495.0   $1,282.0   $1,105.0   $  964.0   $9,404.9   $16,430.3   $15,697.8   $16,197.4
   Average credited rate             5.8%       5.8%       5.9%       6.0%       6.1%       6.2%        6.1%
Immediate annuities:
   Principal                    $   45.0   $   41.0   $   35.0   $   32.0   $   28.0   $  204.0   $   385.0   $   282.0   $   237.8
   Average credited rate             7.2%       7.2%       7.2%       7.2%       7.3%       7.3%        7.3%
Short-term borrowings:
   Principal                    $  120.0     --         --         --         --         --       $   120.0   $   118.7      --
   Average interest rate             6.5%    --         --         --         --         --             6.5%
DERIVATIVE FINANCIAL
INSTRUMENTS
Interest rate swaps:

  Pay fixed/receive variable

   Notional value                 --       $   30.0   $   62.5   $  133.9   $  290.6   $  417.8   $   934.8   $   (21.3)  $     4.8
   Weighted average pay rate      --            4.1%       6.7%       6.8%       6.4%       6.9%        6.6%
   Weighted average receive       --            7.8%       6.6%       6.7%       7.0%       6.8%        6.9%
   rate
  Pay variable/receive fixed

   Notional value                 --       $    5.0   $   28.1   $  343.4   $  394.2   $  293.5   $ 1,064.2   $   (32.1)  $   (25.3)
   Weighted average pay rate      --            6.8%       6.9%       7.0%       7.1%       7.0%        7.1%
   Weighted average receive       --            7.0%       4.0%       3.1%       2.6%       5.4%        3.6%
   rate
  Pay variable/receive
  variable

   Notional value                 --         --       $  375.9   $    9.0   $  316.0   $   30.0   $   730.9   $     5.2      --
   Weighted average pay rate      --         --            6.9%       6.9%       6.8%       7.2%        6.9%
   Weighted average receive       --         --            4.0%       6.8%       5.0%       7.4%        4.6%
   rate
Interest rate futures:
  Long positions

   Contract amount/notional     $   36.0   $   34.0   $    6.0   $    4.0   $    1.0     --       $    81.0   $     0.3      --
   Weighted average
   settlement price             $   92.8   $   92.8   $   92.5   $   92.3   $   92.3     --       $    92.8
  Short positions
   Contract amount/notional     $1,685.8   $1,349.0   $  922.0   $  696.0   $  403.0   $  523.0   $ 5,578.8   $   (16.3)  $     1.3
   Weighted average
   settlement price             $   93.5   $   93.0   $   93.0   $   92.9   $   92.8   $   92.6   $    93.0

           Additional information about the characteristics of the financial instruments and assumptions underlying the data presented in the table above are as follows:

           Mortgage- and asset-backed securities (MBSs and ABSs): The maturity year is determined based on the terms of the securities and the current rate of prepayment of the underlying pools of mortgages or assets. The Company limits its exposure to prepayments by purchasing less volatile types of MBSs and ABSs.

           Other fixed maturity securities and mortgage loans on real estate:
           The maturity year is determined based on the maturity date of the security or loan.

           Deferred fixed annuities: The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates, and contract terms. Included are group annuity contracts representing $8.39 billion of general account liabilities as of December 31, 2000, which are generally subject to market value adjustment upon surrender and which may also be subject to surrender charges. Of the total group annuity liabilities, $7.03 billion were in contracts where the crediting rate is reset quarterly, $545.9 million were in contracts that adjust the crediting rate on an annual basis with portions resetting in each calendar quarter and $809.4 million were in contracts where the crediting rate is reset annually on January 1. Fixed annuity policy reserves of $1.63 billion relate to funding agreements issued in conjunction with the Company's medium-term note program where the crediting rate is either fixed for the term of the contract or variable, based on an underlying index. Also included in deferred fixed annuities are certain individual annuity contracts, which are also subject to surrender charges calculated as a percentage of the lesser of deposits made or the amount surrendered and assessed at declining rates during the first seven years after a deposit is made. At December 31, 2000, individual annuity general account liabilities totaling $4.92 billion were in contracts where the crediting rate is reset periodically, with portions resetting in each calendar quarter and $398.7 million that reset annually on January 1. The average crediting rate is calculated as the difference between the projected yield of the assets backing the liabilities and a targeted interest spread. However, for certain individual annuities the credited rate is also adjusted to partially reflect current new money rates.

           Immediate annuities: Included are non-life contingent contracts in payout status where the Company has guaranteed periodic, typically monthly, payments. The maturity year is based on the terms of the contract.

           Short-term borrowings: The maturity year is the stated maturity date of the obligation.

           Derivative financial instruments: The maturity year is based on the terms of the related contracts. Interest rate swaps include cross-currency swaps that eliminate all foreign currency exposure the Company has with existing assets and liabilities. Underlying details by currency have therefore been omitted. Variable swap rates and settlement prices reflect those in effect at December 31, 2000.


           (iv) Equity Market Risk


           Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to the Company. At December 31, 2000, 88% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets will result in corresponding increases and decreases in the Company's separate account assets and the reported asset fee revenue. In addition, a decrease in separate account assets may decrease the Company's expectations of future profit margins, which may require the Company to accelerate the amortization of deferred policy acquisition costs.

      INFLATION

      The rate of inflation did not have a material effect on revenues or operating results of the Company during 2000, 1999 or 1998.

DIRECTORS AND EXECUTIVE OFFICERS


     The Company's Board of Directors currently consists of the following fourteen Directors:



    NAME                     AGE        DIRECTOR SINCE     YEAR TERM WILL EXPIRE
    ----                     ---        --------------     ---------------------
Lewis J. Alphin               52             1993                   2015
A. I. Bell                    55             1998                   2013
Yvonne M. Curl                46             1998                   2022
Kenneth D. Davis              47             1999                   2002
Keith W. Eckel                54             1996                   2014
Willard J. Engel              61             1994                   2006
Fred C. Finney                54             1992                   2013
Joseph J. Gasper              57             1996                   2008
W. G. Jurgensen               49             2000                   2003
David O. Miller               62             1996                   2006
Ralph M. Paige                58             1999                   2002
James F. Patterson            59             1989                   2007
Arden L. Shisler              64             1992                   2004
Robert L. Stewart             64             1986                   2001

     Nationwide Life's Executive Officers currently consist of the following twenty-two Officers:



        NAME               AGE                       POSITION WITH NATIONWIDE
        ----               ---                       ------------------------
John R. Cook, Jr.           57           Senior Vice President - Chief Communications Officer
Thomas L. Crumrine          59           Senior Vice President
David A. Diamond            46           Senior Vice President - Corporate Controller
Joseph J. Gasper            57           President and Chief Operating Officer
Philip C. Gath              53           Senior Vice President - Chief Actuary - Nationwide Financial
Patricia R. Hatler          46           Senior Vice President, General Counsel and Secretary
Richard D. Headley          52           Executive Vice President
Michael S. Helfer           55           Executive Vice President - Corporate Strategy
David K. Hollingsworth      48           Senior Vice President - Business Development and Sponsor Relations
David R. Jahn               52           Senior Vice President - Product Management
Donna A. James              43           Executive Vice President - Chief Administrative Officer
William J. Jurgensen        49           Chairman of the Board and Chief Executive Officer
Richard A. Karas            58           Senior Vice President - Sales - Financial Services
Gregory S. Lashutka         57           Senior Vice President - Corporate Relations
Edwin P. McCausland, Jr.    56           Senior Vice President - Fixed Income Securities
Dimon Richard McFerson      64           Chairman (retired December 30, 2000)
Robert A. Oakley            54           Executive Vice President - Chief Financial Officer
Mark D. Phelan              46           Senior Vice President - Technology and Operations
Douglas C. Robinette        46           Senior Vice President - Claims
Mark R. Thresher            44           Senior Vice President - Finance (Chief Accounting Officer)
Susan A. Wolken             50           Senior Vice President - Product Management and Nationwide
                                         Financial Marketing
Robert J. Woodward, Jr.     59           Executive Vice President - Chief Investment Officer

Biographical information for each of the individuals listed in the above table is set forth below.


DIMON R. MCFERSON, until his retirement in December 2000, was Chief Executive Officer since April 1996. He was elected Chief Executive Officer in December 1992, and President and Chief Executive Officer in December 1993. He was President and General Manager of Nationwide Mutual Insurance Company from April 1988 to April 1991; President and Chief Operating Officer of Nationwide Mutual Insurance Company from April 1991 to December 1992; and President and Chief Executive Officer of Nationwide Mutual Insurance Company from December 1992 to April 1996. Mr. McFerson was with Nationwide for 21 years.

W.G. JURGENSEN has been a Director and Chief Executive Officer since 2000. Previously, he was Executive Vice President of Bank One Corporation from 1998 to May 2000. Prior to Bank One's merger with First Chicago NBD, Mr. Jurgensen served from 1990 to 1998 as Executive Vice President with First Chicago, leading various business units. For 17 years, Mr. Jurgensen was with Norwest Corporation, beginning as a corporate banking officer and serving in increasingly responsible roles including president and CEO of Norwest Investment Services and management of the treasury function. Mr. Jurgensen's final post was Executive Vice President - Corporate Banking.

JOSEPH J. GASPER has been President and Chief Operating Officer and Director of Nationwide since April 1996. Previously, he was Executive Vice President - Property/Casualty Operations of Nationwide Mutual Insurance Company from April 1995 to April 1996. He was Senior Vice President - Property/Casualty Operations of Nationwide Mutual Insurance Company from September 1993 to April 1995. Prior to that time, Mr. Gasper held numerous positions within Nationwide. Mr. Gasper has been with Nationwide for 34 years.


LEWIS J. ALPHIN has been a Director of Nationwide since 1993. Mr. Alphin owns and operates an 800-acre farm in Mt. Olive, NC. He taught agriculture business at James Sprunt Community Collegy in Kenansville, NC for more than 22 years before retiring in 1994. He is the former board chairman of the Cape Fear Farm Credit Association, a member and former vice president, secretary/treasurer, and director of the Duplin County Agribusiness Council, and a former board member of the Southern States Cooperative (1986 to 1993). Mr. Alphin is a member of the Duplin County Farm Bureau, the North Carolina Farm Bureau, ad the Farm Credit Council. He is a member and former director of the Oak Wolfe Fire Department.

A. I. BELL has been a Director of Nationwide since April, 1998. Mr. Bell has served as a state trustee of the Ohio Farm Bureau Federation from 1991 to 1998 and as president that last four years. He oversees the Bell family farm in Zanesville, Ohio. The farm is the hub of a multi-family swine network, in addition to grain and beef operations. Mr. Bell has represented the Ohio Farm Bureau at state and national level activities, and has traveled internationally representing Ohio agriculture. In 1995, he was introduced into The Ohio State University Department of Animal Sciences Hall of Fame.


YVONNE M. CURL has been a Director of Nationwide since April 1998. Ms. Curl is Vice President - Chief Marketing Officer for Avaya Inc. located in Basking Ridge, NJ. Prior to joining Avaya Inc. in November 2000, she was employed by the Xerox Corporation. She joined Xerox in 1976 as a sales representative and progressed through management positions, including vice president - field operations; executive assistant to te chairman and CEO; and as corporate vice president serving as senior vice president and general manager, public sector worldwide/global solutions group.

JOHN R. COOK, JR. has been Senior Vice President - Chief Communications Officer since May 1997. Previously, Mr. Cook was Senior Vice President - Chief Communications Officer of USAA from July 1989 to May 1997. Mr. Cook has been with Nationwide for 3 years.

THOMAS L. CRUMRINE has been Senior Vice President of Nationwide since September 1997. Previously he was Senior Vice President - Property/Casualty from March 1996 to September 1997. Prior to that time he was Senior Vice President - Claims from April 1995 to March 1996, Vice President - Claims from 1993 to March 1996, Vice President Agency Sales 1991 to 1993, Vice President of Agency Services 1989 to 1991. Prior to that Mr. Crumrine held several positions with Nationwide.


KENNETH D. DAVIS has been a Director of Nationwide since April 1999. Mr. Davis is the immediate past president of the Ohio Farm Bureau Federation. He served as a member of the Ohio Farm Bureau Federation's board of trustees from 1989 until 1999. He served as first vice president of the board from 1994 until 1998. Mr. Davis serves on the board of directors of his local rural electric cooperatives and is a member of many agriculture organizations including the Ohio Corn Growers, Ohio Cattlemen's and Ohio Soybean associations.

DAVID A. DIAMOND has been Senior Vice President - Corporate Controller since December 11, 2000. Previously, Mr. Diamond was Senior Vice President - Corporate Controller from August 1999 to December 2000. He was Vice President - Controller from October 1993 to August 1999. Prior to that time, Mr. Diamond held several positions within Nationwide. Mr. Diamond has been with Nationwide for 12 years.


KEITH W. ECKEL has been a Director of Nationwide since April 1996. Mr. Eckel is a partner of Fred W. Eckel Sons and president of Eckel Farms, Inc. in northeast Pennsylvania. He received the Master Farmer award from Penn State University in 1982. Mr. Eckel is a member of the Pennsylvania Agricultural Land Preservation Board. He is a former president of the Pennsylvania Farm Bureau, a position he held for 15 years, and the Lackawanna County Cooperative Extension Association. He has served as a board member and executive committee member of the American Farm Bureau Federation. He is a former vice president of the Pennsylvania Council of Cooperative Extension Associations and former board member of the Pennsylvania Vegetable Growers Association.

WILLARD J. ENGEL has been a Director of Nationwide since 1994. Mr. Engel served as general manager of Lyon County Co-Operative Oil Co. in Marshall, MN from 1975 to 1997, and occasionally serves on a consulting basis. He previously was a division manager of the Truman Farmers Elevator. He is a former director of the Western Co-op Transport in Montevideo, MN, a former director and legislative committee chairman of the Northwest Petroleum Association in St. Paul, and a former director of Farmland Industries in Kansas City.

FRED C. FINNEY has been a Director of Nationwide since 1992. Mr. Finney is the owner and operator of the Moreland Fruit Farm and operator of Melrose Orchard in Wooster, OH. He is past president of the Ohio Farm Bureau Federation, the Ohio Fruit Growers Society, Wayne County Farm Bureau, and the Westwood Ruritan Club. He is a member of the American Berry Cooperative.


PHILIP C. GATH has been Senior Vice President - Chief Actuary - Nationwide Financial since May 1998. Previously, Mr. Gath was Vice President - Product Manager - Individual Variable Annuity from July 1997 to May 1998. Mr. Gath was Vice President - Individual Life Actuary from August 1989 to July 1997. Prior to that time, Mr. Gath held several positions within Nationwide. Mr. Gath has been with Nationwide for 32 years.


PATRICIA R. HATLER has been Senior Vice President, General Counsel and Secretary since April 2000. Previously, she was Senior Vice President and General Counsel from July 1999 to April 2000. Prior to that time, she was General Counsel and Corporate Secretary of Independence Blue Cross from 1983 to July 1999.


MICHAEL S. HELFER has been Executive Vice President - Corporate Strategy since August 2000. He is a former partner and head of the financial institutions group at Wilmer, Cutler and Pickering, a 350-lawyer international law firm headquartered in Washington, D.C. He served as that firm's Chairman and Chief Executive Officer from 1995 to 1998.

DAVID K. HOLLINGSWORTH has been Senior Vice President - Business Development and Sponsor Relations since April 2000. Previouly, he was Senior Vice President - Multi Channel and Sponsor relations from August 1999 until April 2000. Previously, he was Senior Vice President - Marketing from June 1999 to August 1999. Prior to that time, Mr. Hollingsworth held numerous positions within Nationwide. Mr. Hollingsworth has been with Nationwide for 26 years.

DAVID R. JAHN has been Senior Vice President - Product Management since November 2000. Previously, he was Senior Vice President - Commercial Insurance from March 1998 to November 2000. Previously, he was Vice President - Property/Casualty Operations and Vice President - Resource Management from March 1996 to January 1998. Prior to that time, Mr. Jahn has held numerous positions within Nationwide. Mr. Jahn has been with Nationwide for 29 years.

DONNA A. JAMES has been Executive Vice President - Chief Administrative Officer since July 2000. Previously, she was Senior Vice President - Chief Human Resources Officer from May 1999 to July 2000. She was Senior Vice President - Human Resources from December 1997 to May 1999. Previously, she was Vice President - Human Resources from July 1996 to December 1997. Prior to that time, Ms. James was Vice President - Assistant to the CEO of Nationwide from March 1996 to July 1996. From May 1994 to March 1996, she was Associate Vice President
- Assistant to the CEO of Nationwide. Previously, Ms. James held several positions within Nationwide. Js. James has been with Nationwide for 19 years.

RICHARD D. HEADLEY has been Executive Vice President for Nationwide since July 2000. Previously, he was Executive Vice President - Chief Information Technology Officer from May 1999 to July 2000. He was Senior Vice President - Chief Information Technology

Officer from October 1997 to May 1999. Previously, Mr. Headly was Chairman and Chief Executive Officer of Banc One Services Corporation from 1992 to Octover 1997. From January 1975 until 1992, Mr. Headley held several positions with Banc One Corporation. Mr. Headley has been with Nationwide for 3 years.

RICHARD A. KARAS has been Senior Vice President - Sales - Financial Services since March 1993. Previously, he was Vice President - Sales - Financial Services from February 1989 to March 1993. Prior to that time, Mr. Karas held several positions within Nationwide. Mr. Karas has been with Nationwide for 36 years.


GREGORY S. LASHUTKA has been Senior Vice President - Corporate Relations since January 2000. Previously, he was the Mayor of the City of Columbus (Ohio) from January 1992 to December 1999. From January 1986 to December 1991, Mr. Lashutka was a Partner with Squire, Sanders & Dempsey. From January 1978 to December 1985, he was City Attorney for the City of Columbus (Ohio).

EDWIN P. MCCAUSLAND, JR. has been Senior Vice President - Fixed Income Securities since 1999. Mr. McCausland has 29 years of experience in insurance investments beginning his career in 1970 with Connecticut Mutual Life Insurance Company. He joined Phoenix Mutual Life Insurance Company in 1981 as second Vice President of Bond Investments and rising to Vice President of Pension Operations. He was Vice President and Managing Director of Mass Mutual Life Insurance Company prior to joining Nationwide.

DAVID O. MILLER has been a Director of Nationwide since November 1996. Mr. Miller has been Chairman of the Board since 1998. Mr. Miller is president of Owen Potato Farm, Inc. and a partner of M&M Enterprises in Licking County, OH. He is a director and board chairman of the National Cooperative Business Association, director of Cooperative Business International and the International Cooperative Alliance, and serves on the educational executive committee of the National Council of Farmer Cooperatives. He was president of the Ohio Farm Bureau Federation from 1981 to 1985 and was vice president for six years. Mr. Miller served a two year term on the board of the American Farm Bureau Association. He is past president of the Ohio Vegetable and Potato Growers Association, and was a director of Landmark, Inc., a farm supply cooperative which is now part of Indianapolis-based Countrymark.


ROBERT A. OAKLEY has been Executive Vice President - Chief Financial Officer and Treasurer since December 2000. Previously, Mr. Oakley was Executive Vice President - Chief Financial Officer from April 1995 to December 2000. Prior to that, Mr. Oakley was Senior Vice President - Chief Financial Officer from October 1993 to April 1995. Prior to that time, Mr. Oakley held several positions within Nationwide. Mr. Oakley has been with Nationwide for 25 years.


RALPH M. PAIGE has been a Director of Nationwide since April 1999. Mr. Paige has been the Executive Director of the Federation of Southern Cooperatives/Land Assistance Fund since 1969. Mr. Paige also served as the National Field Director/Georgia State Director from 1981 to 1984.

JAMES F. PATTERSON has been a Director of Nationwide since April 1989. Mr. Patterson is president of Patterson Farms, Inc. and has operated Patterson Fruit Farm in Chesterland, OH since 1964. Mr. Patterson is on the boards of The Ohio State University Hospitals Health System in Cleveland, Geauga Hospital, Inc. and the National Cooperative Business Association. He is past president of the Ohio Farm Bureau Federation and former member of Cleveland Foundation's Lake and Geauga Advisory Committees.


MARK D. PHELAN has been Senior Vice President - Technology and Operations since December 2000. Previously, he was Senior Vice President - Technology Services from 1998 to December 2000. His previous management experience includes five years (1977 - 1982) with the data processing division's sales group at IBM Corporation. From 1982 through 1990, Mr. Phelan served as Director of AT&T's Consumer Communications Services Group and he was subsequently promoted to Sales Vice President for the Eastern Region of the Business Communications Services Division. In 1992, he became Executive Vice President - Sales and Marketing for the Electronic Commerce Division of Checkfree Corporation, a position he held for five years. From 1997 until 1998, he was in private consulting.

DOUGLAS C. ROBINETTE has been Senior Vice President - Claims since November 2000. Previously he was Senior Vice President - Claimes and Financial Services from 1999 to November 2000. Prior to that time, Mr. Robinette was Senior Vice President - Marketing and Product Management from May 1998 to 1999. Mr. Robinette was Executive Vice President, Customer Services of Employers Insurance of Wausau, a member of the Nationwide group until 1998, from September 1996 to May 1998. Prior to that time, he was Executive Vice President, Finance and Insurance Services of Wausau from May 1995 to September 1996. From November 1994 to May 1995, Mr. Robinette was Senior Vice

President, Finance and Insurance Services of Wausau. From May 1993 to November 1994, he was Senior Vice President, Finance of Wausau. Prior to that time, Mr. Robinette held several positions within the Nationwide group. Mr. Robinette has been with Nationwide for 14 years.


ARDEN L. SHISLER has been a Director of Nationwide since 1984. Mr. Shisler is president and chief executive officer of K&B Transport, Inc., a trucking firm in Dalton, OH. He is a director of the National Cooperative Business Association in Washington, DC. He is a former board member and vice president of the Ohio Farm Bureau Federation and past president of the Ohio Agricultural Marketing Association, an Ohio Farm Bureau Federation subsidiary. He is a member of the Ohio Trucking Association, the Ohio Trucking Safety Council, the Wayne County Farm Bureau, Cornerstone Community Church, the Advisory Committee of The Ohio State University Agriculture Technical Institute and a board member of the Wilderness Center.

ROBERT L. STEWART has been a Director of Nationwide since 1989. Mr. Stewart is the owner and operator of Sunnydale Farms and Mining in Jewett, OH. He served on the board of the Ohio Farm Bureau Federation and as president of the Ohio Holstein Association board. Mr. Stewart was a director of the Ohio Agricultural Stabilization and Conservation Service board and Landmark, Inc. a farm supply cooperative which is now part of Indianapolis-based Countrymark.

MARK R. THRESHER has been Senior Vice President - Finance - Nationwide Financial since May 1999. He was Vice President - Controller from August 1996 to May 1999. He was Vice President and Treasurer from November 1996 to February 1997. Previously, he was Vice President and Treasurer from June 1996 to November 1996. Prior to joining Nationwide, Mr. Thresher served as a partner with KPMG LLP from July 1988 to June 1996.


RICHARD M. WAGGONER has been Senior Vice President - Operations since May 1999. Previously, he was President of Nationwide Services from May 1997 to May 1999. Prior to that time, Mr. Waggoner has held numerous positions within the Nationwide group of companies. Mr. Waggoner has been with Nationwide for 24 years.

SUSAN A. WOLKEN has been Senior Vice President - Product Management and Nationwide Financial Marketing since May 1999. Previously, Ms. Wolken was Senior Vice President - Life Company Operations from June 1997 to May 1999. She was Senior Vice President - Enterprise Administration from July 1996 to June 1997. Prior to that time, she was Senior Vice President - Human Resources from April 1995 to July 1996. From September 1993 to April 1995, Ms. Wolken was Vice President - Human Resources. From October 1989 to September 1993 she was Vice President - Individual Life and Health Operations. Ms. Wolken has been with Nationwide for 26 years.

ROBERT J. WOODWARD, JR. has been Executive Vice President - Chief Investment Officer since August 1995. Previously, he was Senior Vice President - Fixed Income Investments from March 1991 to August 1995. Prior to that time, Mr. Woodward held several positions within Nationwide. Mr. Woodward has been with Nationwide for 36 years.

EXECUTIVE COMPENSATION

   COMPENSATION

   Pursuant to a Cost Sharing Agreement, the salaries and benefits of certain officers and employees of the Company and its subsidiaries, including the Named Executive Officers, will be paid by Nationwide Mutual Insurance Company and reimbursed in accordance with the terms of the Cost Sharing Agreement.

   The following table provides certain information concerning compensation received by Nationwide's former Chief Executive Officer, Nationwide's current Chairman of the Board and Chief Executive Officer, and the four other most highly paid executive officers (the "Named Executive Officers") for the fiscal years ended December 31, 2000, 1999 and 1998 for services rendered to Nationwide and its subsidiaries.


                           SUMMARY COMPENSATION TABLE


                                               Annual Compensation                    Long Term Compensation
                                     ------------------------------------  -----------------------------------------
                                                                                      Awards              Payouts
                                                                           ---------------------------  ----------
                                                                           Restricted    Securities      Long Term
                                                             Other Annual     Stock      Underlying      Incentive
        Name and                      Salary       Bonus     Compensation    Award(s)   Options/SARs       Plan      All Other
   Principal Position       Year        $            $            $             $             #           Payouts   Compensation
-------------------------   ----     -------    -----------  ------------  -----------  --------------  ----------  ------------
Dimon R. McFerson:          2000     475,471    1,259,550 (3)        (6)      875,469       65,000          --         44,662 (10)
  Chairman and Chief        1999     446,900    1,008,504 (4)        (6)        --         109,700          --         22,785
  Executive Officer(1),(2)  1998     430,970      392,982 (5)        (6)        --          60,000       204,351 (9)   23,278

W. G. Jurgensen:            2000     230,290      951,660 (3)        (6)      700,000 (7)  210,000          --          7,235 (10)
  Chairman of the Board      --         --            --          --            --            --            --            --
  and Chief Executive        --         --            --          --            --            --            --            --
  Officer(2)

Joseph J. Gasper:           2000     634,499    1,132,145 (3)        (6)    1,077,500 (7)   76,100          --         45,876 (10)
  President and Chief       1999     512,308      952,282 (4)        (6)        --          78,000 (8)      --         21,492
  Operating Officer         1998     461,308      330,647 (5)        (6)        --          40,000       143,520 (9)   21,491

Robert J. Woodward:         2000     246,577      580,944 (3)        (6)      164,319 (7)   12,200          --         14,961 (10)
  Executive Vice            1999     280,293      503,928 (4)        (6)        --          21,800          --         11,406
  President - Chief         1998     236,599      209,607 (5)        (6)        --          12,000        80,694 (9)   10,883
  Investment Officer(2)

Richard A. Karas:           2000     339,231     317,791 (3)         (6)      202,031 (7)   15,000          --         23,108 (10)
  Senior Vice               1999     307,308     330,021 (4)         (6)        --          34,400 (8)      --         13,177
  President - Sales -       1998     283,847     212,503 (5)         (6)        --          20,000        90,000 (9)   13,174
  Financial Services

Mark R. Thresher:           2000     262,622     274,142 (3)         (6)      140,075 (7)   11,400          --         15,806 (10)
  Senior Vice President     1999     219,846     244,609 (4)         (6)       61,688 (7)   19,250 (8)      --         12,099
  - Finance(2)              1998     185,704     122,644 (5)         (6)        --          10,000        60,600 (9)    8,231


(1) Mr. McFerson retired as Chairman and Chief Executive Officer of the Company on July 31, 2000. His title changed to Chairman of the Company on August 1, 2000. He retired as Chairman and Director of the Company on December 30, 2000.

(2) Figures in the table, other than Restricted Stock Awards, Securities Underlying Options/SARs and All Other Compensation, represent compensation received by Messrs. McFerson, Jurgensen, Gasper, Woodward and Thresher for their service rendered to the Company as allocated pursuant to the Cost Sharing Agreement.

(3) Represents the amount received by the Named Executive Officers under the Performance Incentive Plan in 2001 for the 2000 award year. Mr. Woodward's bonus payout includes amounts received under the Office of Investments Incentive Plan.

(4) Represents the amount received by the Named Executive Officers under the Performance Incentive Plan in 2000 for the 1999 award year. Mr. Woodward's bonus payout includes amounts received under the Office of Investments Incentive Plan.

(5) Represents the amount received by the Named Executive Officers under the Performance Incentive Plan in 1999 for the 1998 award year.

(6) Aggregate perquisites and other personal benefits are less than the lower of $50,000 or 10% of combined salary and bonus.

(7) The following is the number of shares and value of restricted stock at the end of the 2000 fiscal year for: Mr. Jurgensen - 25,000 shares at a value of $1,187,500; Mr. Gasper - 40,000 shares at a value of $1,900,000; Mr.
     Woodward - 6,100 shares at a value of $289,750; Mr. Karas - 7,500 shares at a value of $356,250; and Mr. Thresher - 6,700 shares at a value of $318,250.

(8) Mr. Gasper's options include 2,500 Villanova Capital, Inc. ("VCI") (a subsidiary of Nationwide Financial Services, Inc.) options; Mr. Karas's options include 2,000 VCI options; and Mr. Thresher's options include 2,000 VCI options.

(9) Represents the amount received by the Named Executive Officers under the Executive Incentive Plan in 1999 for the award period 1996 to 1998.

(10) Represents contributions made or credited by the Company for 2000 under the Savings Plan and the DC Supplemental Plan. The following are the amounts for the Savings Plan and the DC Supplemental Plan: Mr. McFerson - $2,379 for the Savings Plan, and $42,283 for the DC Supplemental Plan; Mr. Jurgensen - $2,379 for the Savings Plan and $4,856 for the DC Supplemental Plan; Mr. Gasper - $4,713 for the Savings Plan and $41,163 for the DC Supplemental Plan; Mr. Woodward - $3,060 for the Savings Plan and $11,901 for the DC Supplemental Plan; Mr. Karas - $5,100 for the Savings Plan and $18,008 for the DC Supplemental Plan; and Mr. Thresher - $5,095 for the Savings Plan and $10,711 for the DC Supplemental Plan.


      PERFORMANCE INCENTIVE PLAN

      Nationwide maintains the Performance Incentive Plan ("PIP"), first implemented in 1998. Under the PIP, annual payments are made to the Named Executive Officers and certain other management employees of the participating companies based on the achievement of measures tied to the performance of the relevant operating company, the relevant business unit and the individual participant over the preceding year. Performance measures are based on a broad series of key financial results, financial and operational comparison to external peer comparators, the extent of accomplishment of strategic initiatives, and other factors and results impacting organization performance, and further based upon individual employee performance. Under the PIP, the participant will be granted a target incentive amount that represents a percentage (from 4.5% to 150% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant under the PIP will range from zero to no maximum factor of the participant's base salary, depending solely on the achievement of the performance measures.

      OFFICE OF INVESTMENTS INCENTIVE PLAN

      Nationwide maintains the Office of Investments Incentive Plan (the "OIP"), first implemented in 1999. Under the OIP, annual payments are made to Mr. Woodward and certain other investment professionals within the investment department based on the achievement of measures tied to performance of the investment organization and the individual participant. Performance measures are based on investment objectives and operating company short and long-term investment performance versus market indices. Under the OIP, the participant will be granted a target incentive amount that represents a percentage (from 15% to 85% depending on the participant" position within the participating company) of the midpoint of the salary range for the participant's position within the Company. The actual amount received by the participant under the OIP will typically range from zero to a maximum of two times the participant's target percentage opportunity, depending on the performance of the investment organization and the individual participant.


      EXECUTIVE INCENTIVE PLAN

      Prior to May 1, 1999, Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide, maintained the Executive Incentive Plan ("EIP"). Under the EIP, annual payments were made to the Named Executive Officers and certain other officers of the participating companies based on the achievement of measures tied to the performance of Nationwide and the relevant operating company over the preceding three years. Performance measures were based on profitability and growth objectives that were established in advance by the Board of Directors of the participating company. Under the EIP, the participant was granted a target incentive amount that represented a percentage (from 10% to 30% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant ranged from zero to twice the target incentive amount, depending solely on the achievement of the performance measures.

      Nationwide and the participating subsidiaries and affiliates terminated the EIP in May 1999. As of May 1999, the Named Executive Officers no longer participated in the EIP, but rather participated in the PIP.


      DEFERRED COMPENSATION PROGRAM

      Nationwide maintains a deferred compensation program (the "Nationwide Individual Deferred Compensation Plan") pursuant to which elected officers of participating companies may elect to defer payment of amounts otherwise payable to them. An eligible officer is permitted to enter into a deferral agreement pursuant to which such officer may annually elect to defer a portion of his or her salary or incentive compensation earned during the following year or performance cycle. Any such election is effective prospectively. Amounts deferred under the Nationwide Individual Deferred Compensation Plan will generally be payable in annual installments beginning in January of the calendar year following the calendar year in which the officer terminates employment or after the expiration of the deferral period elected by the participant. Accounts under the Nationwide Individual Deferred Compensation Plan are credited with deferrals and earnings based on the net investment return on the participants' choice of investment measures from those offered under the Nationwide Individual Deferred Compensation Plan.

      Nationwide also maintains a deferred compensation plan (the "Employees' Deferred Compensation Plan") pursuant to which certain employees of participating companies, who earn in excess of $85,000 per year and who are not eligible for the Nationwide Individual Deferred Compensation Plan, may elect to defer payment of amounts otherwise payable to them. An eligible employee is permitted to enter into a deferral agreement pursuant to which such employee may annually elect to defer a portion of his or her salary or incentive compensation earned during the following year or performance cycle. Any such election is effective prospectively. Amounts deferred under the Employees' Deferred Compensation Plan will generally be payable in annual installments beginning in January of the calendar year after the expiration of the deferral period elected by the participant. Each participant's account under the Employees' Deferred Compensation Plan is credited with deferrals and earnings, based on the net investment return on the participants' choice of investment measures from those offered under the Employees' Deferred Compensation Plan.


      SAVINGS PLAN

      Nationwide maintains the Nationwide Savings Plan (the "Savings Plan"), a qualified profit-sharing plan including a qualified cash or deferred arrangement covering eligible employees of participating companies. Under the Savings Plan, participants who are not residents of Puerto Rico may elect to contribute between 1% and 22% of their compensation to accounts established on their behalf under the Savings Plan in the form of voluntary salary reductions on a pretax basis; participants who are residents of Puerto Rico may make contributions on an after-tax basis. The participating companies are obligated to make matching employer contributions, for the benefit of their participating employees, at the rate of 70% of the first 2% of compensation deferred or contributed to the Savings Plan by each employee, and 40% of the next 4% of compensation deferred or contributed by each employee to the Savings Plan. All amounts contributed to the Savings Plan are held in a separate account for each participant and are invested in one or more funds made available under the Savings Plan and selected by the participant. Normally, a participant receives the value of his or her account upon termination of employment, although a participant may withdraw all or a part of the amounts credited to his or her account during employment under certain circumstances including attainment of age 59 1/2, or receive a loan of a portion of his or her account balance. Under the Savings Plan, a participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals (and earnings on those deferrals) or after-tax contributions (and earnings on those contributions), as applicable. A participant is vested in amounts attributable to employer matching contributions (and earnings on those contributions) over a period of five years.

      SUPPLEMENTAL DEFINED CONTRIBUTION PLAN


      Nationwide maintains an unfunded, nonqualified defined contribution supplemental benefit plan, the Nationwide Supplemental Defined Contribution Plan (the "DC Supplemental Plan"), which provides benefits equal to employer matching contributions that would have been made under the Savings Plan for the participants in the absence of the limitation on compensation that can be considered, found in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended ("IRC"), and the IRC Section 402(g) limitation on amounts that can be deferred under the Savings Plan, reduced by actual employer matching contributions made to the Savings Plan. Participants are limited to those elected officers earning in excess of $170,000 annually. Benefits under the DC Supplemental Plan vest at the same time as employer matching contributions vest under the Savings Plan.


      NATIONWIDE FINANCIAL SERVICES, INC. 1996 LONG-TERM EQUITY COMPENSATION
      PLAN


      The purpose of the Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan (the "LTEP") is to benefit the stockholders of Nationwide Financial Services, Inc. by encouraging high levels of performance by selected officers, directors and employees of Nationwide Financial Services, Inc. and certain of its affiliates, attracting and retaining the services of such individuals and aligning the interests of such individuals with those of the stockholders.


      The LTEP provides for the grant of any or all of the following, types of awards:

      (i) stock options, including incentive stock options and nonqualified stock options, for shares of Class A Common Stock;


      (ii) stock appreciation rights ("SARs"), either in tandem with stock options or freestanding;


      (iii) restricted stock; and

      (iv)  performance awards.


      Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of IRC Section 422. Awards may be made to the same person on more than one occasion and may be granted singularly, in combination or in tandem as determined by Nationwide Financial Services, Inc. Compensation Committee.

      The LTEP grants the Compensation Committee, which administers the LTEP, flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant. The LTEP is intended to constitute a nonqualified, unfunded, unsecured plan for incentive and deferred compensation and is not intended to be subject to any requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Awards under the LTEP which are performance-based are intended to qualify as "performance-based compensation" for purposes of
      Section 162(m) of the IRC.

      No awards may be granted under the LTEP after December 11, 2006, and the LTEP may be terminated by the Board of Directors of Nationwide Financial Services, Inc. prior to such date. In the event of expiration or earlier termination of the LTEP, the LTEP will remain in effect until such time as all awards previously granted thereunder have been satisfied or have expired.

OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                       INDIVIDUAL GRANTS
                               ------------------------------------------------------------------------------------------------
                               NUMBER OF SECURITIES        % OF TOTAL       EXERCISE PRICE
                                    UNDERLYING          OPTIONS GRANTED     OR BASE PRICE                          GRANT DATE
                               OPTIONS/SARS GRANTED1    TO EMPLOYEES IN       PER SHARE                          PRESENT VALUE2
     NAME                                #                FISCAL YEAR             $          EXPIRATION DATE           $
     ----                      ---------------------    ---------------      -------------   ---------------     --------------
Dimon R. McFerson                      65,000                  5.6%             26.9375      February 9, 2010        730,600
W. G. Jurgensen                       210,000                 18.0%             28.0000          May 26, 2010      2,509,500
Joseph J. Gasper                       76,100                  6.5%             26.9375      February 9, 2010        855,364
Robert J. Woodward, Jr.                12,200                  1.0%             26.9375      February 9, 2010        137,128
Richard A. Karas                       15,000                  1.3%             26.9375      February 9, 2010        168,600
Mark R. Thresher                       11,400                  1.0%             26.9375      February 9, 2010        128,136

1 One-third of the options granted become exercisable on each of the first three anniversary dates of the grant, except for 60,000 of Mr. Jurgensen's option grant, which becomes one-fifth exercisable on each of the first five anniversary dates of the grant. Options may be accelerated upon a change of control or certain other events of termination of employment.


2 The estimated grant date present value dollar amounts in this column are the result of calculations made using the Black-Scholes model, a theoretical method for estimating the present value of stock options based on a complex set of assumptions. The material assumptions and adjustments incorporated in the Black-Scholes model used to estimate the value of these options include the following:

      o An exercise price on the options equal to the fair market value of the underlying stock on the date of the grant, as listed in the table.


      o The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life. The risk-free rate was 6.85% for the February 9, 2000 grant and 6.60% for the May 26, 2000 grant.

      o Dividends at a rate of $0.40 per share for the February 9, 2000 grant and $0.48 per share for the May 26, 2000 grant, representing the annualized dividends paid on shares of common stock at the date of grant.

      o An option term before exercise of five years, which represents the typical period that options are held prior to exercise.

      o Volatility of the stock price of 41.47% for the February 9, 2000 grant and 42.25% for the May 26, 2000 grant, reflecting the average daily stock price volatility since Nationwide Financial Services, Inc.'s initial public offering on March 6, 1997.


      o No adjustments were made for vesting requirements, non-transferability, or risk of forfeiture.


    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES



                                                                NUMBER OF SECURITIES UNDERLYING
                               SHARES                             UNEXERCISED OPTIONS/SARS AT     VALUE OF UNEXERCISED IN-THE-MONEY
                            ACQUIRED ON                                 FISCAL YEAR-END              OPTIONS AT FISCAL YEAR -END
                              EXERCISE       VALUE REALIZED        EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
NAME                             #                 $                           #                                  $
----                        -----------      --------------     -------------------------------   ---------------------------------
Dimon R. McFerson                --                --                     272,200/--                       3,045,038/--
W. G. Jurgensen                  --                --                     --/210,000                       --/4,095,000
Joseph J. Gasper                 --                --                   81,834/139,766                   3,887,115/6,638,885
Robert J. Woodward, Jr           --                --                    25,267/30,733                     325,970/325,293
Richard A Karas                  --                --                    34,133/43,267                     371,150/408,237
Mark R. Thresher                 --                --                    15,418/26,232                     144,678/298,485

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES FOR VILLANOVA CAPITAL, INC. (A SUBSIDIARY OF NATIONWIDE FINANCIAL SERVICES, INC.)



                                                                NUMBER OF SECURITIES UNDERLYING
                               SHARES                             UNEXERCISED OPTIONS/SARS AT     VALUE OF UNEXERCISED IN-THE-MONEY
                            ACQUIRED ON                                 FISCAL YEAR-END              OPTIONS AT FISCAL YEAR -END
                              EXERCISE       VALUE REALIZED        EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
NAME                             #                 $                           #                                  $
----                        -----------      --------------     -------------------------------   ---------------------------------
Dimon R. McFerson                --                --                        --/--                              --/--
W. G. Jurgensen                  --                --                        --/--                              --/--
Joseph J. Gasper                 --                --                      500/2,000                            --/--
Robert J. Woodward, Jr           --                --                        --/--                              --/--
Richard A Karas                  --                --                      400/1,600                            --/--
Mark R. Thresher                 --                --                      400/1,600                            --/--



      PENSION PLANS

     (i)   Retirement Plan

           Nationwide maintains a qualified defined-benefit plan, the Nationwide Retirement Plan (the "Retirement Plan"). In general, a participant's annual retirement benefit under the Retirement Plan will be equal to the sum of:

           o 1.25% of the participant's Final Average Compensation times years of service (to a maximum of 35 years); and

           o 0.50% of the participant's Final Average Compensation in excess of Social Security Covered Compensation times years of service (to a maximum of 35 years).


           Final Average Compensation, for the portion of the participant's benefit that is attributable to service on or after January 1, 1996, is the average of the highest five consecutive covered compensation amounts of the participant in the participant's last 10 years of service. For the portion of a participant's benefit attributable to service prior to January 1, 1996, Final Average Compensation is the average of the highest three consecutive covered compensation amounts of the participant in the participant's last 10 years of service. Covered compensation, for purposes of determining Final Average Compensation under either method, is calculated on a calendar-year basis and includes compensation from any member company of Nationwide. With respect to Mr. Karas, because his compensation is allocated solely to Nationwide Financial Services, Inc. and its subsidiaries, covered compensation includes the compensation listed under the headings Salary, Bonus and LTIP Payouts shown in the Summary Compensation Table. Covered compensation for Messrs. McFerson, Jurgensen, Gasper, Woodward and Thresher includes the amount set forth under the headings Salary, Bonus and LTIP Payouts shown in the Summary Compensation Table and additional compensation amounts received for services rendered to other Nationwide companies. Social Security Covered Compensation means the average of the Social Security wage bases in effect during the 35-year period ending with the last day of the year the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age 65, whichever is later.


           A participant becomes fully vested after the completion of five years of vesting service. The Retirement Plan generally provides for payments to or on behalf of each vested participant upon such participant's retirement on his or her normal retirement date or later, although provision is made for payment of early retirement benefits on a reduced basis commencing at age 55 for those participants with 15 or more years of vesting service or at age 62 for those with 5 or more years of vesting service. The normal retirement date under the Retirement Plan is the later of the date the participant attains age 65 or completes five years of vesting service. Death benefits are payable to a participant's spouse or, under certain circumstances, the named beneficiary of a participant who dies with a vested benefit under the Retirement Plan or while an employee. The Retirement Plan also provides for the funding of retiree medical benefits under Section 401(h) of the IRC.

     (ii)  Excess and Supplemental Plans


           Nationwide maintains an unfunded, nonqualified defined-benefit excess benefit plan, the Nationwide Excess Benefit Plan (the " Nationwide Excess Plan") and an unfunded, nonqualified defined-benefit supplemental benefit plan pursuant to which certain participants may receive a supplemental retirement benefit, the Nationwide Supplemental Retirement Plan (the "Supplemental Plan"). Any participant whose benefits are limited under the Retirement Plan by reason of limitations under IRC Section 415 on the maximum benefit that may be paid under the Retirement Plan will receive, under the Excess Plan, that portion of the benefit that he or she would have been entitled to receive under the Retirement Plan in the absence of such limitations. Officers who earn in excess of $170,000 annually, have at least 5 years of vesting service and whose benefits under the Retirement Plan are limited by reason of certain other limitations under the IRC, may receive benefits under the Supplemental Plan. Benefits under the Supplemental Plan will be the sum of:


           o 1.25% of the participant's Final Average Compensation times years of service (up to a maximum of 40 years); and

           o 0.75% of the participant's Final Average Compensation in excess of Social Security Covered Compensation times years of service (up to a maximum of 40 years) reduced by benefits accrued under the Retirement Plan and the Excess Plan.


           The benefits under the Supplemental Plan, for individuals participating in that plan on January 1, 1999, and the Excess Plan vest at the same time as benefits vest under the Retirement Plan. Benefits for all other participants in the Supplemental Plan vest over a period of 5 years of participation in that plan.

           The following chart indicates the estimated maximum annual retirement benefits that a hypothetical participant would be entitled to receive under the Retirement Plan, including payments made under the Excess and Supplemental Plans, computed on a straight-life annuity basis, if retirement occurred at age 65 and the number of credited years of service and Final Average Compensation equaled the amounts indicated. For purposes of the chart, it is assumed that the Final Average Compensation is the same whether measured over the three-year averaging period that applies to service accumulated prior to 1996 or the five-year period that applies to service accumulated after 1995. In actual operation, the total benefit received under the Retirement Plan (including payments made under the Excess and Supplemental Plans) would be the total of the benefit determined based on years of service earned under each method.



                                                YEARS OF SERVICE
     FINAL AVERAGE  ----------------------------------------------------------------------
     COMPENSATION        15             20             25             30             35
     -------------  ----------     ----------     ----------     ----------     ----------
     $  125,000     $   30,180     $   40,240     $   50,300     $   60,360     $   70,420
     $  150,000         36,743         48,990         61,238         73,482         85,733
     $  175,000         48,551         64,735         80,919         97,103        113,286
     $  200,000         56,051         74,735         93,419        112,103        130,786
     $  225,000         63,551         84,735        105,919        127,103        148,286
     $  250,000         71,051         94,735        118,419        142,103        165,786
     $  300,000         86,051        114,735        143,419        172,103        200,786
     $  350,000        101,051        134,735        168,419        202,103        235,786
     $  400,000        116,051        154,735        193,419        232,103        270,786
     $  450,000        131,051        174,735        218,419        262,103        305,786
     $  500,000        146,051        194,735        243,419        292,103        340,786
     $  700,000        206,051        274,735        343,419        412,103        480,786
     $  900,000        266,051        354,735        443,419        532,103        620,786
      1,100,000        326,051        434,735        543,419        652,103        760,786
      1,700,000        506,051        674,735        843,419      1,012,103      1,180,786
      1,900,000        566,051        754,735        943,419      1,132,103      1,320,786
      2,000,000        596,051        794,735        993,419      1,192,103      1,390,786


           All Named Executive Officers have a portion or all of their benefit calculated based on the post-1995 definition of Final Average Compensation. As of December 31, 1995, the number of credited years of service under the Retirement Plan for Messrs. McFerson, Gasper, Woodward and Karas was 23 years, 29.5 years, 31.67 years and 31.5 years, respectively. Mr. Jurgensen and Mr. Thresher had no credited service under the Retirement Plan at that time. Mr. McFerson's credited years of service include 8.17 years in excess of those actually earned through employment by the Nationwide pursuant to an agreement with Nationwide Mutual Insurance Company. The benefit attributable to those additional years will be paid by Nationwide Mutual Insurance Company (not the Retirement Plan) and is reduced by the benefit payable under the retirement plan of Mr. McFerson's previous employer. Each of the Named Executive Officers, other than Mr. Jurgensen and Mr. Thresher, earned additional years of service in the years 1996 through 2000. Mr. Thresher began participation in the Retirement Plan in 1997. Mr. Jurgensen will become eligible to participate in the Retirement Plan in 2001, but is entitled, pursuant to an agreement with Nationwide Mutual Insurance Company, to a retirement benefit of 4% of his highest 5-year average compensation for each full or partial year of service with Nationwide, to a maximum of 16.25 years, if he completes at least five years of service or becomes entitled to severance benefits under the agreement. For purposes of such agreement, Mr. Jurgensen's highest 5-year average compensation is the average of his salary and incentive compensation over the five-year period, or the period of his employment by Nationwide, if shorter, that produces the highest average. This benefit is reduced by the benefits received under the Retirement Plan, Supplemental Plan and Excess Plan, as well as any benefit received under any defined benefit pension plans maintained by Mr. Jurgensen's prior employers, and will be paid by Nationwide Mutual Insurance Company (not the Retirement Plan). The benefit of each Named Executive Officer for the years since 1995 and all future years will be calculated under the 5-year definition of Final Average Compensation. Covered compensation paid by Nationwide Financial Services, Inc. for the fiscal year ended December 31, 2000, for Messrs. McFerson, Jurgensen, Gasper, Woodward, Karas and Thresher was

           $1,488,747, $241,185, $1,529,207, $498,691, $770,162; and $527,231,
           respectively.


COMPENSATION COMMITTEE JOINT REPORT ON EXECUTIVE COMPENSATION

      INTRODUCTION


      Nationwide Financial Services, Inc. is 18.6% publicly owned. Nationwide Mutual Insurance Company through a subsidiary, owns 81.4% of the outstanding shares of the Nationwide Financial Services, Inc. Because Nationwide is the principal operating subsidiary of Nationwide Financial Services, Inc., the Nationwide Life Insurance Company Compensation Committee (the "Nationwide Life Compensation Committee") established all components of 2000 compensation for Nationwide Financial Services, Inc.'s executive officers, with the exception of stock-based incentive grants made by Nationwide Financial Services, Inc.'s Compensation Committee under the LTEP.

      Dimon R. McFerson, Nationwide Financial Services, Inc.'s Chairman and Chief Executive Officer through July 31, 2000, served also in the same capacity for Nationwide. Effective August 1, 2000, Mr. McFerson's title was changed to Chairman for Nationwide Financial Services, Inc., as well as for Nationwide. Mr. McFerson remained as Chairman of Nationwide Financial Services, Inc.and Nationwide until his retirement on December 30, 2000. Effective May 26, 2000, W. G. Jurgensen was named Chief Executive Officer-Elect for Nationwide Financial Services, Inc. and for Nationwide, and effective August 1, 2000, was named Chief Executive Officer for both companies. In January 2001, Mr. Jurgensen was named Chairman of the Board and Chief Executive Officer of Nationwide Financial Services, Inc. Robert J. Woodward, Jr., Nationwide Financial Services, Inc.'s Executive Vice President - Chief Investment Officer, serves also in the same capacity for Nationwide. Pursuant to the Cost Sharing Agreement, compensation for Messrs. McFerson, Jurgensen, Gasper, Woodward and Thresher is allocated among the companies in Nationwide Mutual Insurance Company for whom services are performed. The amounts are paid by Nationwide Mutual Insurance Company or Nationwide and reimbursed by the other companies in accordance with the terms of the Cost Sharing Agreement. The 2000 compensation for Messrs. McFerson, Jurgensen, Gasper, Woodward, and Thresher reported in the compensation tables and discussed in this report is the amount allocated to Nationwide Financial Services, Inc. and its subsidiaries under the Cost Sharing Agreement and is solely for services rendered to Nationwide Financial Services, Inc. and its subsidiaries. Compensation for Mr. Karas in the compensation tables was not allocated and is his aggregate 2000 compensation for services rendered to Nationwide Financial Services, Inc. and its subsidiaries.

      The Nationwide Life Compensation Committee and Nationwide Financial Services, Inc.'s Compensation Committee are both comprised solely of non-employee directors.


      COMPENSATION PHILOSOPHY AND OBJECTIVES


      The Nationwide Life Compensation Committee and the Nationwide Financial Services, Inc.'s Compensation Committee (collectively referred to herein as the "Compensation Committees") believe that the compensation program for Nationwide Financial Services, Inc.'s executive officers should support Nationwide Financial Services, Inc.'s and Nationwide's vision and business strategies. In addition, compensation should be determined within a competitive framework based on overall financial results, business unit results, teamwork, and individual contributions that help build value for Nationwide Financial Services, Inc.'s stockholders. The primary objectives of the compensation program are to:


      o    Provide a direct link between pay and performance;

      o Allocate a larger percentage of executive compensation to pay that is at-risk in order to positively influence behavior and support accountability;

      o Attract, retain and motivate top-caliber employees required for new business directions;

      o Offer total compensation opportunities that are fully competitive with the appropriate external markets in design and pay level; and

      o Emphasize the need to focus on stockholder value, in addition to providing-competitive value to customers.

      As part of the overall compensation philosophy, the Compensation Committees have determined that total compensation and each of the elements that comprise total compensation (base salary, annual incentives, long term incentives) should be targeted at the 50th percentile of the market. The Compensation Committees believe that differences in individual performance should result in significantly different levels of compensation. Therefore, individual pay delivered may be higher or lower than the 50th percentile of the market, depending on individual performance.


      Competitive market data is provided to the Compensation Committees by independent compensation consultants. This data compares Nationwide Financial Services, Inc.'s and Nationwide's compensation practices to various groups of comparator companies. These compator companies compete with Nationwide Financial Services, Inc. for customers, capital and employees, and are comparable to Nationwide Financial Services, Inc. in size, scope and business focus. This group includes both multi-line insurers and diversified financial organizations.

      The companies chosen for the compensation comparator group are not necessarily the same companies that comprise the peer group of Nationwide Financial Services, Inc. The compensation comparator group includes more companies than those in the peer group because it gives the Compensation Committees a broader database for comparison purposes.

      ELEMENTS OF 2000 EXECUTIVE COMPENSATION

      The key elements of Nationwide Financial Services, Inc.'s executive compensation program are base salary, annual and long-term incentives. The following discussion relates to Nationwide Financial Services, Inc.'s executive officers other than Mr. McFerson and Mr. Jurgensen, whose compensation is discussed separately in the Compensation of the Chief Executive Officers.


      BASE SALARIES


      Base salaries offer security to executives and allow Nationwide Financial Services, Inc. to attract competent executive talent and maintain a stable management team. They also allow executives to be rewarded for individual performance and encourage the development of executives. Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.


      Base salaries for executive officers are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity and external pay practices.


      In determining increases to base salaries for 2000, the Nationwide Life Compensation Committee considered relevant external market data, as described above in Compensation Philosophy and Objectives. However, increases to base salaries were driven primarily by individual performance that was evaluated based on levels of individual contribution to Nationwide Financial Services, Inc. and Nationwide. When evaluating individual performance, the Nationwide Life Compensation Committee considered, among other things, the executive's efforts towards financial results and strategic initiatives, as well as their efforts in promoting the values of Nationwide Financial Services, Inc. and Nationwide; continuing educational and management training; product innovation; developing relationships with customers, distributors and employees; and demonstrating leadership abilities among coworkers. No specific formula was used in evaluating individual performance, and the weighting given to each factor with respect to each executive officer was within the individual discretion and judgment of each member of the Nationwide Life Compensation Committee. Base salaries for the executive officers, including promotion and market competitive-driven increases, were increased in 2000 by an average of 9.4%, a rate comparable to the base salary increases provided at comparator companies. Executive officer salaries were established at a level that is consistent with the goals stated in Compensation Philosophy and Objectives.


      ANNUAL INCENTIVE COMPENSATION


      The Performance Incentive Plan and Office of Investments Incentive Plan promote the pay-for-performance philosophy of the Compensation Committees by providing executives with direct financial rewards in the form of annual cash incentives. Awards for 2000 were based on return on equity, earnings and revenue growth and other key financial measures, financial and operational comparison to external peer competitors, the extent of accomplishment of strategic initiatives, and other factors and results impacting performance for Nationwide Financial Services, Inc. and Nationwide and further based upon individual employee performance.

      Each year, the Nationwide Life Compensation Committee establishes many specific performance measures used for the Performance Incentive Plan. Participants are provided a target incentive opportunity that represents a percentage of their base salary. In 2000, individual targets for the Named Executive Officers other than the chief executive officers ranged from 55% to 125% of base salary. Individual payouts under the Performance Incentive Plan may range from zero to no maximum factor of the individual's target incentive amount, depending on the achievement of the performance measures. For 2000, the excellent results achieved for the return on equity, the earnings and revenue growth, and other financial and strategic performance measures of Nationwide Financial Services, Inc. resulted in a payout of 140% of target for Mr. Gasper and an average of 169% of target for Messrs. Woodward, Karas and Thresher. These amounts are reflected in the Bonus column in the Summary Compensation Table.


      LONG-TERM INCENTIVE COMPENSATION


      In keeping with the philosophy of the Compensation Committees to provide a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant portion of an executive's total compensation package. When determining long-term incentive award sizes, the Compensation Committees consider the executives' levels of responsibility, position within Nationwide Financial Services, Inc., prior experience, historical award data, various performance criteria, and compensation practices at comparator companies.


      The Compensation Committees utilize the long-term incentive plan described below. This plan is designed to achieve a balance between market pay orientation and alignment of executive interests with that of stockholders.

      NATIONWIDE FINANCIAL SERVICES, INC. 1996 LONG-TERM EQUITY COMPENSATION
      PLAN


      The LTEP authorizes grants of stock options, stock appreciation rights, restricted stock and performance awards. The objectives of the LTEP are to encourage high levels of performance by selected officers, directors and employees of Nationwide Financial Services, Inc. and certain of its affiliates, to attract and retain the services of such individuals, and to align the interests of such individuals with those of the stockholders.

      During February 2000, the Nationwide Financial Services, Inc. Compensation Committee made grants to executive officers and others under the LTEP. Award sizes were determined based on competitive equity grant practices using the median practices at comparator companies and the individual's impact on Nationwide Financial Services, Inc.'s performance and were determined consistent with the goals stated in Compensation Philosophy and Objectives. The grants were awarded in nonqualified stock options that have an exercise price equal to the fair market value of Nationwide Financial Services, Inc.'s Class A Common Stock on the date of the option grant, as well as restricted stock grants. The options become exercisable in equal installments over a three-year term, and expire ten years after the date of grant, and the restricted stock vests at the end of a three-year period.


      COMPENSATION OF THE CHIEF EXECUTIVE OFFICERS


      Dimon R. McFerson served as Nationwide Financial Services, Inc.'s Chairman and Chief Executive Officer, as well as in the same capacity for Nationwide, through July 31, 2000. He retained the title of Chairman until his retirement on December 30, 2000. W. G. Jurgensen assumed the role of Nationwide Financial Services, Inc.'s Chief Executive Officer - Elect, and the same capacity for Nationwide, beginning May 26, 2000, and was named Chief Executive Officer for both companies beginning August 1, 2000. In January 2001, Mr. Jurgensen was named Chairman of the Board and Chief Executive Officer of Nationwide Financial Services, Inc. Except for grants made under the LTEP in February 2000 by Nationwide Financial Services, Inc.'s Compensation Committee, and an LTEP grant made to Mr. Jurgensen upon hire, all components of both Messrs. McFerson and Jurgensen's compensation for 2000 were established by the Nationwide Life Compensation Committee.

      As discussed in the Introduction, a portion of Messrs. McFerson and Jurgensen's annual compensation is allocated to Nationwide Financial Services, Inc. for services rendered to Nationwide Financial Services, Inc., based on the time Messrs. McFerson and Jurgensen devote to their responsibilities with Nationwide Financial Services, Inc. The compensation reported for Messrs. McFerson and Jurgensen in the compensation tables and discussed in this report represents amounts paid for Mr. McFerson's services as Chairman and Chief Executive Officer of Nationwide Financial Services, Inc. and its subsidiaries prior to August 1, 2000 and Chairman until his retirement on December 30, 2000, and for Mr. Jurgensen's services as Chief Executive Officer - Elect of Nationwide Financial Services, Inc. and its subsidiaries beginning May 26, 2000, and then as Chief Executive Officer from August 1, 2000.

      Mr. McFerson's 2000 compensation was determined pursuant to the same philosophy and objectives described earlier in this report and used for all executive officers. In determining the compensation of Mr. McFerson for 2000, the Nationwide Life Compensation Committee reviewed the strong financial results of Nationwide Financial Services, Inc. for 1999, Mr. McFerson's superior leadership of the Nationwide companies since 1992, his extensive experience in the industry, and his successful efforts in Nationwide Financial Services, Inc. The portion of Mr. McFerson's base salary compensation allocated to Nationwide Financial Services, Inc. totaled $475,471 in 2000, an increase of 1.8% over 1999. This increase reflects an increase in the cost allocation. In 2000, Mr. McFerson's annual base salary rate was unchanged. This salary positioned Mr. McFerson's base salary compensation at approximately the 50th percentile of the comparator companies. All elements of Mr. Jurgensen's 2000 compensation were determined pursuant to his employment agreement with Nationwide Mutual Insurance Company when he assumed the role of Chief Executive Officer for Nationwide Financial Services, Inc. effective August 1, 2000. The portion of Mr. Jurgensen's annual base salary compensation allocated to Nationwide Financial Services, Inc. for 2000 was $230,290, which was prorated. The basis for determination of Mr. Jurgensen's base salary is competitive market data from peer companies, in addition to his financial industry experience, and is consistent with the goals stated in Compensation Philosophy and Objectives.

      The portion of Mr. McFerson's annual incentive award allocated to Nationwide Financial Services, Inc. earned in 2000 under the Performance Incentive Plan was $1,259,550. This award was 265% of his allocated base salary compensation and reflected 180% of his target incentive. This payment was determined by the level of achievement of specified financial, operational and strategic goals as assessed by the Nationwide Board of Directors in their annual performance evaluation of Mr. McFerson. The portion of Mr. Jurgensen's annual incentive award allocated to Nationwide Financial Services, Inc. earned in 2000 under the Performance Incentive Plan was $951,660. This award was 240% of his allocated base salary compensation, without consideration of proration, and reflected 160% of his target incentive. This payment was determined by the level of achievement of specified financial, operational and strategic goals as assessed by the Nationwide Board of Directors in their annual performance evaluation of Mr. Jurgensen.

      Under the LTEP, Nationwide Financial Services, Inc.'s Compensation Committee granted Mr. McFerson 65,000 stock options and 32,500 restricted stock shares. For these grants the Nationwide Financial Services, Inc.'s Compensation Committee took into account Mr. McFerson's role in the continued strategic positioning of Nationwide Financial Services, Inc. In addition, under his employment agreement with Nationwide Mutual Insurance Company, Mr. Jurgensen received 210,000 stock options and 25,000 restricted stock shares. These grants reflect the competitive levels of long-term compensation for Chief Executive Officers of major diversified insurance and financial services organizations with similar size and scope. Nationwide Financial Services, Inc.'s Compensation Committee reflected Nationwide Financial Services, Inc.'s desire to have top officers build a significant personal level of stock ownership in Nationwide Financial Services, Inc., so as to better align their interests with those of other stockholders.

      POLICY ON DEDUCTIBILITY OF COMPENSATION


      Section 162(m) of the IRC provides that executive compensation in excess of $1 million paid to a "covered employee," as that term is defined in this section, in any calendar year is not deductible for purposes of corporate income taxes unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the IRC. The Compensation Committees intend to continue increased reliance on performance-based compensation programs. Such programs will be designed to fulfill, in the best possible manner, future corporate business objectives. To the extent consistent with this goal, the Compensation Committees currently anticipate that such programs will also be designed to satisfy the requirements of Section 162(m) of the IRC with respect to the deductibility of compensation paid. However, the Compensation Committees may award compensation that is not fully deductible if the Compensation Committees determine that such award is consistent with their philosophy and in the best interests of Nationwide Financial Services, Inc. and its stockholders.


     (i)   Nationwide Financial Services, Inc.'s Compensation Committee

           David O. Miller, Chairman
           James G. Brocksmith, Jr.
           Charles L. Fuellgraf, Jr.
           Donald L. McWhorter

     (ii)  Nationwide Life Insurance Company Compensation Committee


           Willard J. Engel, Chairman
           Nancy C. Breit
           Fred C. Finney
           Robert L. Stewart

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following tables set forth certain information regarding beneficial ownership of:

      (i) each person who is known by the Company to be the beneficial owner of more than five percent of either class of Common Stock,

      (ii)   each director and nominee for director,

      (iii)  each of the Named Executive Officers, and

      (iv) all of the directors and executive officers of the Company as a group.

      The Class B Common Stock is convertible into Class A Common Stock at any time by the holder on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

                              CLASS A COMMON STOCK


  NAME AND ADDRESS OF BENEFICIAL OWNER          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
  ------------------------------------          -----------------------------------------    ----------------
  Neuberger Berman Inc.(1)                                      1,566,700                         6.54%
  605 Third Ave.
  New York, NY 10158-3698

  Massachusetts Financial Services Company(2)                   1,451,475                         6.1%
  500 Boylston Street
  Boston, MA 0216


 (1) Based on a Schedule 13G dated February 2, 2001, Neuberger Berman Inc. reported shared voting power with respect to 1,565,700 and shared dispositive power with respect to 1,566,700 shares.

 (2) Based on a Schedule 13G dated February 12, 2001, Massachusetts Financial Services Company reported sole voting power and sole dispositive power with respect to 1,451,475 shares.

                              CLASS B COMMON STOCK




  NAME AND ADDRESS OF BENEFICIAL OWNER          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
  ------------------------------------          -----------------------------------------    ----------------
  Nationwide Corporation                                        104,745,000                       100%
  One Nationwide Plaza
  Columbus, Ohio 43215

    The table below sets forth the number of shares of stock of the Company owned beneficially at March 12, 2001, by the directors, each nominee for director, each Named Executive Officer and all directors and executive officers of the Company as a group.

                               SECURITY OWNERSHIP



                                                             AMOUNT AND NATURE OF BENEFICIAL    OPTIONS EXERCISABLE WITHIN
NAME OF BENEFICIAL OWNER                                        OWNERSHIP(1),(2) AND (4)                 60 DAYS
------------------------                                     -------------------------------    --------------------------
James G. Brocksmith, Jr.                                                     4,880                          1,666
Charles L. Fuellgraf, Jr.                                                   19,004(3)                       3,166
Joseph J. Gasper                                                           195,173                        137,200
Henry S. Holloway                                                            8,959                          3,166
W. G. Jurgensen                                                             25,000                             --
Richard A. Karas                                                            71,737                         54,133
Lydia M. Marshall                                                            6,634                          1,166
Dimon R. McFerson                                                          324,379                        272,200
Donald L. McWhorter                                                          5,959                          1,166
David O. Miller                                                              7,943                          3,166
James F. Patterson                                                           7,752                          3,166
Gerald D. Prothro                                                            4,959                          1,166
Arden L. Shisler                                                             8,959                          3,166
Mark R. Thresher                                                            39,009                         26,300
Robert J. Woodward, Jr.                                                     54,782                         38,333
Directors and Executive Officers as a Group (Total of 31)                1,297,057                        840,783

 (1) The shares of the Company's Class A Common Stock beneficially owned by each person named above do not exceed one percent of the outstanding shares of Class A Common Stock as of March 12, 2001, except Mr. McFerson and the shares beneficially owned by the group of directors and executive officers as a whole which represents 1.3% and 5.2%, respectively.

 (2)  Total includes options exercisable within 60 days.

 (3) Includes 2,000 shares held by spouse and 2,000 shares held in a limited liability partnership.

 (4)  Total includes shares jointly owned with spouse for the following persons:
      Mr. Gasper - 17,972 shares; Mr. Holloway - 2,000 shares, Mr. McFerson - 52,179 shares; Mr. Patterson - 1,000 shares; Mr. Thresher - 6,009.

      CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

      (i)  Intercompany Agreement

           The Company, Nationwide Mutual and Nationwide Corporation entered into an Intercompany Agreement, certain provisions of which are summarized below (the "Intercompany Agreement"). As used herein, "Nationwide Mutual" means Nationwide Mutual collectively with its subsidiaries and affiliates (other than the Company and its subsidiaries).

           Nationwide Mutual Consent to Certain Events. The Intercompany Agreement provides that until Nationwide Mutual ceases to control at least 50% of the combined voting power of the outstanding voting stock of the Company, the prior written consent of Nationwide Mutual will be required for:

           (a) any consolidation or merger of the Company or any of its subsidiaries with any person (other than with a wholly-owned subsidiary);

           (b) any sale, lease, exchange or other disposition or acquisition of assets by the Company or any of its subsidiaries (other than transactions to which the Company and its subsidiaries are the only parties), or any series of related dispositions or acquisitions involving consideration in excess of $250 million;

           (c) any change in the authorized capital stock of the Company or the creation of any additional class or series of capital stock of the Company;

           (d) any issuance by the Company or any subsidiary of the Company of any equity securities or rights, warrants or options to purchase such equity securities, except:

                 (1) shares of Class A Common Stock pursuant to employee and director stock option, profit-sharing and other benefit plans of the Company and its subsidiaries and any options exercisable therefore,

                 (2) shares of Class A Common Stock issued upon the conversion of any Class B Common Stock,

                 (3) the issuance of shares of capital stock of a wholly-owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company and

                 (4)   in the public offering of Class A Common Stock in March
                       1997;

                 (5) the dissolution, liquidation or winding up of the Company;

                 (6) the amendment of the Certificate of Incorporation and certain provisions of the Bylaws affecting corporate governance;

                 (7) the election, removal or filling of a vacancy in the office of the Chairman, Chief Executive Officer or President of the Company;

                 (8) the declaration of dividends on any class or series of capital stock of the Company, except dividends not in excess of the most recent regular cash dividend or any dividend per share not in excess of 15% of the then current per share market price of the Class A Common Stock;

                 (9) capital expenditures or series of related capital expenditures of the Company or any of its subsidiaries in excess of $250 million during any period of 12 consecutive months;

                 (10) the creation, incurrence or guaranty by the Company or any of its subsidiaries of indebtedness for borrowed money in excess of $100 million, except in connection with the Capital Securities and the Senior Notes; and

                 (11) any change in the number of directors on the Board of Directors of the Company, the determination of members of the Board of Directors or any committee thereof and the filling of newly created memberships and vacancies on the Board of Directors or any committee thereof.

           License to Use Nationwide Name and Service Marks. Pursuant to the Intercompany Agreement, Nationwide Mutual granted to the Company and certain of its subsidiaries a non-exclusive, nonassignable, revocable license to use the "Nationwide" trade name and certain other service marks specifically identified in the Intercompany Agreement (collectively, the "Service Marks") solely for the purpose of identifying and advertising the Company's long-term savings and retirement business and activities related to such business.

           Equity Purchase Rights. The Company has agreed that, to the extent permitted by the New York Stock Exchange (the "NYSE") and so long as Nationwide Mutual controls at least 50% of the combined voting power of the outstanding voting stock of the Company, Nationwide Corporation may purchase its pro rata share (based on its then current percentage voting interest in the Company) of any voting equity securities to be issued by the Company (excluding any such securities offered pursuant to employee stock options or other benefit plans, dividend reinvestment plans and other offerings other than for cash).

           Registration Rights. The Company has granted to Nationwide Corporation certain demand and "piggyback" registration rights with respect to shares of Common Stock owned by it. Nationwide Corporation has the right to request up to two demand registrations in each calendar year, but not more than four in any five-year period. Nationwide Corporation will also have the right, which it may exercise at any time and from time to time, to include the shares of Common Stock held by it in any registration of common equity securities of the Company, initiated by the Company on its own behalf or on behalf of any other stockholders of the Company. These rights are subject to certain "blackout" provisions. Such registration rights are transferable by Nationwide Corporation.

           Nationwide Mutual Agents. In the Intercompany Agreement, Nationwide Mutual has agreed to allow the Company to distribute its variable annuity, fixed annuity and individual universal, variable and traditional life insurance products through Nationwide Mutual agents. Such right is exclusive to the Company, subject to the limited right of certain companies of Nationwide to sell such products through the agency force, for at least five years following the equity offerings.

      (ii) Federal Income Taxes

           The Company is included in the consolidated United States federal income tax return for which Nationwide Mutual is the common parent and the Company's tax liability will be included in the consolidated federal income tax liability of Nationwide Mutual. The Company also may be included in certain state and local tax returns of Nationwide Mutual or its subsidiaries.

           The Company is a party to an agreement, with Nationwide Mutual and the other companies in the consolidated returns of Nationwide Mutual, to determine the manner in which their respective tax liabilities will be determined (the "Tax Sharing Agreement") for 1996 and subsequent years, as long as the Company is included in the consolidated federal income tax return for Nationwide Mutual. It will also be effective for any year in which the Company is included in a consolidated or combined state or local tax return. Under the Tax Sharing Agreement, the Company will pay to Nationwide Mutual amounts equal to the taxes that the Company would otherwise have to pay if the Company were to file a separate federal income, or a separate state or local income or franchise, tax return (including any amounts determined to be due as a result of a redetermination of the tax liability of the consolidated or combined group of which Nationwide Mutual is the common parent arising from any audit or otherwise). The Company will be responsible for all taxes, including assessments, if any, for prior years with respect to all other taxes payable by the Company or any of its subsidiaries, and for all other federal, state and local taxes that may be imposed upon the Company and that are not addressed in the Tax Sharing Agreement.

           By virtue of its control of the Company and the terms of the Tax Sharing Agreement, Nationwide Mutual effectively controls all of the Company's tax decisions. Under the Tax Sharing Agreement, Nationwide Mutual will have sole authority to respond to and conduct all tax proceedings (including tax audits) relating to the Company, to file all returns on behalf of the Company, and to determine the amount of the Company's liability to (or entitlement to payment from) Nationwide

           Mutual under the Tax Sharing Agreement. This arrangement may result in conflicts of interest between the Company and Nationwide Mutual. For example, under the Tax Sharing Agreement, Nationwide Mutual may choose to consent, compromise or settle any adjustment or deficiency proposed by the relevant tax authority in a manner that may be beneficial to Nationwide Mutual and detrimental to the Company. Under the Tax Sharing Agreement, however, Nationwide Mutual is obligated to act in good faith with regard to all persons included in the applicable returns.

           The Tax Sharing Agreement may not be amended without the prior written consent of the Company.

    (iii)  Lease

           Pursuant to an arrangement between Nationwide Mutual and certain of its subsidiaries, during 2000 the Company leased on average approximately 757,570 square feet of office space primarily in the four building home office complex in Columbus, Ohio. This office space was leased at current market rates ranging from $18.98 - $20.50 per square foot plus an occupancy charge of $1.84 per square foot per year. Under the arrangement, the Company determines the amount of office space necessary to conduct its operations and leases such space from Nationwide Mutual, subject to availability. For the years ended December 31, 2000, 1999 and 1998, the Company made payments to Nationwide Mutual and its subsidiaries totaling $14.3 million, $11.4 million and $9.2 million, respectively, under such arrangement.

    (iv)   Modified Coinsurance Agreements

           Effective as of January 1, 1996, Nationwide Life entered into a 100% modified coinsurance agreement with Employers Life Insurance Company of Wausau ("ELOW"). Under the agreement, Nationwide Life ceded to ELOW and ELOW assumed Nationwide Life's non-variable group and wholesale life insurance business and group and franchise health insurance business and any ceded or assumed reinsurance applicable to such group business. Effective July 1, 1999, the modified coinsurance agreement was terminated. Revenues ceded to ELOW for years ended December 31, 1999 and 1998 were $35.8 million and $101.2 million, respectively, while benefits, claims and expenses ceded were $46.2 million and $160.5 million, respectively.

           Effective as of January 1, 1996, Nationwide Life also entered into a 100% modified coinsurance agreement with Nationwide Mutual. Under the agreement, Nationwide Life cedes to Nationwide Mutual and Nationwide Mutual assumes Nationwide Life's individual accident and health insurance business and any ceded or assumed reinsurance applicable to such individual business. Effective July 1, 1999, the modified coinsurance agreement was amended to include Nationwide Life's group and franchise health insurance business and any ceded or assumed reinsurance applicable to such group business. Revenues ceded to Nationwide Mutual for the years ended December 31, 2000, 1999 and 1998 were $170.1 million, $157.2 million and $115.7 million, respectively, while benefits, claims and expenses ceded were $168.0 million, $151.0 million and $98.8 million, respectively.

      (v)  Cost Sharing Agreement

           Pursuant to a cost sharing agreement among Nationwide Mutual and certain of its direct and indirect subsidiaries, including the Company, Nationwide Mutual provides certain operational and administrative services, such as sales support, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among Nationwide Mutual and such subsidiaries. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, beginning in 1999 Nationwide Services Company, a subsidiary of Nationwide Mutual provides computer, telephone, mail, employee benefits administration, and other services to Nationwide Mutual and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2000, 1999 and 1998, the Company made payments to Nationwide Mutual and Nationwide Services Company totaling $156.6 million, $132.3 million and $95.0 million, respectively. The Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

    (vi)   Cash Management Agreements

           Nationwide Mutual has entered into an Investment Agency Agreement with Nationwide Cash Management Company ("NCMC"), an affiliate of the Company. NCMC makes, holds and administers short-term investments (those maturing in one year or less) for Nationwide Mutual and certain of its affiliates, including Nationwide Life and certain of the Company's other subsidiaries. Under the agreements, expenses of NCMC are allocated pro rata among the participants based upon the participant's ownership percentage of total assets held by NCMC. For the year ending December 31, 2000 and 1999, the Company paid NCMC fees and expenses totaling $412,981 and $322,927, respectively, under such agreements.

    (vii)  Repurchase Agreement

           Nationwide Life and certain of the Company's other subsidiaries are parties to Master Repurchase Agreements with various affiliates pursuant to which securities or other financial instruments are transferred between parties against the transfer of funds by the transferee upon the demand of either party.

    (viii) Transactions With Management And Others

           Joseph J. Gasper, President and Chief Operating Officer and Director of the Company and Richard A. Karas, Senior Vice President - Sales - Financial Services of the Company are limited partners in Country Club Properties LP, which holds a 50% interest in NRI-CCP I, LLC, a Delaware limited liability company, 50% of which is owned by Nationwide Realty Investors, LTD. Nationwide Realty Investors, LTD is owned 70% by Nationwide Life and 30% by Nationwide Mutual. Nationwide Life is a wholly owned subsidiary of the Company.

           The general partner of Country Club Properties LP is La Quinta Land Partners LLC. NRI-CCP I, LLC was formed for the purpose of acquiring 960 acres of land in La Quinta, California for the development of residential lots and three golf courses. The land was acquired by NRI-CCP I, LLC on June 15, 2000. Mr. Gasper and Mr. Karas each purchased their Limited Partnership Interests in Country Club Properties LP (the "Limited Partnership Interest") on March 11, 1999, at a cost of $125,000. Each of Mr. Gasper's and Mr. Karas' Limited Partnership Interest represents less than one percent of the partnership. Mr. Gasper and Mr. Karas are entitled to a share of partnership distributions and a lifetime membership in several golf courses to be developed. The golf membership is transferable upon death.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
    Nationwide Life Insurance Company:



We have audited the consolidated financial statements of Nationwide Life Insurance Company (the Company) and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life Insurance Company and subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



KPMG LLP


Columbus, Ohio

January 26, 2001

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                           Consolidated Balance Sheets

                     (in millions, except per share amounts)


                                                                                                   December 31,
                                                                                        ------------------------------------
                                                                                              2000               1999
============================================================================================================================
                                        ASSETS
Investments:
  Securities available-for-sale, at fair value:
    Fixed maturity securities                                                              $ 15,443.0          $ 15,294.0
    Equity securities                                                                           109.0                92.9
  Mortgage loans on real estate, net                                                          6,168.3             5,786.3
  Real estate, net                                                                              310.7               254.8
  Policy loans                                                                                  562.6               519.6
  Other long-term investments                                                                   101.8                73.8
  Short-term investments                                                                        442.6               416.0
----------------------------------------------------------------------------------------------------------------------------
                                                                                             23,138.0            22,437.4
----------------------------------------------------------------------------------------------------------------------------

Cash                                                                                             18.4                 4.8
Accrued investment income                                                                       251.4               238.6
Deferred policy acquisition costs                                                             2,865.6             2,554.1
Other assets                                                                                    396.7               305.9
Assets held in separate accounts                                                             65,897.2            67,135.1
----------------------------------------------------------------------------------------------------------------------------
                                                                                           $ 92,567.3          $ 92,675.9
============================================================================================================================

                         LIABILITIES AND SHAREHOLDER'S EQUITY
Future policy benefits and claims                                                          $ 22,183.6          $ 21,861.6
Short-term borrowings                                                                           118.7                 -
Other liabilities                                                                             1,164.9               914.2
Liabilities related to separate accounts                                                     65,897.2            67,135.1
----------------------------------------------------------------------------------------------------------------------------
                                                                                             89,364.4            89,910.9
----------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (notes 9 and 14)

Shareholder's equity:
  Common stock, $1 par value.  Authorized 5.0 million shares;
    3.8 million shares issued and outstanding                                                     3.8                 3.8
  Additional paid-in capital                                                                    646.1               766.1
  Retained earnings                                                                           2,436.3             2,011.0
  Accumulated other comprehensive income (loss)                                                 116.7               (15.9)
----------------------------------------------------------------------------------------------------------------------------
                                                                                              3,202.9             2,765.0
----------------------------------------------------------------------------------------------------------------------------
                                                                                           $ 92,567.3          $ 92,675.9
============================================================================================================================


See accompanying notes to consolidated financial statements.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                        Consolidated Statements of Income

                                  (in millions)


                                                                                        Years ended December 31,
                                                                              ---------------------------------------------
                                                                                  2000            1999           1998
===========================================================================================================================
Revenues:
  Policy charges                                                               $ 1,091.4       $   895.5      $   698.9
  Life insurance premiums                                                          240.0           220.8          200.0
  Net investment income                                                          1,654.9         1,520.8        1,481.6
  Realized (losses) gains on investments                                           (19.4)          (11.6)          28.4
  Other                                                                             17.0            66.1           66.8
---------------------------------------------------------------------------------------------------------------------------
                                                                                 2,983.9         2,691.6        2,475.7
---------------------------------------------------------------------------------------------------------------------------

Benefits and expenses:
  Interest credited to policyholder account balances                             1,182.4         1,096.3        1,069.0
  Other benefits and claims                                                        241.6           210.4          175.8
  Policyholder dividends on participating policies                                  44.5            42.4           39.6
  Amortization of deferred policy acquisition costs                                352.1           272.6          214.5
  Interest expense on short-term borrowings                                          1.3             -              -
  Other operating expenses                                                         479.0           463.4          419.7
---------------------------------------------------------------------------------------------------------------------------
                                                                                 2,300.9         2,085.1        1,918.6
---------------------------------------------------------------------------------------------------------------------------

    Income before federal income tax expense                                       683.0           606.5          557.1
Federal income tax expense                                                         207.7           201.4          190.4
---------------------------------------------------------------------------------------------------------------------------

    Net income                                                                 $   475.3       $   405.1      $   366.7
===========================================================================================================================

See accompanying notes to consolidated financial statements.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                 Consolidated Statements of Shareholder's Equity

                  Years ended December 31, 2000, 1999 and 1998
                                  (in millions)


                                                                                          Accumulated
                                                           Additional                        other            Total
                                                Common       paid-in       Retained      comprehensive    shareholder's
                                                 stock       capital       earnings      income (loss)        equity
=========================================================================================================================
December 31, 1997                                $ 3.8       $ 914.7      $ 1,312.3         $ 247.1         $ 2,477.9

Comprehensive income:
    Net income                                     -             -            366.7             -               366.7
    Net unrealized gains on securities
      available-for-sale arising during
      the year                                     -             -              -              28.5              28.5
                                                                                                          ---------------
  Total comprehensive income                                                                                    395.2
                                                                                                          ---------------
Dividend to shareholder                            -             -           (100.0)            -              (100.0)
-------------------------------------------------------------------------------------------------------------------------
December 31, 1998                                  3.8         914.7        1,579.0           275.6           2,773.1
=========================================================================================================================

Comprehensive income:
    Net income                                     -             -            405.1             -               405.1
    Net unrealized losses on securities
      available-for-sale arising during
      the year                                     -             -              -            (315.0)           (315.0)
                                                                                                          ---------------
  Total comprehensive income                                                                                     90.1
                                                                                                          ---------------
Capital contribution                               -            26.4           87.9            23.5             137.8
Return of capital to shareholder                   -          (175.0)           -               -              (175.0)
Dividends to shareholder                           -             -            (61.0)            -               (61.0)
-------------------------------------------------------------------------------------------------------------------------
December 31, 1999                                  3.8         766.1        2,011.0           (15.9)          2,765.0
=========================================================================================================================

Comprehensive income:
    Net income                                     -             -            475.3             -               475.3
    Net unrealized gains on securities
      available-for-sale arising during
      the year                                     -             -              -             132.6             132.6
                                                                                                          ---------------
  Total comprehensive income                                                                                    607.9
                                                                                                          ---------------
Return of capital to shareholder                   -          (120.0)           -               -              (120.0)
Dividends to shareholder                           -             -           (50.0)             -               (50.0)
-------------------------------------------------------------------------------------------------------------------------
December 31, 2000                                $ 3.8       $ 646.1      $ 2,436.3         $ 116.7         $ 3,202.9
=========================================================================================================================


See accompanying notes to consolidated financial statements.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                      Consolidated Statements of Cash Flows

                                  (in millions)


                                                                                           Years ended December 31,
                                                                                ----------------------------------------------
                                                                                     2000           1999            1998
==============================================================================================================================
Cash flows from operating activities:
  Net income                                                                     $    475.3     $    405.1      $    366.7
  Adjustments to reconcile net income to net cash provided by operating activities:
      Interest credited to policyholder account balances                            1,182.4        1,096.3         1,069.0
      Capitalization of deferred policy acquisition costs                            (778.9)        (637.0)         (584.2)
      Amortization of deferred policy acquisition costs                               352.1          272.6           214.5
      Amortization and depreciation                                                   (12.7)           2.4            (8.5)
      Realized losses (gains) on invested assets, net                                  19.4           11.6           (28.4)
      Increase in accrued investment income                                           (12.8)          (7.9)           (8.2)
     (Increase) decrease in other assets                                              (92.0)         122.9            16.4
      Decrease in policy liabilities                                                   (0.3)         (20.9)           (8.3)
      Increase (decrease) in other liabilities                                        229.3          149.7           (34.8)
      Other, net                                                                       22.3           (8.6)          (11.3)
------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                                   1,384.1        1,386.2           982.9
------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Proceeds from maturity of securities available-for-sale                           2,988.7        2,307.9         1,557.0
  Proceeds from sale of securities available-for-sale                                 602.0          513.1           610.5
  Proceeds from repayments of mortgage loans on real estate                           911.7          696.7           678.2
  Proceeds from sale of real estate                                                    18.7            5.7           103.8
  Proceeds from repayments of policy loans and sale of other invested assets           79.3           40.9            23.6
  Cost of securities available-for-sale acquired                                   (3,475.5)      (3,724.9)       (3,182.8)
  Cost of mortgage loans on real estate acquired                                   (1,318.0)        (971.4)         (829.1)
  Cost of real estate acquired                                                         (7.1)         (14.2)           (0.8)
  Short-term investments, net                                                         (26.6)         (27.5)           69.3
  Other, net                                                                         (182.3)        (110.9)          (88.4)
------------------------------------------------------------------------------------------------------------------------------
        Net cash used in investing activities                                        (409.1)      (1,284.6)       (1,058.7)
------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Capital returned to shareholder                                                    (120.0)        (175.0)            -
  Net proceeds from issuance of short-term borrowings (commercial paper)              118.7            -               -
  Cash dividends paid                                                                (100.0)         (13.5)         (100.0)
  Increase in investment product and universal life insurance
    product account balances                                                        4,517.0        3,799.4         2,682.1
  Decrease in investment product and universal life insurance
    product account balances                                                       (5,377.1)      (3,711.1)       (2,678.5)
------------------------------------------------------------------------------------------------------------------------------
        Net cash used in financing activities                                        (961.4)        (100.2)          (96.4)
------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                                        13.6            1.4          (172.2)

Cash, beginning of year                                                                 4.8            3.4           175.6
------------------------------------------------------------------------------------------------------------------------------
Cash, end of year                                                                $     18.4     $      4.8      $      3.4
==============================================================================================================================


See accompanying notes to consolidated financial statements.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


(1)      ORGANIZATION AND DESCRIPTION OF BUSINESS

         Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) is a leading provider of long-term savings and retirement products in the United States and is a wholly owned subsidiary of Nationwide Financial Services, Inc. (NFS). The Company develops and sells a diverse range of products including individual annuities, private and public sector pension plans and other investment products sold to institutions and life insurance. NLIC markets its products through a broad network of distribution channels, including independent broker/dealers, national and regional brokerage firms, financial institutions, pension plan administrators, life insurance specialists, Nationwide Retirement Solutions and Nationwide agents.

         Wholly owned subsidiaries of NLIC include Nationwide Life and Annuity Insurance Company (NLAIC), Nationwide Advisory Services, Inc., and Nationwide Investment Services Corporation.


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies followed by the Company that materially affect financial reporting are summarized below. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America which differ from statutory accounting practices prescribed or permitted by regulatory authorities. Annual Statements for NLIC and NLAIC, filed with the Department of Insurance of the State of Ohio (the Department), are prepared on the basis of accounting practices prescribed or permitted by the Department. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company has no material permitted statutory accounting practices.

         In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

         The most significant estimates include those used in determining deferred policy acquisition costs, valuation allowances for mortgage loans on real estate and real estate investments, the liability for future policy benefits and claims and federal income taxes. Although some variability is inherent in these estimates, management believes the amounts provided are adequate.

         (a)  CONSOLIDATION POLICY

              The consolidated financial statements include the accounts of NLIC and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         (b)  VALUATION OF INVESTMENTS AND RELATED GAINS AND LOSSES

              The Company is required to classify its fixed maturity securities and equity securities as either held-to-maturity, available-for-sale or trading. The Company classifies fixed maturity and equity securities as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of adjustments to deferred policy acquisition costs and deferred federal income tax, reported as a separate component of accumulated other comprehensive income in shareholder's equity. The adjustment to deferred policy acquisition costs represents the change in amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had such unrealized amounts been realized.

              Mortgage loans on real estate are carried at the unpaid principal balance less valuation allowances. The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. The measurement of impaired loans is based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the fair value of the collateral, if the loan is collateral dependent. Loans in foreclosure and loans considered to be impaired are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in interest income in the period received.

              Real estate is carried at cost less accumulated depreciation and valuation allowances. Other long-term investments are carried on the equity basis, adjusted for valuation allowances. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

              Realized gains and losses on the sale of investments are determined on the basis of specific security identification. Estimates for valuation allowances and other than temporary declines are included in realized gains and losses on investments.

         (c)  REVENUES AND BENEFITS

              INVESTMENT PRODUCTS AND UNIVERSAL LIFE INSURANCE PRODUCTS:
              Investment products consist primarily of individual and group variable and fixed deferred annuities. Universal life insurance products include universal life insurance, variable universal life insurance, corporate-owned life insurance and other interest-sensitive life insurance policies. Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance, policy administration and surrender charges that have been earned and assessed against policy account balances during the period. Policy benefits and claims that are charged to expense include interest credited to policy account balances and benefits and claims incurred in the period in excess of related policy account balances.

              TRADITIONAL LIFE INSURANCE PRODUCTS: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance, limited-payment life insurance, term life insurance and certain annuities with life contingencies. Premiums for traditional life insurance products are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contract. This association is accomplished by the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

         (d)  DEFERRED POLICY ACQUISITION COSTS

              The costs of acquiring new business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable sales expenses have been deferred. For investment products and universal life insurance products, deferred policy acquisition costs are being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges. For years in which gross profits are negative, deferred policy acquisition costs are amortized based on the present value of gross revenues. Deferred policy acquisition costs are adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 2(b). For traditional life insurance products, these deferred policy acquisition costs are predominantly being amortized with interest over the premium paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue. Such anticipated premium revenue was estimated using the same assumptions as were used for computing liabilities for future policy benefits.

         (e)  SEPARATE ACCOUNTS

              Separate account assets and liabilities represent contractholders' funds which have been segregated into accounts with specific investment objectives. For all but $1.12 billion and $915.4 million of separate account assets at December 31, 2000 and 1999, respectively, the investment income and gains or losses of these accounts accrue directly to the contractholders. The activity of the separate accounts is not reflected in the consolidated statements of income and cash flows except for the fees the Company receives.

         (f)  FUTURE POLICY BENEFITS

              Future policy benefits for investment products in the accumulation phase, universal life insurance and variable universal life insurance policies have been calculated based on participants' contributions plus interest credited less applicable contract charges.

              Future policy benefits for traditional life insurance policies have been calculated by the net level premium method using interest rates varying from 6.0% to 10.5% and estimates of mortality, morbidity, investment yields and withdrawals which were used or which were being experienced at the time the policies were issued.

         (g)  PARTICIPATING BUSINESS

              Participating business represents approximately 21% in 2000 (29% in 1999 and 40% in 1998) of the Company's life insurance in force, 66% in 2000 (69% in 1999 and 74% in 1998) of the number of life insurance policies in force, and 8% in 2000 (13% in 1999 and 14% in 1998) of life insurance statutory premiums. The provision for policyholder dividends is based on current dividend scales and is included in "Future policy benefits and claims" in the accompanying consolidated balance sheets.

         (h)  FEDERAL INCOME TAX

              The Company files a consolidated federal income tax return with Nationwide Mutual Insurance Company (NMIC), the majority shareholder of NFS. The members of the consolidated tax return group have a tax sharing arrangement which provides, in effect, for each member to bear essentially the same federal income tax liability as if separate tax returns were filed.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


              The Company utilizes the asset and liability method of accounting for income tax. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized.

         (i)  REINSURANCE CEDED

              Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported on a gross basis.

         (j)  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

              In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS
              133). SFAS 133, as amended by SFAS 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 and SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, is effective for the Company as of January 1, 2001.

              SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value.

              As of January 1, 2001, the Company had $755.4 million notional amount of freestanding derivatives with a market value of ($7.0) million. All other derivatives qualified for hedge accounting under SFAS 133. Adoption of SFAS 133 will result in the Company recording a net transition adjustment loss of $4.8 million (net of related income tax of $2.6 million) in net income. In addition, a net transition adjustment loss of $3.6 million (net of related income tax of $2.0 million) will be recorded in accumulated other comprehensive income at January 1, 2001. The adoption of SFAS 133 will result in the Company derecognizing $17.0 million of deferred assets related to hedges, recognizing $10.9 million of additional derivative instrument liabilities and $1.3 million of additional firm commitment assets, while also decreasing hedged future policy benefits by $3.0 million and increasing the carrying amount of hedged investments by $10.6 million. Further, the adoption of SFAS 133 will result in the Company reporting total derivative instrument assets and liabilities of $44.8 million and $107.1 million, respectively.

              Also, the Company expects that the adoption of SFAS 133 will increase the volatility of reported earnings and other comprehensive income. The amount of volatility will vary with the level of derivative and hedging activities and fluctuations in market interest rates and foreign currency exchange rates during any period.

         (k)  RECLASSIFICATION
              Certain items in the 1999 and 1998 consolidated financial statements have been reclassified to conform to the 2000 presentation.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued



(3)      INVESTMENTS

         The amortized cost, gross unrealized gains and losses and estimated fair value of securities available-for-sale as of December 31, 2000 and 1999 were:

                                                                                          Gross         Gross
                                                                         Amortized      unrealized    unrealized     Estimated
         (in millions)                                                      cost          gains         losses       fair value
         =========================================================================================================================
         December 31, 2000
         Fixed maturity securities:
             U.S. Treasury securities and obligations of U.S.
               Government corporations and agencies                       $    277.5      $  33.4       $   0.1       $    310.8
             Obligations of states and political subdivisions                    8.6          0.2           -                8.8
             Debt securities issued by foreign governments                      94.1          1.5           0.1             95.5
             Corporate securities                                            9,758.3        235.0         135.1          9,858.2
             Mortgage-backed securities - U.S. Government backed             2,719.1         46.1           3.8          2,761.4
             Asset-backed securities                                         2,388.2         36.3          16.2          2,408.3
         -------------------------------------------------------------------------------------------------------------------------
                 Total fixed maturity securities                            15,245.8        352.5         155.3         15,443.0
           Equity securities                                                   103.5          9.5           4.0            109.0
         -------------------------------------------------------------------------------------------------------------------------
                                                                          $ 15,349.3      $ 362.0       $ 159.3       $ 15,552.0
         =========================================================================================================================

         December 31, 1999
         Fixed maturity securities:
             U.S. Treasury securities and obligations of U.S.
               Government corporations and agencies                     $      428.4     $   23.4     $     2.4     $      449.4
             Obligations of states and political subdivisions                    0.8          -             -                0.8
             Debt securities issued by foreign governments                     110.6          0.6           0.8            110.4
             Corporate securities                                            9,390.4        110.3         179.9          9,320.8
             Mortgage-backed securities - U.S. Government backed             3,423.1         25.8          30.3          3,418.6
             Asset-backed securities                                         2,024.0          8.6          38.6          1,994.0
         -------------------------------------------------------------------------------------------------------------------------
                 Total fixed maturity securities                            15,377.3        168.7         252.0         15,294.0
           Equity securities                                                    84.9         12.4           4.4             92.9
         -------------------------------------------------------------------------------------------------------------------------
                                                                          $ 15,462.2      $ 181.1       $ 256.4       $ 15,386.9
         =========================================================================================================================

         The amortized cost and estimated fair value of fixed maturity securities available-for-sale as of December 31, 2000, by expected maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued



                                                                                Amortized            Estimated
         (in millions)                                                             cost             fair value
         ===========================================================================================================
         Fixed maturity securities available for sale:
          Due in one year or less                                               $  1,288.7         $  1,287.0
          Due after one year through five years                                    4,577.9            4,572.4
          Due after five years through ten years                                   3,071.3            3,136.6
          Due after ten years                                                      1,200.6            1,277.3
         -----------------------------------------------------------------------------------------------------------
                                                                                  10,138.5           10,273.3
           Mortgage-backed securities                                              2,719.1            2,761.4
           Asset-backed securities                                                 2,388.2            2,408.3
         -----------------------------------------------------------------------------------------------------------
                                                                                $ 15,245.8         $ 15,443.0
         ===========================================================================================================

         The components of unrealized gains (losses) on securities available-for-sale, net, were as follows as of each December 31:

         (in millions)
                                                                                      2000           1999
         ===========================================================================================================

          Gross unrealized gains (losses)                                       $    202.7      $    (75.3)
          Adjustment to deferred policy acquisition costs                            (23.2)           50.9
          Deferred federal income tax                                                (62.8)            8.5
         -----------------------------------------------------------------------------------------------------------
                                                                                $    116.7      $    (15.9)
         ===========================================================================================================

         An analysis of the change in gross unrealized gains (losses) on securities available-for-sale for the years ended December 31:

         (in millions)                                                      2000            1999             1998
         ===========================================================================================================
         Securities available-for-sale:
           Fixed maturity securities                                       $ 280.5        $ (607.1)         $ 52.6
           Equity securities                                                  (2.5)           (8.8)            4.2
         -----------------------------------------------------------------------------------------------------------
                                                                           $ 278.0        $ (615.9)         $ 56.8
         ===========================================================================================================

         Proceeds from the sale of securities available-for-sale during 2000, 1999 and 1998 were $602.0 million, $513.1 million and $610.5 million, respectively. During 2000, gross gains of $12.1 million ($10.4 million and $9.0 million in 1999 and 1998, respectively) and gross losses of $25.6 million ($28.0 million and $7.6 million in 1999 and 1998, respectively) were realized on those sales.

         The Company had $13.0 million and $15.6 million of real estate investments at December 31, 2000 and 1999, respectively, that were non-income producing the preceding twelve months.

         Real estate is presented at cost less accumulated depreciation of $25.7 million as of December 31, 2000 ($24.8 million as of December 31, 1999) and valuation allowances of $5.2 million as of December 31, 2000 ($5.5 million as of December 31, 1999).

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         The recorded investment of mortgage loans on real estate considered to be impaired was $9.8 million as of December 31, 2000 ($3.7 million as of December 31, 1999), which includes $5.3 million (none as of December 31, 1999) of impaired mortgage loans on real estate for which the related valuation allowance was $1.6 million (none as of December 31, 1999) and $4.5 million ($3.7 million as of December 31, 1999) of impaired mortgage loans on real estate for which there was no valuation allowance. During 2000, the average recorded investment in impaired mortgage loans on real estate was $7.7 million ($3.7 million in 1999) and interest income recognized on those loans totaled $0.4 million in 2000 (none in 1999) which is equal to interest income recognized using a cash-basis method of income recognition.

         Activity in the valuation allowance account for mortgage loans on real estate is summarized for the years ended December 31:

         (in millions)                                                    2000            1999            1998
         ===========================================================================================================
         Allowance, beginning of year                                   $  44.4          $ 42.4          $ 42.5
           Additions (reductions) charged to operations                     4.1             0.7            (0.1)
           Direct write-downs charged against the allowance                (3.2)            --              --
           Allowance on acquired mortgage loans                              --             1.3             --
         -----------------------------------------------------------------------------------------------------------
              Allowance, end of year                                    $  45.3          $ 44.4          $ 42.4
         ===========================================================================================================

         An analysis of investment income by investment type follows for the years ended December 31:

         (in millions)                                                    2000            1999            1998
         ===========================================================================================================
         Gross investment income:
           Securities available-for-sale:
             Fixed maturity securities                                 $ 1,095.5       $ 1,031.3      $    982.5
             Equity securities                                               2.6             2.5             0.8
           Mortgage loans on real estate                                   494.5           460.4           458.9
           Real estate                                                      32.2            28.8            40.4
           Short-term investments                                           27.0            18.6            17.8
           Other                                                            53.2            26.5            30.7
         -----------------------------------------------------------------------------------------------------------
               Total investment income                                   1,705.0         1,568.1         1,531.1
         Less investment expenses                                           50.1            47.3            49.5
         -----------------------------------------------------------------------------------------------------------
               Net investment income                                   $ 1,654.9       $ 1,520.8       $ 1,481.6
         ===========================================================================================================

         An analysis of realized gains (losses) on investments, net of valuation allowances, by investment type follows for the years ended December 31:

         (in millions)                                                    2000            1999            1998
         ===========================================================================================================

         Securities available-for-sale:
           Fixed maturity securities                                     $ (18.2)        $ (25.0)        $  (0.7)
           Equity securities                                                 4.7             7.4             2.1
         Mortgage loans on real estate                                      (4.2)           (0.6)            3.9
         Real estate and other                                              (1.7)            6.6            23.1
         -----------------------------------------------------------------------------------------------------------
                                                                         $ (19.4)        $ (11.6)         $ 28.4
         ===========================================================================================================

         Fixed maturity securities with an amortized cost of $12.8 million and $9.1 million were on deposit with various regulatory agencies as required by law as of December 31, 2000 and 1999, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


(4)      SHORT-TERM BORROWINGS

         NLIC established a $300 million commercial paper program in October 2000. Borrowings under the commercial paper program are unsecured and are issued for terms of 364 days or less. As of December 31, 2000 the Company had $118.7 million of commercial paper outstanding at an average effective rate of 6.48%. See also note 13.

(5)      DERIVATIVE FINANCIAL INSTRUMENTS

         The Company uses derivative financial instruments, principally interest rate swaps, interest rate futures contracts and foreign currency swaps, to manage market risk exposures associated with changes in interest rates and foreign currency exchange rates. Provided they meet specific criteria, interest rate and foreign currency swaps and futures are considered hedges and are accounted for under the accrual method and deferral method, respectively. The Company has no significant derivative positions that are not considered hedges. See note 2 (j) regarding accounting for derivatives under SFAS 133 effective January 1, 2001.

         Interest rate swaps are primarily used to convert specific investment securities and interest bearing policy liabilities from a fixed-rate to a floating-rate basis. Amounts receivable or payable under these agreements are recognized as an adjustment to net investment income or interest credited to policyholder account balances consistent with the nature of the hedged item. Currently, changes in fair value of the interest rate swap agreements are not recognized on the balance sheet, except for interest rate swaps designated as hedges of fixed maturity securities available-for-sale and cross currency swaps hedging foreign denominated debt instruments, for which changes in fair values are reported in accumulated other comprehensive income.

         Interest rate futures contracts are primarily used to hedge the risk of adverse interest rate changes related to the Company's mortgage loan commitments and anticipated purchases of fixed rate investments. Gains and losses are deferred and, at the time of closing, reflected as an adjustment to the carrying value of the related mortgage loans or investments. The carrying value adjustments are amortized into net investment income over the life of the related mortgage loans or investments.

         Foreign currency swaps are used to convert cash flows from specific policy liabilities and investments denominated in foreign currencies into U.S. dollars at specified exchange rates. Amounts receivable or payable under these agreements are recognized as an adjustment to net investment income or interest credited to policyholder account balances consistent with the nature of the hedged item. Gains and losses on foreign currency swaps are recorded in earnings based on the related spot foreign exchange rate at the end of the reporting period. Gains and losses on these contracts offset those recorded as a result of translating the hedged foreign currency denominated liabilities and investments to U.S. dollars.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         The notional amount of derivative financial instruments outstanding as of December 31, 2000 and 1999 were as follows:


         (in millions )                                                                   2000            1999
         ===========================================================================================================
          Interest rate swaps
            Pay fixed/receive variable rate swaps hedging investments                  $    934.8       $  362.7
            Pay variable/receive fixed rate swaps hedging investments                        98.8           28.5
            Pay variable/receive variable rate swaps hedging investments                    184.0            9.0
            Other contracts hedging investments                                              20.4           10.1
            Pay variable/receive fixed rate swaps hedging liabilities                       965.3          577.2
            Pay variable/receive variable rate swaps hedging liabilities                    546.9           --

         Foreign currency swaps
             Hedging foreign currency denominated investments                          $     30.5       $   14.8
             Hedging foreign currency denominated liabilities                             1,542.2          577.2

         Interest rate futures contracts                                               $  5,659.8       $  781.6
         -----------------------------------------------------------------------------------------------------------



(6)      FEDERAL INCOME TAX

         The tax effects of temporary differences that give rise to significant components of the net deferred tax liability as of December 31, 2000 and 1999 were as follows:

         (in millions)                                                                    2000            1999
         ===========================================================================================================

         Deferred tax assets:
           Fixed maturity securities                                                   $   --           $    5.3
           Future policy benefits                                                          34.7            149.5
           Liabilities in separate accounts                                               462.7            373.6
           Mortgage loans on real estate and real estate                                   18.8             18.5
           Other assets and other liabilities                                              40.3             51.1
         -----------------------------------------------------------------------------------------------------------
             Total gross deferred tax assets                                              556.5            598.0
           Valuation allowance                                                             (7.0)            (7.0)
         -----------------------------------------------------------------------------------------------------------
             Net deferred tax assets                                                      549.5            591.0
         -----------------------------------------------------------------------------------------------------------

         Deferred tax liabilities:
           Fixed maturity securities                                                       98.8             --
           Equity securities and other long-term investments                                6.4             10.8
           Deferred policy acquisition costs                                              783.7            724.4
           Deferred tax on realized investment gains                                       29.0             34.7
           Other                                                                           38.1             26.5
         -----------------------------------------------------------------------------------------------------------
             Total gross deferred tax liabilities                                         956.0            796.4
         -----------------------------------------------------------------------------------------------------------
             Net deferred tax liability                                                $  406.5         $  205.4
         ===========================================================================================================

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized. Future taxable amounts or recovery of federal income tax paid within the statutory carryback period can offset nearly all future deductible amounts. The valuation allowance was unchanged for the years ended December 31, 2000, 1999 and 1998.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         The Company's current federal income tax liability was $108.9 million and $104.7 million as of December 31, 2000 and 1999, respectively.

         Federal income tax expense for the years ended December 31 was as follows:

         (in millions)                                                    2000            1999            1998
         ===========================================================================================================
         Currently payable                                              $   78.0        $   53.6         $ 186.1
         Deferred tax expense                                              129.7           147.8             4.3
         -----------------------------------------------------------------------------------------------------------
                                                                         $ 207.7         $ 201.4         $ 190.4
         ===========================================================================================================

         Total federal income tax expense for the years ended December 31, 2000, 1999 and 1998 differs from the amount computed by applying the U.S. federal income tax rate to income before tax as follows:

                                                           2000                     1999                     1998
                                                   ----------------------   ----------------------   ----------------------
         (in millions)                                Amount        %          Amount        %          Amount        %
         ==================================================================================================================
         Computed (expected) tax expense               $239.1      35.0         $212.3      35.0         $195.0      35.0
         Tax exempt interest and dividends
           received deduction                           (24.7)     (3.6)          (7.3)     (1.2)          (4.9)     (0.9)
         Income tax credits                              (8.0)     (1.2)          (4.3)     (0.7)           -         -
         Other, net                                       1.3       0.2            0.7       0.1            0.3       0.1
         ------------------------------------------------------------------------------------------------------------------
             Total (effective rate of each year)       $207.7      30.4         $201.4      33.2         $190.4      34.2
         ==================================================================================================================

         Total federal income tax paid was $74.6 million, $29.8 million and $173.4 million during the years ended December 31, 2000, 1999 and 1998, respectively.

(7)      COMPREHENSIVE INCOME

         Comprehensive Income includes net income as well as certain items that are reported directly within separate components of shareholder's equity that bypass net income. Currently, the Company's only component of Other Comprehensive Income is unrealized gains (losses) on securities available-for-sale. The related before and after federal tax amounts for the years ended December 31, 2000, 1999 and 1998 were as follows:

         (in millions)                                                    2000            1999            1998
         ===========================================================================================================
         Unrealized gains (losses) on securities available-for-sale arising during the period:
            Gross                                                        $ 264.5        $ (665.3)         $ 58.2
            Adjustment to deferred policy acquisition costs                (74.0)          167.5           (12.9)
            Related federal income tax (expense) benefit                   (66.7)          171.4           (15.9)
         -----------------------------------------------------------------------------------------------------------
               Net                                                         123.8          (326.4)           29.4
         -----------------------------------------------------------------------------------------------------------

         Reclassification adjustment for net (gains) losses on securities available-for-sale realized during the period:
            Gross                                                           13.5            17.6            (1.4)
            Related federal income tax expense (benefit)                    (4.7)           (6.2)            0.5
         -----------------------------------------------------------------------------------------------------------
               Net                                                           8.8            11.4            (0.9)
         -----------------------------------------------------------------------------------------------------------
         Total Other Comprehensive Income (Loss)                         $ 132.6        $ (315.0)         $ 28.5
         ===========================================================================================================

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


(8)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following disclosures summarize the carrying amount and estimated fair value of the Company's financial instruments. Certain assets and liabilities are specifically excluded from the disclosure requirements of financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

         The fair value of a financial instrument is defined as the amount at which the financial instrument could be exchanged in a current transaction between willing parties. In cases where quoted market prices are not available, fair value is to be based on estimates using present value or other valuation techniques. Many of the Company's assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments.

         Although insurance contracts, other than policies such as annuities that are classified as investment contracts, are specifically exempted from the disclosure requirements, estimated fair value of policy reserves on life insurance contracts is provided to make the fair value disclosures more meaningful.

         The tax ramifications of the related unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

         The Company in estimating its fair value disclosures used the following methods and assumptions:

              FIXED MATURITY AND EQUITY SECURITIES: The fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair value is estimated using values obtained from independent pricing services or, in the case of private placements, is estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices. The carrying amount and fair value for fixed maturity and equity securities exclude the fair value of derivatives contracts designated as hedges of fixed maturity and equity securities.

              MORTGAGE LOANS ON REAL ESTATE, NET: The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. Fair value for impaired mortgage loans is the estimated fair value of the underlying collateral.

              POLICY LOANS, SHORT-TERM INVESTMENTS AND CASH: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

              SEPARATE ACCOUNT ASSETS AND LIABILITIES: The fair value of assets held in separate accounts is based on quoted market prices. The fair value of liabilities related to separate accounts is the amount payable on demand, which is net of certain surrender charges.

              INVESTMENT CONTRACTS: The fair value for the Company's liabilities under investment type contracts is based on one of two methods. For investment contracts without defined maturities, fair value is the amount payable on demand. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


              POLICY RESERVES ON LIFE INSURANCE CONTRACTS: Included are disclosures for individual life insurance, universal life insurance and supplementary contracts with life contingencies for which the estimated fair value is the amount payable on demand. Also included are disclosures for the Company's limited payment policies, which the Company has used discounted cash flow analyses similar to those used for investment contracts with known maturities to estimate fair value.

              SHORT-TERM BORROWINGS: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

              COMMITMENTS TO EXTEND CREDIT: Commitments to extend credit have nominal fair value because of the short-term nature of such commitments. See note 9.

              FUTURES CONTRACTS: The fair value for futures contracts is based on quoted market prices.

              INTEREST RATE AND FOREIGN CURRENCY SWAPS: The fair value for interest rate and foreign currency swaps are calculated with pricing models using current rate assumptions.

         Carrying amount and estimated fair value of financial instruments subject to disclosure requirements and policy reserves on life insurance contracts were as follows as of December 31:

                                                                    2000                             1999
                                                       -------------------------------  -------------------------------
                                                          Carrying       Estimated         Carrying       Estimated
         (in millions)                                     amount        fair value         amount        fair value
         ==============================================================================================================
         Assets:
           Investments:
             Securities available-for-sale:
               Fixed maturity securities                 $ 15,451.3      $ 15,451.3       $ 15,289.7      $ 15,289.7
               Equity securities                              109.0           109.0             92.9            92.9
             Mortgage loans on real estate, net             6,168.3         6,327.8          5,786.3         5,745.5
             Policy loans                                     562.6           562.6            519.6           519.6
             Short-term investments                           442.6           442.6            416.0           416.0
           Cash                                                18.4            18.4              4.8             4.8
           Assets held in separate accounts                65,897.2        65,897.2         67,135.1        67,135.1

         Liabilities:
           Investment contracts                           (16,815.3)      (15,979.8)       (16,977.7)      (16,428.6)
           Policy reserves on life insurance contracts     (5,368.4)       (5,128.5)        (4,883.9)       (4,607.9)
           Short-term borrowings                             (118.7)         (118.7)             --              --
           Liabilities related to separate accounts       (65,897.2)      (64,237.6)       (67,135.1)      (66,318.7)

         Derivative financial instruments:
           Interest rate swaps hedging assets                  (8.3)           (8.3)             4.3             4.3
           Interest rate swaps hedging liabilities            (26.2)          (32.2)           (11.5)          (24.2)
           Foreign currency swaps                             (24.3)          (30.9)           (11.8)          (11.8)
           Futures contracts                                  (16.0)          (16.0)             1.3             1.3
         --------------------------------------------------------------------------------------------------------------

(9)      RISK DISCLOSURES

              The following is a description of the most significant risks facing life insurers and how the Company mitigates those risks:

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         CREDIT RISK: The risk that issuers of securities owned by the Company or mortgagors on mortgage loans on real estate owned by the Company will default or that other parties, including reinsurers, which owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining reinsurance and credit and collection policies and by providing for any amounts deemed uncollectible.

         INTEREST RATE RISK: The risk that interest rates will change and cause a decrease in the value of an insurer's investments. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer could potentially have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss.

         LEGAL/REGULATORY RISK: The risk that changes in the legal or regulatory environment in which an insurer operates will result in increased competition, reduced demand for a company's products, or create additional expenses not anticipated by the insurer in pricing its products. The Company mitigates this risk by offering a wide range of products and by operating throughout the United States, thus reducing its exposure to any single product or jurisdiction and also by employing underwriting practices which identify and minimize the adverse impact of this risk.

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business through management of its investment portfolio. These financial instruments include commitments to extend credit in the form of loans and derivative financial instruments. These instruments involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

         Commitments to fund fixed rate mortgage loans on real estate are agreements to lend to a borrower, and are subject to conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a deposit. Commitments extended by the Company are based on management's case-by-case credit evaluation of the borrower and the borrower's loan collateral. The underlying mortgage property represents the collateral if the commitment is funded. The Company's policy for new mortgage loans on real estate is to lend no more than 75% of collateral value. Should the commitment be funded, the Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amounts of these commitments less the net realizable value of the collateral. The contractual amounts also represent the cash requirements for all unfunded commitments. Commitments on mortgage loans on real estate of $360.6 million extending into 2001 were outstanding as of December 31, 2000. The Company also had $55.6 million of commitments to purchase fixed maturity securities outstanding as of December 31, 2000.

         Notional amounts of derivative financial instruments, primarily interest rate swaps, interest rate futures contracts and foreign currency swaps, significantly exceed the credit risk associated with these instruments and represent contractual balances on which calculations of amounts to be exchanged are based. Credit exposure is limited to the sum of the aggregate fair value of positions that have become favorable to NLIC, including accrued interest receivable due from counterparties. Potential credit losses are minimized through careful evaluation of counterparty credit standing, selection of counterparties from a limited group of high quality institutions, collateral agreements and other contract provisions. As of December 31, 2000, NLIC's credit risk from these derivative financial instruments was $44.8 million.

         SIGNIFICANT CONCENTRATIONS OF CREDIT RISK: The Company grants mainly commercial mortgage loans on real estate to customers throughout the United States. The Company has a diversified portfolio with no more than 22% (23% in 1999) in any geographic area and no more than 1% (2% in 1999) with any one borrower as of December 31, 2000. As of December 31, 2000, 36% (39% in 1999) of the remaining principal balance of the Company's commercial mortgage loan portfolio financed retail properties.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         REINSURANCE: The Company has entered into reinsurance contracts to cede a portion of its individual annuity business to The Franklin Life Insurance Company (Franklin) and beginning in 2000 with Security Benefit Life Insurance Company (SBL). Total recoveries due from Franklin were $97.7 million and $143.6 million as of December 31, 2000 and 1999, respectively, while amounts due from SBL totaled $45.4 million at December 31, 2000. The contracts are immaterial to the Company's results of operations. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. Under the terms of the contract, Franklin and SBL have each established a trust as collateral for the recoveries. The trust assets are invested in investment grade securities, the market value of which must at all times be greater than or equal to 102% and 100% of the reinsured reserves for Franklin and SBL, respectively.

(10)     PENSION PLAN AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

         The Company is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least one year of service and who have met certain age requirements. Plan contributions are invested in a group annuity contract of NLIC. Benefits are based upon the highest average annual salary of a specified number of consecutive years of the last ten years of service. The Company funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work efforts benefit the Company.

         Pension cost (benefit) charged to operations by the Company during the years ended December 31, 2000, 1999 and 1998 were $1.9 million, $(8.3) million and $2.0 million, respectively. The Company has recorded a prepaid pension asset of $13.6 million and $13.3 million as of December 31, 2000 and 1999, respectively.

         In addition to the defined benefit pension plan, the Company, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits are contributory and generally available to full time employees who have attained age 55 and have accumulated 15 years of service with the Company after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than three percent. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of NLIC.

         The Company elected to immediately recognize its estimated accumulated postretirement benefit obligation (APBO), however, certain affiliated companies elected to amortize their initial transition obligation over periods ranging from 10 to 20 years.

         The Company's accrued postretirement benefit expense as of December 31, 2000 and 1999 was $51.0 million and $49.6 million, respectively and the net periodic postretirement benefit cost (NPPBC) for 2000, 1999 and 1998 was $3.8 million, $4.9 million and $4.1 million, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         Information regarding the funded status of the pension plan as a whole and the postretirement life and health care benefit plan as a whole as of December 31, 2000 and 1999 follows:

                                                                        Pension Benefits          Postretirement Benefits
                                                                   ----------------------------  ---------------------------
         (in millions)                                                   2000         1999            2000          1999
         ===================================================================================================================
         Change in benefit obligation:
         Benefit obligation at beginning of year                     $ 1,811.4     $ 2,185.0      $    239.8    $    270.1
         Service cost                                                     81.4          80.0            12.2          14.2
         Interest cost                                                   125.3         109.9            18.7          17.6
         Actuarial loss (gain)                                            34.8         (95.0)           16.1         (64.4)
         Plan settlement                                                   --         (396.1)            --           --
         Benefits paid                                                   (71.2)        (72.4)          (10.4)        (11.0)
         Acquired companies                                                --            --              --           13.3
         -------------------------------------------------------------------------------------------------------------------
         Benefit obligation at end of year                             1,981.7       1,811.4           276.4         239.8
         -------------------------------------------------------------------------------------------------------------------

         Change in plan assets:
         Fair value of plan assets at beginning of year                2,247.6       2,541.9            91.3          77.9
         Actual return on plan assets                                    140.9         161.8            12.2           3.5
         Employer contribution                                             --           12.4            26.3          20.9
         Plan curtailment in 2000/settlement in 1999                      19.8        (396.1)            --            --
         Benefits paid                                                   (71.2)        (72.4)          (10.4)        (11.0)
         -------------------------------------------------------------------------------------------------------------------
         Fair value of plan assets at end of year                      2,337.1       2,247.6           119.4          91.3
         -------------------------------------------------------------------------------------------------------------------

         Funded status                                                   355.4         436.2          (157.0)       (148.5)
         Unrecognized prior service cost                                  25.0          28.2             --            --
         Unrecognized net gains                                         (311.7)       (402.0)          (34.1)        (46.7)
         Unrecognized net (asset) obligation at transition                (6.4)         (7.7)            1.0           1.1
         -------------------------------------------------------------------------------------------------------------------
         Prepaid (accrued) benefit cost                              $    62.3     $    54.7      $   (190.1)   $   (194.1)
         ===================================================================================================================

         Assumptions used in calculating the funded status of the pension plan and postretirement life and health care benefit plan were as follows:

                                                                       Pension Benefits          Postretirement Benefits
                                                                  ---------------------------   ---------------------------
                                                                      2000          1999            2000          1999
        ===================================================================================================================

        Weighted average discount rate                               6.75%         7.00%             7.50%         7.80%
        Rate of increase in future compensation levels               5.00%         5.25%              --            --
        Assumed health care cost trend rate:
              Initial rate                                             --            --             15.00%        15.00%
              Ultimate rate                                            --            --              5.50%        5.50%
              Uniform declining period                                 --            --             5 Years       5 Years
        -------------------------------------------------------------------------------------------------------------------

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         The components of net periodic pension cost for the pension plan as a whole for the years ended December 31, 2000, 1999 and 1998 were as follows:

         (in millions)                                                  2000            1999            1998
         =========================================================================================================

         Service cost (benefits earned during the period)              $    81.4        $   80.0        $   87.6
         Interest cost on projected benefit obligation                     125.3           109.9           123.4
         Expected return on plan assets                                   (184.5)         (160.3)         (159.0)
         Recognized gains                                                  (11.8)           (9.1)           (3.8)
         Amortization of prior service cost                                  3.2             3.2             3.2
         Amortization of unrecognized transition obligation (asset)         (1.3)           (1.4)            4.2
         ---------------------------------------------------------------------------------------------------------
                                                                       $    12.3        $   22.3        $   55.6
         =========================================================================================================

         Effective December 31, 1998, Wausau Service Corporation (WSC) ended its affiliation with Nationwide and employees of WSC ended participation in the plan resulting in a curtailment gain of $67.1 million. During 1999, the Plan transferred assets to settle its obligation related to WSC employees, resulting in a gain of $32.9 million. The spin-off of liabilities and assets was completed in the year 2000, resulting in an adjustment to the curtailment gain of $19.8 million.

         Assumptions used in calculating the net periodic pension cost for the pension plan were as follows:

                                                                                    2000          1999          1998
         ================================================================================================================

         Weighted average discount rate                                             7.00%         6.08%         6.00%
         Rate of increase in future compensation levels                             5.25%         4.33%         4.25%
         Expected long-term rate of return on plan assets                           8.25%         7.33%         7.25%
         ----------------------------------------------------------------------------------------------------------------

         The components of NPPBC for the postretirement benefit plan as a whole for the years ended December 31, 2000,
         1999 and 1998 were as follows:


         (in millions)                                                              2000          1999          1998
         ================================================================================================================
         Service cost (benefits attributed to employee service during the year)     $ 12.2        $ 14.2       $   9.8
         Interest cost on accumulated postretirement benefit obligation               18.7          17.6          15.4
         Expected return on plan assets                                               (7.9)         (4.8)         (4.4)
         Amortization of unrecognized transition obligation of affiliates              0.6           0.6           0.2
         Net amortization and deferral                                                (1.3)         (0.5)          0.6
         ----------------------------------------------------------------------------------------------------------------
                                                                                    $ 22.3        $ 27.1        $ 21.6
         ================================================================================================================


         Actuarial assumptions used for the measurement of the NPPBC for the postretirement benefit plan for 2000, 1999 and 1998 were as follows:

                                                                                    2000          1999          1998
         ================================================================================================================

         Discount rate                                                              7.80%         6.65%         6.70%
         Long-term rate of return on plan assets, net of tax in 1999 and 1998       8.30%         7.15%         5.83%
         Assumed health care cost trend rate:
            Initial rate                                                           15.00%        15.00%        12.00%
            Ultimate rate                                                           5.50%         5.50%         6.00%
            Uniform declining period                                               5 Years       5 Years      12 Years
         ----------------------------------------------------------------------------------------------------------------

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued



         Because current plan costs are very close to the employer dollar caps, the health care cost trend has an immaterial effect on plan obligations for the postretirement benefit plan as a whole. For this reason, the effect of a one percentage point increase or decrease in the assumed health care cost trend rate on the APBO as of December 31, 2000 and on the NPPBC for the year ended December 31, 2000 was not calculated.

(11) SHAREHOLDER'S EQUITY, REGULATORY RISK-BASED CAPITAL, RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Ohio, NLIC's and NLAIC's state of domicile, imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. NLIC and NLAIC each exceed the minimum risk-based capital requirements.

         The statutory capital and surplus of NLIC as of December 31, 2000, 1999 and 1998 was $1.28 billion, $1.35 billion and $1.32 billion, respectively. The statutory net income of NLIC for the years ended December 31, 2000, 1999 and 1998 was $158.7 million, $276.2 million and $171.0 million, respectively.

         The NAIC completed a project to codify statutory accounting principles (Codification), which is effective January 1, 2001 for NLIC and its insurance company subsidiary. The resulting change to NLIC's January 1, 2001 surplus was an increase of approximately $80.0 million. The significant change for NLIC, as a result of Codification, was the recording of deferred taxes, which were not recorded prior to the adoption of Codification.

         The Company is limited in the amount of shareholder dividends it may pay without prior approval by the Department. As of December 31, 2000 no dividends could be paid by NLIC without prior approval.

         In addition, the payment of dividends by NLIC may also be subject to restrictions set forth in the insurance laws of New York that limit the amount of statutory profits on NLIC's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its shareholders.

         The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and shareholder dividends in the future.

(12)     TRANSACTIONS WITH AFFILIATES

         During second quarter 1999, the Company entered into a modified coinsurance arrangement to reinsure the 1999 operating results of an affiliated company, Employers Life Insurance Company of Wausau (ELOW) retroactive to January 1, 1999. In September 1999, NFS acquired ELOW for $120.8 million and immediately merged ELOW into NLIC terminating the modified coinsurance arrangement. Because ELOW was an affiliate, the Company accounted for the merger similar to poolings-of-interests; however, prior period financial statements were not restated due to immateriality. The reinsurance and merger combined contributed $1.46 million to net income in 1999.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         The Company has a reinsurance agreement with NMIC whereby all of the Company's accident and health business is ceded to NMIC on a modified coinsurance basis. The agreement covers individual accident and health business for all periods presented and group and franchise accident and health business since July 1, 1999. Either party may terminate the agreement on January 1 of any year with prior notice. Prior to July 1, 1999 group and franchise accident and health business and a block of group life insurance policies were ceded to ELOW under a modified coinsurance agreement. Under a modified coinsurance agreement, invested assets are retained by the ceding company and investment earnings are paid to the reinsurer. Under the terms of the Company's agreements, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties. Revenues ceded to NMIC and ELOW for the years ended December 31, 2000, 1999 and 1998 were $170.1 million, $193.0 million, and $216.9 million, respectively, while benefits, claims and expenses ceded were $168.0 million, $197.3 million and $259.3 million, respectively.

         Pursuant to a cost sharing agreement among NMIC and certain of its direct and indirect subsidiaries, including the Company, NMIC provides certain operational and administrative services, such as sales support, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among NMIC and such subsidiaries. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, beginning in 1999 Nationwide Services Company, a subsidiary of NMIC, provides computer, telephone, mail, employee benefits administration, and other services to NMIC and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2000, 1999 and 1998, the Company made payments to NMIC and Nationwide Services Company totaling $150.3 million, $124.1 million, and $95.0 million, respectively. The Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

         The Company leases office space from NMIC and certain of its subsidiaries. For the years ended December 31, 2000, 1999 and 1998, the Company made lease payments to NMIC and its subsidiaries of $14.1 million, $9.9 million and $8.0 million, respectively.

         The Company also participates in intercompany repurchase agreements with affiliates whereby the seller will transfer securities to the buyer at a stated value. Upon demand or after a stated period, the seller will repurchase the securities at the original sales price plus a price differential. Transactions under the agreements during 2000, 1999 and 1998 were not material. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

         The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC were $321.1 million and $411.7 million as of December 31, 2000 and 1999, respectively, and are included in short-term investments on the accompanying consolidated balance sheets.

         Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the three years ended December 31, 2000 were $65.0 million, $79.7 million and $74.9 million, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


(13)     BANK LINES OF CREDIT

         Also available as a source of funds to the Company is a $1 billion revolving credit facility entered into by NFS, NLIC and NMIC. The facility is comprised of a five year $700 million agreement and a 364 day $300 million agreement with a group of national financial institutions. The facility provides for several and not joint liability with respect to any amount drawn by any party. The facility provides covenants, including, but not limited to, requirements that NLIC maintain statutory surplus in excess of $935 million. The Company had no amounts outstanding under this agreement as of December 31, 2000. Of the total facility, $300 million is designated to back NLIC's $300 million commercial paper program. Therefore, borrowing capacity under this facility would be reduced by the amount of any commercial paper outstanding.

(14)     CONTINGENCIES

         On October 29, 1998, the Company was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by the Company and the other named Company affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. No class has been certified. On June 11, 1999, the Company and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied the motion to dismiss the amended complaint filed by the Company and other named defendants. The Company intends to defend this lawsuit vigorously.

(15)     SEGMENT INFORMATION

         The Company has redefined its business segments in order to align this disclosure with the way management currently views its core operations. This updated view better reflects the different economics of the Company's various businesses and also aligns well with the current market focus. As a result, the Company now reports three product segments: Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports certain other revenues and expenses in a Corporate segment. All 1999 and 1998 amounts have been restated to reflect the new business segments.

         The Individual Annuity segment consists of both variable and fixed annuity contracts. Individual annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for a prescribed period. The Company's individual annuity products consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities.

         The Institutional Products segment is comprised of the Company's group pension and payroll deduction business, both public and private sectors, and medium-term note program. The public sector includes the 457 business in the form of fixed and variable annuities. The private sector includes the 401(k) business generated through fixed and variable annuities.

         The Life Insurance segment consists of insurance products, including universal life insurance, corporate-owned life insurance and bank-owned life insurance products, which provide a death benefit and also allow the customer to build cash value on a tax-advantaged basis.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


         In addition to the product segments, the Company reports a Corporate segment. The Corporate segment includes net investment income not allocated to the three product segments, certain revenues and expenses of the Company's investment advisory and broker/dealer subsidiary, unallocated expenses and interest expense on short-term borrowings. In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments in the Corporate segment.

         The following table summarizes the financial results of the Company's business segments for the years ended December 31, 2000, 1999 and 1998.

                                                          Individual    Institutional      Life
         (in millions)                                      Annuity       Products       Insurance   Corporate     Total
         ===================================================================================================================
         2000:
         Net investment income                            $   483.2     $   827.4     $   289.2    $    55.1     $ 1,654.9
         Other operating revenue                              625.9         251.6         453.9         17.0       1,348.4
         -------------------------------------------------------------------------------------------------------------------
            Total operating revenue(1)                      1,109.1       1,079.0         743.1         72.1       3,003.3
         -------------------------------------------------------------------------------------------------------------------
         Interest credited to policyholder
            account balances                                  396.4         628.8         157.2         --         1,182.4
         Amortization of deferred policy
            acquisition costs                                 238.7          49.2          64.2         --           352.1
         Interest expense on short-term
            borrowings                                         --            --            --            1.3           1.3
         Other benefits and expenses                          192.3         170.3         368.8         33.7         765.1
         -------------------------------------------------------------------------------------------------------------------
            Total expenses                                    827.4         848.3         590.2         35.0       2,300.9
         -------------------------------------------------------------------------------------------------------------------
         Operating income before
            federal income tax                                281.7         230.7         152.9         37.1         702.4
         Realized losses on investments                        --            --            --          (19.4)        (19.4)
         -------------------------------------------------------------------------------------------------------------------
         Income before
            federal income tax                            $   281.7     $   230.7     $   152.9    $    17.7     $   683.0
         ===================================================================================================================

         Assets as of year end                            $45,422.5     $37,217.3     $ 8,103.3    $ 1,824.2     $92,567.3
         -------------------------------------------------------------------------------------------------------------------

         1999:
         Net investment income                            $   458.9     $   771.2     $   253.1    $    37.6     $ 1,520.8
         Other operating revenue                              511.4         211.9         393.0         66.1       1,182.4
         -------------------------------------------------------------------------------------------------------------------
            Total operating revenue(1)                        970.3         983.1         646.1        103.7       2,703.2
         -------------------------------------------------------------------------------------------------------------------
         Interest credited to policyholder
            account balances                                  384.9         580.9         130.5         --         1,096.3
         Amortization of deferred policy
            acquisition costs                                 170.9          41.6          60.1         --           272.6
         Other benefits and expenses                          155.3         142.8         334.7         83.4         716.2
         -------------------------------------------------------------------------------------------------------------------
            Total expenses                                    711.1         765.3         525.3         83.4       2,085.1
         -------------------------------------------------------------------------------------------------------------------
         Operating income before
            federal income tax                                259.2         217.8         120.8         20.3         618.1
         Realized losses on investments                        --            --            --          (11.6)        (11.6)
         -------------------------------------------------------------------------------------------------------------------
         Income before
            federal income tax                            $   259.2     $   217.8     $   120.8    $     8.7     $   606.5
         ===================================================================================================================

         Assets as of year end                            $45,667.8     $39,045.1     $ 6,616.7    $ 1,346.3     $92,675.9
         -------------------------------------------------------------------------------------------------------------------

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


                                                            Individual    Institutional     Life
         (in millions)                                        Annuity        Products     Insurance   Corporate     Total
         ===================================================================================================================
         1998:
         Net investment income                              $   431.7     $   784.7     $   225.6    $    39.6    $ 1,481.6
         Other operating revenue                                412.6         167.8         318.5         66.8        965.7
         -------------------------------------------------------------------------------------------------------------------
            Total operating revenue(1)                          844.3         952.5         544.1        106.4      2,447.3
         -------------------------------------------------------------------------------------------------------------------
         Interest credited to policyholder
            account balances                                    357.9         595.7         115.4         --        1,069.0
         Amortization of deferred policy
            acquisition costs                                   129.2          38.9          46.4         --          214.5
         Other benefits and expenses                            125.7         137.5         293.5         78.4        635.1
         -------------------------------------------------------------------------------------------------------------------
            Total expenses                                      612.8         772.1         455.3         78.4      1,918.6
         -------------------------------------------------------------------------------------------------------------------
         Operating income before federal
             income tax                                         231.5         180.4          88.8         28.0        528.7
         Realized gains on investments                           --            --            --           28.4         28.4
         -------------------------------------------------------------------------------------------------------------------
         Income before
            federal income tax                              $   231.5     $   180.4     $    88.8    $    56.4    $   557.1
         ===================================================================================================================

         Assets as of year end                              $36,641.8     $30,618.4     $ 5,187.6    $ 1,894.3    $74,342.1
         -------------------------------------------------------------------------------------------------------------------

         ----------
         1     Excludes net realized gains and losses on investments.

         The Company has no significant revenue from customers located outside of the United States nor does the Company have any significant long-lived assets located outside the United States.

                                                                     SCHEDULE I

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                      CONSOLIDATED SUMMARY OF INVESTMENTS -
                    OTHER THAN INVESTMENTS IN RELATED PARTIES
                                  (in millions)

                             As of December 31, 2000


------------------------------------------------------------------------   -------------  --------------  ---------------
                             Column A                                        Column B       Column C         Column D
------------------------------------------------------------------------   -------------  --------------  ---------------
                                                                                                            Amount at
                                                                                                           which shown
                                                                                                              in the
                                                                                             Market        consolidated
                        Type of Investment                                     Cost           value       balance sheet
------------------------------------------------------------------------   -------------  --------------  ---------------
Fixed maturity securities available-for-sale:
   Bonds:
          U.S. Government and government agencies and authorities             $  2,996.6     $  3,072.2     $  3,072.2
          States, municipalities and political subdivisions                          8.6            8.8            8.8
          Foreign governments                                                       94.1           95.5           95.5
          Public utilities                                                       1,186.6        1,195.9        1,195.9
          All other corporate                                                   10,959.9       11,070.6       11,070.6
                                                                              ----------     ----------     ----------
              Total fixed maturity securities available-for-sale                15,245.8       15,443.0       15,443.0
                                                                              ----------     ----------     ----------

    Equity securities available-for-sale:
       Common stocks:
          Industrial, miscellaneous and all other                                  103.5          109.0          109.0
       Non-redeemable preferred stock                                               --             --             --
                                                                              ----------     ----------     ----------
              Total equity securities available-for-sale                           103.5          109.0          109.0
                                                                              ----------     ----------     ----------

    Mortgage loans on real estate, net                                           6,214.4                       6,168.3(1)
    Real estate, net:
       Investment properties                                                       255.0                         270.1(2)
       Acquired in satisfaction of debt                                             42.1                          40.6(2)
    Policy loans                                                                   562.6                         562.6
    Other long-term investments                                                     95.1                         101.8(3)
    Short-term investments                                                         442.6                         442.6
                                                                              ----------                    ----------
              Total investments                                               $ 22,961.1                    $ 23,138.0
                                                                              ==========                    ==========

----------
(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.

(2) Difference from Column B primarily results from undistributed earnings from an unconsolidated real estate subsidiary that is carried on the equity method, offset in part by valuation allowances for accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.

(3) Difference from Column B is primarily due to operating gains and/or losses of investments in limited partnerships.



See accompanying independent auditors' report.

                                                                   SCHEDULE III

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                       SUPPLEMENTARY INSURANCE INFORMATION
                                  (in millions)

   As of December 31, 2000, 1999 and 1998 and for each of the years then ended

---------------------------------- ----------------- -------------------- ------------------- ------------------ ---------------
              Column A                  Column B          Column C             Column D           Column E          Column F
---------------------------------- ----------------- -------------------- ------------------- ------------------ ---------------

                                        Deferred        Future policy
                                         policy       benefits, losses,                         Other policy
                                      acquisition        claims and            Unearned          claims and           Premium
              Segment                    costs          loss expenses         premiums(1)     benefits payable(1)     revenue
---------------------------------- ----------------- -------------------- ------------------- ------------------ ---------------

2000: Individual Annuities             $ 1,711.6         $   7,008.8                                              $     52.7
          Institutional Products           293.7            10,944.0                                                     --
          Life Insurance                   877.8             3,995.6                                                   187.3
          Corporate                        (17.5)              235.2                                                     --
                                     --------------- --------------------                                        ---------------
             Total                     $ 2,865.6         $  22,183.6                                              $    240.0
                                     =============== ====================                                        ===============

1999: Individual Annuities             $ 1,525.1         $   7,337.8                                              $     26.8
          Institutional Products           275.2            10,833.4                                                     --
          Life Insurance                   702.9             3,519.9                                                   194.0
          Corporate                         50.9               170.5                                                     --
                                     --------------- --------------------                                        ---------------
             Total                     $ 2,554.1         $  21,861.6                                              $    220.8
                                     =============== ====================                                        ===============

1998: Individual Annuities             $ 1,316.4         $   6,579.0                                              $     23.1
          Institutional Products           248.2             9,792.8                                                     --
          Life Insurance                   574.2             3,225.5                                                   176.9
          Corporate                       (116.6)              169.8                                                     --
                                     --------------- --------------------                                        ---------------
             Total                     $ 2,022.2         $  19,767.1                                              $    200.0
                                     =============== ====================                                        ===============

---------------------------------- ----------------- -------------------- ------------------- ------------------ ---------------
              Column A                  Column G          Column H             Column I           Column J          Column K
---------------------------------- ----------------- -------------------- ------------------- ------------------ ---------------
                                                      Benefits, claims,      Amortization           Other
                                     Net investment      losses and       of deferred policy      operating         Premiums
              Segment                   income(2)    settlement expenses  acquisition costs       expenses(2)       written
---------------------------------------------------- -------------------- ------------------- ------------------ ---------------

2000: Individual Annuities             $   483.2         $     450.4        $    238.7          $    138.3
          Institutional Products           827.4               628.8              49.2               170.3
          Life Insurance                   289.2               344.8              64.2               136.7
          Corporate                         55.1                --                 --                 33.7
                                     --------------- -------------------- ------------------- ------------------
             Total                     $ 1,654.9         $   1,424.0           $ 352.1          $    479.0
                                     =============== ==================== =================== ==================

1999: Individual Annuities             $   458.9         $     408.7        $    170.9          $    131.5
          Institutional Products           771.2               580.9              41.6               142.8
          Life Insurance                   253.1               317.1              60.1               105.7
          Corporate                         37.6                --                 --                 83.4
                                     --------------- -------------------- ------------------- ------------------
             Total                     $ 1,520.8         $   1,306.7        $    272.6          $    463.4
                                     =============== ==================== =================== ==================

1998: Individual Annuities             $   431.7         $     380.4        $    129.2          $    103.2
          Institutional Products           784.7               595.7              38.9               137.5
          Life Insurance                   225.6               268.7              46.4               100.6
          Corporate                         39.6                --                 --                 78.4
                                     --------------- -------------------- ------------------- ------------------
             Total                     $ 1,481.6         $   1,244.8        $    214.5          $    419.7
                                     =============== ==================== =================== ==================

----------
1 Unearned premiums and other policy claims and benefits payable are included in Column C amounts.

2 Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change by segment if different methods were applied.



See accompanying independent auditors' report.

                                                                     SCHEDULE IV

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                   REINSURANCE
                                  (in millions)

   As of December 31, 2000, 1999 and 1998 and for each of the years then ended


-----------------------------------------------   ---------------  --------------  -------------   -------------   ------------
                   Column A                          Column B        Column C        Column D        Column E       Column F
-----------------------------------------------   ---------------  --------------  -------------   -------------   ------------
                                                                                                                   Percentage
                                                                     Ceded to        Assumed                        of amount
                                                      Gross            other        from other         Net           assumed
                                                      amount         companies      companies         amount         to net
                                                  ---------------  --------------  -------------   -------------   ------------

2000:
  Life insurance in force                           $ 95,475.2      $ 31,101.6      $  16.4         $ 64,390.0          0.0%
                                                  ===============  ==============  =============   =============   ============

  Premiums:
    Life insurance                                  $    254.6      $     14.8      $   0.2         $    240.0          0.1%
    Accident and health insurance                        150.8           156.8          6.0              --           N/A
                                                  ---------------  --------------  -------------   -------------   ------------
        Total                                       $    405.4      $    171.6      $   6.2         $    240.0          2.6%
                                                  ===============  ==============  =============   =============   ============


1999:
  Life insurance in force                           $ 84,845.3      $ 26,296.5      $  14.9         $ 58,563.7          0.0%
                                                  ===============  ==============  =============   =============   ============

  Premiums:
    Life insurance                                  $    242.2      $     22.6      $   1.2         $    220.8          0.6%

    Accident and health insurance                        134.9           142.8          7.9               --           N/A
                                                  ---------------  --------------  -------------   -------------   ------------
        Total                                       $    377.1      $    165.4      $   9.1         $    220.8          4.2%
                                                  ===============  ==============  =============   =============   ============


1998:
  Life insurance in force                           $ 63,215.9      $ 17,413.4      $  28.0         $ 45,830.5           0.1%
                                                  ===============  ==============  =============   =============   ============

  Premiums:
    Life insurance                                  $    225.4      $     27.4      $   2.0        $     200.0          1.0%
    Accident and health insurance                        169.7           179.4          9.7               --           N/A
                                                  ---------------  --------------  -------------   -------------   ------------
        Total                                       $    395.1      $    206.8      $  11.7        $     200.0          5.8%
                                                  ===============  ==============  =============   =============   ============

----------
Note: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.







See accompanying independent auditors' report.

                                                                      SCHEDULE V

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                                  (in millions)

                  Years ended December 31, 2000, 1999 and 1998


----------------------------------------------------------------------------------------------------  ----------------------------
                        Column A                            Column B             Column C               Column D      Column E
----------------------------------------------------------------------------------------------------  ----------------------------
                                                           Balance at    Charged to     Charged to                   Balance at
                                                            beginning     costs and       other                        end of
Description                                                 of period     expenses       accounts      Deductions(1)   period
-------------------------------------------------------------------------------------- -------------  ----------------------------
2000:
  Valuation allowances - fixed maturity securities           $   --         $  --          $  --           $  --         $   --
  Valuation allowances - mortgage loans on real estate          44.4           4.1            --              3.2           45.3
  Valuation allowances - real estate                             5.5           0.4            --              0.7            5.2
                                                          ---------------------------- -------------  ----------------------------
      Total                                                  $  49.9        $  4.5         $  --           $  3.9        $  50.5
                                                          ============================ =============  ============================


1999:
  Valuation allowances - fixed maturity securities           $   7.5        $  --          $  --           $  7.5        $   --
  Valuation allowances - mortgage loans on real estate          42.4           0.7             1.3(2)         --            44.4
  Valuation allowances - real estate                             5.4           0.9            --              0.8            5.5
                                                          ---------------------------- -------------  ----------------------------
      Total                                                  $  55.3        $  1.6         $   1.3         $  8.3        $  49.9
                                                          ============================ =============  ============================


1998:
  Valuation allowances - fixed maturity securities           $   --           $ 7.5        $  --           $  --         $   7.5
  Valuation allowances - mortgage loans on real estate          42.5          (0.1)           --              --            42.4
  Valuation allowances - real estate                            11.1          (5.7)           --              --             5.4
                                                          ---------------------------- -------------  ----------------------------
      Total                                                  $  53.6        $  1.7         $  --           $  --         $  55.3
                                                          ============================ =============  ============================

----------
1    Amounts represent direct write-downs charged against the valuation allowance.
2    Allowance on acquired mortgage loans.



See accompanying independent auditors' report.

                                    APPENDIX

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Period Option. The Specified Interest Rate at the time is 8% and the 5-year interest rate swap in effect for the specified interest rate is 8%. The contract owner decides to surrender the Guaranteed Period Option 985 days from maturity. The specified value of the Guaranteed Period Option is $11,937.69. At this time, the 3-year interest rate swap is 7%. (985/365.25 is 2.69 which rounds up to 3.)

                                    1 + a                       d
                            -----------------------        --------------
       MVA FACTOR =             1 + b + 0.0025                365.25


                                   1 + 0.08                    985
                            -----------------------        --------------
       MVA FACTOR =           1 + 0.07 + 0.0025               365.25


       MVA FACTOR =        1.01897

     SURRENDER VALUE =     SPECIFIED VALUE     X     MVA FACTOR

     SURRENDER VALUE =     11,937.69           X       1.01897

                   *SURRENDER VALUE =     $12,164.16

*Assumes no contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the Guaranteed Period Option allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a = the Interest Rate Swap for a period equivalent to the Guaranteed Period at the time of deposit in the Guaranteed Period Option;

b = the Interest Rate Swap at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Period. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Period; and

d =    The number of days remaining in the Guaranteed Period.

Example B

Assume contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Period Option. The specified interest rate at the time is 8% and the 5-year interest rate swap in effect for the specified interest rate is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The specified value of the Guaranteed Period Option is $11,937.69. At this time, the 3 year interest rate swap is 9%. (985/365.25 is 2.69 which rounds up to 3.)

                                        1 + a                    d
                                -----------------------     ---------------
          MVA FACTOR =             1 + b + 0.0025              365.25


                                     1 + 0.08                    985
                            ----------------------------     --------------
          MVA FACTOR =           1 + 0.09 + 0.0025              365.25


                     MVA FACTOR =                 0.96944

       SURRENDER VALUE =   SPECIFIED VALUE        X        MVA FACTOR

       SURRENDER VALUE =   11,937.69              X         0.96944

                  *SURRENDER VALUE =            $11,572.91

*Assumes contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the Guaranteed Period Option allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a = the Interest Rate Swap for a period equivalent to the Guaranteed Period at the time of deposit in the Guaranteed Period Option;

b = the Interest Rate Swap at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Period. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Period; and

d =    The number of days remaining in the Guaranteed Period.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10 year Guaranteed Period Option allocation, at various stages of the corresponding Guaranteed Period. These figures are based on Interest Rate Swap of 8% (a in the Market Value Adjustment formula) and varying current yield Interest Rate Swap shown in the first column (b in the Market Value Adjustment formula).

                  TIME REMAINING TO
                    THE END OF THE                          MARKET VALUE        MARKET
CURRENT YIELD     GUARANTEED PERIOD    SPECIFIED VALUE       ADJUSTMENT         VALUE
-------------     -----------------    ---------------      ------------       --------
    12%                  9              $ 10,800.00           -29.35%          $  7,631
                         7              $ 12,597.00           -23.68%          $  9,615
                         5              $ 14,693.00           -17.55%          $ 12,114
                         2              $ 18,509.00            -7.43%          $ 17,134
                       180              $ 20,785.00            -1.88%          $ 20,393
    10%                  9              $ 10,800.00           -16.94%          $  8,971
                         7              $ 12,597.00           -13.44%          $ 10,904
                         5              $ 14,693.00            -9.80%          $ 13,254
                         2              $ 18,509.00            -4.04%          $ 17,761
                       180              $ 20,785.00            -1.01%          $ 20,575
     9%                  9              $ 10,800.00            -9.84%          $  9,737
                         7              $ 12,597.00            -7.74%          $ 11,622
                         5              $ 14,693.00            -5.59%          $ 13,871
                         2              $ 18,509.00            -2.28%          $ 18,088
                       180              $ 20,785.00            -0.57%          $ 20,667
     8%                  9              $ 10,800.00            -2.06%          $ 10,578
                         7              $ 12,597.00            -1.61%          $ 12,395
                         5              $ 14,693.00            -1.15%          $ 14,524
                         2              $ 18,509.00            -0.46%          $ 18,424
                       180              $ 20,785.00            -0.11%          $ 20,761
     7%                  9              $ 10,800.00             6.47%          $ 11,499
                         7              $ 12,597.00             5.00%          $ 13,227
                         5              $ 14,693.00             3.55%          $ 15,214
                         2              $ 18,509.00             1.40%          $ 18,769
                       180              $ 20,785.00             0.34%          $ 20,857
     6%                  9              $ 10,800.00            15.84%          $ 12,511
                         7              $ 12,597.00            12.11%          $ 14,123
                         5              $ 14,693.00             8.51%          $ 15,944
                         2              $ 18,509.00             3.32%          $ 19,124
                       180              $ 20,785.00             0.81%          $ 20,953
     4%                  9              $ 10,800.00            37.45%          $ 14,844
                         7              $ 12,597.00            28.07%          $ 16,132
                         5              $ 14,693.00            19.33%          $ 17,533
                         2              $ 18,509.00             7.32%          $ 19,865
                       180              $ 20,785.00             1.76%          $ 21,150

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              Not Applicable

Item 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Article VII of the Amended Code of Regulations of Nationwide provides as follows:

              Section 1. Indemnification of Directors, Officers and Employees. Nationwide will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of Nationwide, or is or was serving at the request of Nationwide as a director, trustee, officer, member, or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Ohio.

              Such indemnification (unless ordered by a court) will be made as authorized in a specific case upon a determination that indemnification of the director, trustee, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Ohio. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not, and are not, parties to or threatened with any such action, suit or proceeding, or (2) if such a quorum is not obtainable, or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel meeting the requirements of independence prescribed by the General Corporation Law of Ohio, or (3) by the shareholders, or
              (4) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought.

              Section 2. Other Rights. The foregoing right of indemnification will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, and will continue as to a person who has ceased to be a director, trustee, officer or employee and will inure to the benefit of the heirs, executors and administrators of such a person.

              Section 3. Advance Payment of Expenses. Nationwide may pay expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in Section 1 of this
              Article VII, in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer or employee to repay such amount, unless it will ultimately be determined that he is entitled to be indemnified by Nationwide as authorized in this Article VII.

              Section 4. Insurance. Nationwide may purchase and maintain insurance on behalf of any person who is or was a director, officer, member, or employee of Nationwide, or is or was serving at the request of Nationwide as a director, trustee, officer or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Nationwide would have the power to indemnify him against such liability under this Article VII.

Item 15.      SALES OF UNREGISTERED SECURITIES


              Nationwide, through various separate accounts -- the Nationwide Government Plans Variable Account ("GPVA"), Nationwide Qualified Plans Variable Account ("QPVA"), Nationwide Ohio DC Variable Account ("Ohio DC Variable Account") and Nationwide Life Insurance Company Separate Account-1 ("Separate Account-1") -- offers contracts to qualified pension plans and certain government plans in reliance on Section 3(a)(2) of the Securities Act of 1933 and in certain cases, Rule 144A thereunder. Data relating to the amount of securities sold are:


                                              2000               1999                 1998
                                              ----               ----                 ----

               GPVA                       $ 1,749,979,320     $ 2,385,872,047    $   610,638,932
               GPVA - II                  $       620,098                  --                 --
               QPVA                       $11,820,871,840     $12,534,026,686    $ 2,564,861,472
               Ohio DC Variable Account   $   971,145,091     $ 1,161,465,441    $   173,209,797


Item 16.      EXHIBITS AND FINANCIAL SCHEDULES

(a)


             Exhibit
             Number              Exhibit Index                           Exhibit
             -------             -------------                           -------
             3(a)      Certificate of Incorporation -                       *

             3(b)      Code of Regulations -                                *

             4(a)      Individual Annuity Contract -                        *

             4(b)      Group Annuity Contract -                             *

             4(c)      Group Annuity Certificates -                         *

             5         Opinion Regarding Legality -                         *

             23(a)     Consent of Counsel -                                 *

             23(b)     Consent of Experts - (Filed herewith)                E

             24        Power of Attorney - (Filed herewith)                 E

             * Filed with Amendment No. 1 to registration statement
               (SEC File No. 333-49112) on February 9, 2001.

(b)(1)        Consolidated Financial Statements:

              Independent Auditors' Report


              Consolidated Balance Sheets as of December 31, 2000 and 1999

              Consolidated Statements of Income for the years ended December 31, 2000, 1999 and 1998

              Consolidated Statements of Shareholder's Equity for the years ended December 31, 2000, 1999 and 1998

              Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998


              Notes to Consolidated Financial Statements

(b)(2)        Financial Statement Schedules:


              Schedule I Consolidated Summary of Investments - Other than Investments in Related Parties as of December 31, 2000

              Schedule III Supplementary Insurance Information as of December 31, 2000, 1999 and 1998 and for each of the years then ended

              Schedule IV Reinsurance as of December 31, 2000, 1999 and 1998 and for each of the years then ended

              Schedule V Valuation and Qualifying Accounts for the years ended December 31, 2000, 1999 and 1998


              All other schedules to the consolidated financial statements referenced by Article 7 of Regulation S-X are not required under the related instructions or are inapplicable and have therefore been omitted.

Item 17.      UNDERTAKINGS

              (a)   The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors of Nationwide Life Insurance Company:



We consent to the use of our report dated January 26, 2001 or our audits of the consolidated financial statements of Nationwide Life Insurance Company and Subsidiaries and the financial statement schedules.







Columbus, Ohio
April 26, 2001                                                          KPMG LLP

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 26th of April, 2001.


                                       NATIONWIDE LIFE INSURANCE COMPANY
                               -------------------------------------------------
                                                (Registrant)


                               By :          /s/ STEVEN SAVINI
                               -------------------------------------------------
                                            Steven Savini, Esq.



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 26th of April, 2001 in the capacities indicated.


       SIGNATURE                  TITLE

LEWIS J. ALPHIN                  Director
---------------------
Lewis J. Alphin

A. I. BELL                       Director
---------------------
A. I. Bell

YVONNE M. CURL                   Director
---------------------
Yvonne M. Curl

KENNETH D. DAVIS                 Director
---------------------
Kenneth D. Davis

KEITH W. ECKEL                   Director
---------------------
Keith W. Eckel

WILLARD J. ENGEL                 Director
---------------------
Willard J. Engel

FRED C. FINNEY                   Director
---------------------
Fred C. Finney

JOSEPH J. GASPER       President and Chief Operating
---------------------
Joseph J. Gasper           Officer and Director


W. G. JURGENSEN         Chief Executive Officer and
---------------------
W. G. Jurgensen                  Director


DAVID O. MILLER          Chairman of the Board and
---------------------
David O. Miller                  Director

RALPH M. PAIGE                   Director
---------------------
Ralph M. Paige

JAMES F. PATTERSON               Director
---------------------
James F. Patterson

ARDEN L. SHISLER                 Director             By : /s/ STEVEN SAVINI
---------------------                                 --------------------------
Arden L. Shisler                                             Steven Savini

ROBERT L. STEWART                Director                   Attorney-in-Fact
---------------------
Robert L. Stewart